                                   EXHIBIT 2.1

                                MASTER AGREEMENT
                         (Including Exhibit 8 Thereto)*



--------
* Pursuant to Item 601(b)(2) of Regulation S-K, the remaining exhibits and schedules to this Master Agreement have been omitted. Such exhibits and schedules will be submitted to the Securities and Exchange Commission upon request.

                                                                     EXHIBIT 2.1


                              MADE ON JUNE 10, 1998


--------------------------------------------------------------------------------

                                MASTER AGREEMENT

--------------------------------------------------------------------------------

                                     BETWEEN


                          SANGSTAT MEDICAL CORPORATION

                                    AS BUYER


                                       AND


                      PASTEUR MERIEUX SERUMS & VACCINS S.A.

                                    AS SELLER


--------------------------------------------------------------------------------

                                    CONTENTS

                                                                          PAGE
                                                                          ----
THE UNDERSIGNED.......................................................      3
WHEREAS...............................................................      3
1.      INTERPRETATION................................................      4
2.      DESCRIPTION OF THE TRANSACTION................................      8
3.      PURCHASE AND SALE OF THE SHARES...............................     14
4.      CONDITIONS PRECEDENT..........................................     20
5.      COVENANTS.....................................................     22
6.      CLOSING DEADLINE..............................................     27
7.      REPRESENTATIONS AND WARRANTIES................................     28
8.      SHARE PURCHASE AGREEMENT......................................     31
9.      WARRANTY AGREEMENT............................................     34
10.     KNOW-HOW LICENSE AGREEMENT....................................     34
11.     LEASE AGREEMENT...............................................     35
12.     SERVICE AGREEMENT FOR MANUFACTURING/EQUINE
        PLASMA SUPPLY AGREEMENT.......................................     35
13.     CONFIDENTIALITY...............................................     35
14.     MISCELLANEOUS PROVISIONS......................................     38
15.     TERM AND TERMINATION..........................................     42
16.     GOVERNING LAW AND JURISDICTION................................     43

Exhibit 2.1.1 a)                List of Employees
Exhibit 2.1.1 c)                List of Employees (Manufacturing)
Exhibit 2.1.2 b) (i)            Form of Know-How License Agreement
Exhibit 2.1.2 b) (ii)           Form of Commercial Lease Agreements and of Side-Letter
Exhibit 2.1.2 b) (ii-2)         Seller's Investment on V3bis Building (Avant-Projet)
Exhibit 2.1.2 b) (iii-1)        Form of Service Agreement for Manufacturing
Exhibit 2.1.2 b) (iii-2)        Form of Equine Plasma Supply Agreement
Exhibit 2.1.2 b) (iii-3)        Form of Site Service Agreement
Exhibit 2.1.3                   Distribution Agreement for Multitest
Exhibit 2.1.3-2                 Form of Letter of Assignment (Celiptium)
Exhibit 2.1.4                   List of General Services
Exhibit 2.2                     Form of Partial Business Contribution Agreement
Exhibit 2.2.1 b)                Form of Letter of Rhone-Poulenc Pharma S.A.
Exhibit 2.2.3 d)                Form of Completion Acknowledgment
Exhibit 3.2.1 a)                Form of Escrow Agreement
Exhibit 3.2.1 b)                Calculation Formula of Direct Cost
Exhibit 4.1.3                   Due Diligence List
Exhibit 4.1.3 (i)               Form of Affidavit
Exhibit 4.2.2                   Form of Amendment to the Manufacturing and Supply
                                Agreement of October 13, 1993
Exhibit 5.2.2                   Steps with French Medicine Agency (Agence du
                                Medicament)
Exhibit 8                       Form of Share Purchase Agreement
Exhibit 8 (i)                   Form of Letter of Credit
Exhibit 8 (i-2)                 Form of Certificate
Exhibit 14.2                    Form of Press Release

BETWEEN THE UNDERSIGNED :

1. SANGSTAT MEDICAL CORPORATION, a corporation existing and organized under the laws of the State of Delaware and having its principal place of business at 1505 Adams Drive, Menlo Park, CA 94025, USA, duly represented by Doctor Philippe Pouletty, its Chief Executive Officer,

       hereinafter referred to as "BUYER" or "SMC"

                                                               ON THE FIRST PART

AND

2. PASTEUR MERIEUX SERUMS & VACCINS S.A., a Pasteur Merieux Connaught company and a French Societe Anonyme having its registered office at 58 avenue Leclerc, 69007 Lyon, France, duly represented by Mr. Jean-Jacques Bertrand, its Chairman and Chief Executive Officer,

       hereinafter referred to as "SELLER" or "PMC"

                                                              ON THE SECOND PART

(Buyer and Seller are hereinafter collectively referred to as the "Parties" or individually a "Party")

WHEREAS:

WHEREAS SMC is a specialty pharmaceutical company applying a disease management approach to improve the outcome of organ transplantation;

WHEREAS the mission of PMC is to contribute to the protection and maintenance of human health by creating superior immunological products for the prevention and treatment of infectious diseases and cancers;

WHEREAS PMC, among its other activities, carries on the business of researching, developing, manufacturing, marketing and distributing bio-pharmaceutical products used in organ transplantation in humans through its division known as IMTIX Pasteur Merieux Connaught Transplantation;

WHEREAS PMC's strategic intent is to focus on its core business, mainly bio-pharmaceutical products for active immunization against infectious diseases and immunotherapy of cancers;

WHEREAS SMC's strategic intent is to develop its business throughout the whole spectrum of transplantation indications, products and services;

WHEREAS SMC and PMC are currently parties to a development and distribution agreement relating to transplantation products pursuant to which SMC is actively involved in the clinical development and registration of certain transplantation products;

WHEREAS PMC desires to sell or otherwise transfer and SMC desires to purchase or otherwise acquire all or substantially all tangible and intangible assets of PMC pertaining to the transplantation business upon and subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties and subject to the conditions precedent contained herein, the Parties hereto agree as follows:

ARTICLE I - INTERPRETATION

1.1      DEFINITIONS

         The following terms used herein shall have, for purposes of this Agreement, the meanings set forth below:

         -  "ACTUAL SALES" shall have the meaning ascribed to it in Article
            3.2.1 c) hereafter.

         -  "AFFIDAVIT" shall mean a letter from the Buyer in the form of
            Exhibit 4.1.3 (i) hereto to the Seller indicating that the Initial Due Diligence is satisfactory to the Buyer (Affidavit 1) and that the Second Due Diligence is satisfactory to the Buyer (Affidavit 2).

         - "AFFILIATE" shall mean, in relation to any entity, any other entity which directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such entity. For the purposes of this definition, "control" shall be defined by reference to Article 355-1 of the French Company Act dated July 24, 1966.

         - "AGREEMENT" shall mean this Master Agreement, together with all its Exhibits.

         - "AGREEMENTS" shall mean collectively this Master Agreement, the Share Purchase Agreement, the Ancillary Agreements and the Partial Business Contribution Agreement.

         - "ANCILLARY AGREEMENTS" shall mean collectively the following agreements which the Parties agree are an integral part of the overall Transaction:

            - Know-How License Agreement referred to in Article 2.1.2 b) (i) hereafter;

            - Service Agreement for the Manufacturing of Thymoglobuline and Lymphoglobuline referred to in Article 2.1.2 b) (iii) hereafter;

            - Commercial Lease Agreements referred to in Article 2.1.2 b) (ii) hereafter;

            - Site Service Agreement referred to in Article 2.1.2 b) (iii) hereafter;

            -  Equine Plasma Supply Agreement referred to in Article 2.1.2 b)
               (iii) hereafter;

            - Distribution Agreement for Multitest referred to in Article 2.1.3 hereafter.

         - "ANNIVERSARY DATE(S)" shall mean the date(s) set forth in the schedule mentioned in Article 3.2.1 c) (ii) hereof.

         - "ASSETS" shall have the meaning ascribed to it in Article 2.1.2 a) hereafter.

         -  "BUSINESS" shall mean the IMTIX business as described in Article
            2.1.1 hereafter.

         - "BUSINESS DAY" shall mean any day which is not a Saturday, a Sunday or a holiday in France or in the U.S.

         - "CHANGE OF CONTROL" shall have the meaning ascribed to it in Article 8 (iii) hereafter.

         - "CLOSING DATE" shall mean the date on which the Shares are transferred by Seller to Buyer in compliance with Article 2.2.3 hereof, by remittance to Buyer of a transfer form ("ordre de mouvement") duly executed by Seller and its transcription in the Company's share transfer registrar, which shall be no later than the Closing Deadline as defined hereafter.

         -  "CLOSING DEADLINE" shall mean December 31, 1998.

         - "COMPANY" shall mean IMTIX-SangStat SAS, a French company to be set up by Seller in the form of a societe par actions simplifiee.

         -  "CONFIDENTIAL INFORMATION" shall have the meaning ascribed to it in
            Article 13 a) hereafter.

         -  "DELIVERY DATE" shall have the meaning ascribed to it in Article
            3.2.2 b) hereafter.

         -  "DIRECT COSTS" shall have the meaning ascribed to it in Article
            3.2.1 b) hereafter.

         - "DISCLOSING PERSON" shall have the meaning ascribed to it in Article 13 a) hereafter.

         - "ESCROW AGREEMENT" shall mean the escrow agreement to be executed between Buyer, Seller and BNP 39, rue de Grenette, 69002 Lyon, acting as escrow agent, on the Filing Date, substantially in the form of Exhibit 3.2.1 a) hereto.

         -  "EXCLUDED ASSETS" shall have the meaning ascribed to it in Article
            2.1.2 b) hereafter.

         -  "FILING DATE" shall have the meaning ascribed to it in Article
            2.2.2.

         - "FIXED PRICE" shall have the meaning ascribed to it in Article 3.2.1 hereafter.

         -  "GENERAL SERVICES" shall mean those services listed in Exhibit
            2.1.4.

         - "IMTIX" or "IMTIX BUSINESS" shall have the meaning ascribed to those terms in Article 2.1.1 hereafter.

         -  "IMTIX PRODUCTS" shall have the meaning ascribed to it in Article
            2.1.1 (b) hereafter.

         - "INITIAL DUE DILIGENCE PERIOD" shall have the meaning ascribed to it in Article 4.1.3 (i) hereafter.

         -  "INTERIM AGREEMENTS" shall have the meaning ascribed to it in
            Article 5.3 hereafter.

         - "KNOW-HOW LICENSE AGREEMENT" shall have the meaning ascribed to it in Article 2.1.2 b) (i) hereafter.

         -  "MANAGEMENT COMMITTEE" shall have the meaning ascribed to it in
            Article 5.2.4 hereafter.

         - "MASTER AGREEMENT DATE" shall mean the date of execution of this Agreement.

         -  "MINIMUM REFERENCE SALES" shall have the meaning ascribed to it in
            Article 3.2.1 c) (ii).

         - "NET SALES" shall have the meaning ascribed to it in Article 3.2.2 hereafter.

         - "OTHER PARTY" shall have the meaning ascribed to it in Article 13 a) hereafter.

         - "PARTIAL BUSINESS CONTRIBUTION" shall have the meaning ascribed to it in Article 2.2.3 a) hereafter.

         - "PARTIAL BUSINESS CONTRIBUTION AGREEMENT" shall have the meaning ascribed to it in Article 2.2 hereafter.

         -  "PAYMENT DATE(S)" shall have the meaning ascribed to it in Article
            3.2.1 a) hereafter.

         - "PAYMENTS" shall have the meaning ascribed to it in Article 3.2.1 a) hereafter.

         - "PURCHASE" shall have the meaning ascribed to it in Article 2.2.3 b) hereafter.

         -  "PURCHASE PRICE" shall have the meaning ascribed to it in Article
            3.2 hereafter.

         -  "RECEIVING PERSON" shall have the meaning ascribed to it in
            Article 13 a) hereafter.

         -  "REPRESENTATIVES" shall have the meaning ascribed to it in
            Article 13 a) hereafter.

         - "RETROACTIVE DATE" shall mean the first day of the month of the Filing Date.

         - "SECOND DUE DILIGENCE PERIOD" shall have the meaning ascribed to it in Article 4.1.3 (ii) hereafter.

         - "SHARE PURCHASE AGREEMENT" shall mean the share purchase agreement to be executed between Buyer and Seller on the date hereof setting forth the terms and conditions of the sale by Seller to Buyer of the Shares, substantially in the form of Exhibit 8 hereto.

         - "SHARES" shall mean 100% of the share capital and voting rights of the Company.

         - "SUBSIDIARIES" shall mean the 4 subsidiaries fully dedicated to the distribution of IMTIX Products, which are IMTIX GmbH (Germany), IMTIX B.V. (Netherlands), IMTIX Ltd (UK) and IMTIX Srl (Italy).

         - "TRANSACTION" shall mean collectively the transactions contemplated under the Master Agreement, the Partial Business Contribution Agreement, the Share Purchase Agreement and the Ancillary Agreements.

         -  "TRANSITION COMMITTEE" shall have the meaning ascribed to it in
            Article 5.2.3 hereafter.

         -  "VARIABLE PRICE" shall have the meaning ascribed to it in Article
            3.2.2 hereafter.

1.2    HEADINGS

       The division of the Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.3    EXTENDED MEANINGS

       In this Agreement words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

1.4    ACCOUNTING PRINCIPLES

       Wherever in this Agreement reference is made to a calculation to be made in accordance with generally accepted accounting principles, such reference shall be deemed to be (i) accounting principles usually accepted such as defined in the French "Nouveau Plan Comptable" and set up according to the "recommandations de l'Ordre des Experts-Comptables francais," of the "Conseil National de la Comptabilite" and of the "Compagnie Nationale des Commissaires aux Comptes" or (ii) as far as the Subsidiaries are concerned, local generally accepted accounting principles.

ARTICLE II - DESCRIPTION OF THE TRANSACTION

2.1    DESCRIPTION OF THE BUSINESS

       2.1.1  The IMTIX Business:

              IMTIX Business (referred to herein as "IMTIX Business", the "Business" or "IMTIX") is an ongoing business carried on internationally as a division of Seller ("Division") and comprised of the research, development, manufacturing, marketing and distribution of, and pharmacovigilance relating to pharmaceutical products for transplantion in humans which includes, without such list being limitative:

              a) A dedicated staff of (i) 25 full-time employees for IMTIX commercial, sales, regulatory, and medical affairs located in an annex of Seller headquarters at 58, avenue Debourg, 69007 Lyon, France, and (ii) 15 employees employed in the Subsidiaries; the precise list of such employees is set forth in Exhibit 2.1.1 a) hereto, specifying their respective names, titles, salary and other compensation; none of these employees (except one) is "protected" as this term is understood under French labor law (employee delegates, members of the workers council, union representatives);

              b) A portfolio of products (either registered and/or marketed or under development) which are:

                   -  Thymoglobuline(R),
                   -  Lymphoglobuline(R),
                   -  Antilfa(R), under development,
                   -  Celsior(R),

                   hereafter, the "IMTIX Products".

              c)   Manufacturing:

                   - 28 full-time employees dedicated to the manufacturing of Thymoglobuline(R) and/or Lymphoglobuline(R); the precise list of employees is set forth in Exhibit 2.1.1 c) hereto, specifying their respective names, titles, salary and other compensation; none of these employees is "protected" as this term is understood under French labor law (employee delegates, members of the workers council, union representatives);

                   - all the equipment dedicated to the manufacturing of the IMTIX Products, all of which is located in (i) the C4 Building located at Marcy l'Etoile dedicated to the manufacturing of Thymoglobuline(R) and (ii) the V3 bis Building located at Marcy l'Etoile dedicated to the manufacturing of Lymphoglobuline(R),

                   - the contract manufacturing agreement with Pharmacia & Upjohn for Celsior(R).

              d)   The distribution network which comprises:

                   - The Subsidiaries fully dedicated to the distribution of IMTIX Products, together with all their assets and agreements with all sellers, agents, clinical investigators, other distributors and/or consultants for the distribution of the IMTIX Products, and

                   - liaison offices in Austria, Canada and Hong Kong dedicated to the Business;

                   - distribution agreements in full or in part dedicated to the IMTIX Products, including the existing license and supply agreements between the Parties.

              e) The network for the collection of thymus fragments in France, Italy, Poland, Spain, Turkey, Scandinavia, Holland, the United States of America and Canada which comprises in particular, without limitation:

                   - licenses and authorizations by and/or information to relevant Ministries of Health or other regulatory authorities;

                   - agreements with hospitals under which Seller collects thymus;

                   -  agreements with collectors for thymus.

              f) The network for the supply of rabbit products for Thymoglobuline(R):

                   -  all sub-contracting agreements with rabbit farms.

       2.1.2  The IMTIX Assets:

              a) Subject to paragraph b) hereunder, it is expressly stated that the Parties agree to transfer all of the assets related to the Business including, without limitation, the following assets (the "Assets"):

                   (i) all interest in IMTIX products, immunogens, clones, formulations, toxicology, pharmacology, clinical and regulatory data, post-marketing surveillance data, regulatory files and licenses, manufacturing and quality control equipment located in the C4 Building and V3 bis Building at Marcy l'Etoile, materials, disposables, specific know-how, methods and procedures (other than those licensed under the Know-How License Agreement), protocols, assays, standard operating procedures and specifications, customer information and market research;

                   (ii) all materials product inventory owned by Seller, including, without limitation, raw materials, work-in-progress, and finished goods and supplies, it being understood that the Company will be entitled to sell such inventory of work-in-progress and finished goods with their existing packaging as of the Closing Date, until the expiration date of the shelf life of all items of said inventory, provided such inventory will be sold prior to any comparable products under Buyer's packaging;

                   (iii) all claims and rights under all agreements, contracts, contract rights, sales, invoices, licenses, purchase and sale orders, and other executory commitments, including all rights to receive payments in respect of Thymoglobuline(R), Lymphoglobuline(R) and Celsior(R) sales in the United States of America and Canada;

                   (iv)   all accounts receivable;

                   (v)    all goodwill;

                   (vi) all rights, title and interest to trademarks, trademark rights, trade secrets exclusively dedicated to IMTIX Products, information, proprietary rights, license rights, service marks, trade names, copyrights, design, logos and customers and suppliers lists, it being understood that no right shall be granted to Buyer to the name, logo, or design of either "Pasteur", "Merieux", or "Connaught", or any combination thereof, anywhere in the world, subject however to the provisions of paragraph (ii) hereabove;

                   (vii) all franchises, licenses, permits, consents, authorizations, certificates and approvals of any regulatory, administrative or other governmental agency issued to or held by Seller or its subsidiaries including all authorizations to export products not licensed in France;

                   (viii) all rights under express or implied warranties from suppliers and vendors of Seller and from clinical investigators, clinical research organizations (CRO);

                   (ix) all of Seller's causes of action, judgments and claims or demands;

                   (x) any other personal property used in the ordinary course of the Business;

                   (xi) all rights under the agreements relating to the collection of thymus fragments;

                   (xii) any and all patents, patent applications, such term including continuations in part, divisions, reissues, etc., and patent licenses relating exclusively to IMTIX Products, and licensing agreements with Immunotech and Assistance Publique des Hopitaux de Paris.

              b) The following assets shall be excluded from the definition of Assets (the "Excluded Assets"), and shall be dealt with apart in specific agreements (the "Ancillary Agreements"):

                   (i) any and all know-how non-specific to the Business but necessary to operate the Business shall be licensed to the Company under a long term worldwide, know-how license agreement (the "Know-How License Agreement"), substantially in the form of Exhibit 2.1.2 b) (i) attached hereto;

                   (ii) the real estate relating to the C4 Building and V3 bis Building shall be leased to the Company under commercial lease agreements as completed by side-letters substantially in the form of Exhibit
                          2.1.2 b) (ii) attached hereto; with respect to the V3 bis Building, Buyer acknowledges that it has been informed of the necessity to upgrade the premises so as to comply with requirements of the French Medicine Agency (Agence du Medicament), and of Seller's undertaking to invest approximately (without exceeding) 8 (eight) million French Francs for this purpose as set forth in the draft (avant-projet) attached as an Exhibit 2.1.2 (b) (ii-2) hereto.

                   (iii)  all equipment other than the equipment described in
                          Article 2.1.1 (c) required for the manufacturing of IMTIX Products, and in particular the filling, packaging and the manufacturing of IMTIX Products, all quality control and quality assurance of IMTIX Products not performed in the C4 Building and V3 bis Building and site services the use of which shall be subject to the execution of the following service agreements:

                          - a service agreement linked to the manufacturing of Thymoglobuline(R) and Lymphoglobuline(R) substantially in the form of Exhibit 2.1.2 b) (iii-1) attached hereto including provisions regarding quality control service;

                          - an equine plasma supply agreement substantially in the form of Exhibit 2.1.2 b) (iii-2) attached hereto;

                          - a site service agreement substantially in the form of Exhibit 2.1.2 b) (iii-3) attached hereto;

                   (iv) the lease of the building "Le Challenge" located at 58 avenue Debourg, 69007 Lyon, France.

       2.1.3  Other Products

              Celiptium and Multitest are Products which are not directly linked to the transplantation Business, but for which promotion, distribution and sale depend on the IMTIX Division of Seller. Multitest will be distributed by the Company according to the Distribution Agreement for Multitest in the form attached hereto as Exhibit 2.1.3. The Celiptium license agreement will be assigned to the Company pursuant to an assignment letter in the form attached hereto as Exhibit 2.1.3-2.

       2.1.4 The Business, with the Ancillary Agreements and excluding the General Services, constitutes a stand-alone Business that will allow the Company to conduct in a normal way the Business as it has been operated until the date hereof and as it will be operated until the Closing Date.

2.2    STRUCTURE OF THE ACQUISITION

       The transaction is structured as follows:

       The Business being located in Seller's legal structure, the Parties have agreed to have the Business contributed to the Company before its sale to Buyer. In this context, the contribution will be made to the benefit of a "Societe par Actions Simplifiee" (hereinafter referred to as "SAS") to be incorporated by Seller. The "regime juridique des scissions" will be elected for this contribution, it being understood that the contribution will be subject to the previous authorization by the General Manager of the French Medicine Agency of the Company as a manufacturing pharmaceutical establishment ("fabricant").

       The Partial Business Contribution Agreement (Traite d'Apport Partiel d'Actif) to be entered into between Seller and the Company shall be substantially in the form of Exhibit 2.2 hereto. It shall provide for a retroactive entering into effect of the contribution as of the Retroactive Date.

       Following this contribution, the Shares of the Company shall be purchased by Buyer. At the same date, and in order to allow the Company to conduct its Business in an autonomous manner (except for the Excluded Assets and General Services), the Ancillary Agreements shall be executed.

       2.2.1  On the Master Agreement Date:

              a) In addition to this Agreement, the Parties shall have executed the Share Purchase Agreement under conditions precedent.

              b) Seller shall have remitted to Buyer a certified copy of an extract of the minutes of its Board of Directors meeting having authorized the Transaction and empowered Mr. Jean-Jacques Bertrand to execute this Agreement together with a letter of its shareholder, Rhone-Poulenc Pharma S.A. in the form of Exhibit 2.2.1 b).

              c) Buyer shall have remitted to Seller a certified copy of the minutes of its Board of Directors meeting having authorized the Transaction and empowered Doctor Philippe Pouletty to execute this Agreement.

       2.2.2  Following the Master Agreement Date:

              As soon as practicable after Seller has received the Affidavit 1 issued at the end of the Initial Due Diligence Period, as provided under Article 4.1.3 (i) hereafter, but in no event later than 20 days following the last day of the month in which the Affidavit 1 is delivered, Seller and the Company shall file the draft Partial Business Contribution Agreement with the competent Commercial Court (Greffe du Tribunal de Commerce), in compliance with applicable laws and regulations.

                The date on which the draft Partial Business Contribution Agreement is filed with the Commercial Court shall be referred to as the "Filing Date".

       2.2.3  Closing:

              As soon as the conditions precedent referred to in Articles 4.1.2 and 4.1.3 hereafter are fulfilled and within 20 days thereafter, the following steps shall take place:

              a) The shareholders of Seller and of the Company shall be convened at general meetings to approve the Partial Business Contribution and complete the Partial Business Contribution in exchange for shares of the Company (the "Partial Business Contribution") pursuant to the Partial Business Contribution Agreement referred to in Article 4.1.1;

              b) Sale by Seller and an Affiliate of Seller to Buyer of 100% of the Shares in the Company (the "Purchase") pursuant to the Share Purchase Agreement attached hereto;

              c)   Execution of the Ancillary Agreements;

              d) Execution between the Parties of a document acknowledging (i) the fulfillment of all conditions precedent and (ii) the completion of the sale of the Shares in the form attached in
                   Exhibit 2.2.3 d);

              e) Completion of all the Closing Steps defined in Article 1.3 of the Share Purchase Agreement.

       The date on which the above (a), (b), (c), (d) and (e) steps take place shall be referred to as the "Closing Date" and shall be no later than the Closing Deadline (subject to Article VI hereof).

ARTICLE III - PURCHASE AND SALE OF THE SHARES

3.1    PURCHASE AND SALE OF THE SHARES

       On the Master Agreement Date, the Parties shall execute a Share Purchase Agreement under conditions precedent, providing for the Purchase Price defined hereafter.

3.2    PRICE

       The sale of the Shares shall be made for a total price (the "Purchase Price") payable by Buyer to Seller and consisting of the sum of a fixed price (the "Fixed Price") and a variable price (the "Variable Price") defined respectively in Articles 3.2.1 and 3.2.2 hereafter.

       3.2.1  Fixed Price:

              a)   Payment Schedule

                   Subject to adjustments effected pursuant to Articles 3.2.1
                   b), c) and d) hereafter, the Fixed Price shall be of a total amount of $33 (thirty three) million US Dollars payable in several successive payments (the "Payment(s)") in accordance with the following schedule, it being specified that $12 (twelve) million US Dollars shall, on the Filing Date, be placed in escrow pursuant to the Escrow Agreement to be executed upon the Filing Date in the form of Exhibit 3.2.1 a) attached hereto. Dates set forth in this schedule shall hereafter be referred to as the "Payment Date(s)".

                                                                PAYMENT
                         PAYMENT DATE                        (IN US DOLLARS)
                      -------------------                    ---------------
                      Closing Date ("CD")                    $12.0 million
                       6 months after CD                     $ 1.5 million
                      12 months after CD                     $ 1.5 million
                      18 months after CD                     $ 1.5 million
                      24 months after CD                     $ 1.5 million
                      30 months after CD                     $ 3.0 million
                      36 months after CD                     $ 3.0 million
                      42 months after CD                     $ 2.5 million
                      48 months after CD                     $ 2.5 million
                      54 months after CD                     $ 2.0 million
                      60 months after CD                     $ 2.0 million

                   Sums placed in escrow as provided hereabove shall be released to the benefit of Seller upon Closing Date, or, should the Purchase not take place because of the non-fulfillment prior to the Closing Deadline of any of the conditions precedent referred to in Article 4.1 hereof, shall be refunded to Buyer.

              b) Adjustment of the Payments by reference to Thymoglobuline(R) direct costs

                   The Payments due 12 months after Closing Date (for an amount of $1,500,000 (one million five hundred thousand) US Dollars) and 24 months after Closing Date (for an amount of $1,500,000 (one million five hundred thousand) US Dollars) shall however be readjusted by reference to the average

                   Thymoglobuline Direct Costs (as defined hereafter) during the 12 month-period preceding each of these 2 dates in accordance with the following table. For the purposes of this Agreement, "Direct Costs" shall mean a list of items of French Francs amount computed on the basis of the calculation formula set forth in Exhibit 3.2.1 b) attached hereto with figures as of the Closing Date as an example. In case of any dispute between the Parties on this calculation of such amount, the dispute shall be referred to an expert in accordance with provisions of Article 3.2.1 c) (ii) hereafter.

                                                                            IMPACT ON PAYMENTS
                                     CONDITION                                (IN US DOLLARS)
                      ----------------------------------------        -----------------------------
                      if Direct Costs above   [_____*] FF/vial        Decrease by [$_____*] million
                      if Direct Costs between [_____*] FF/vial        Decrease by [$_____*] million
                      if Direct Costs between [_____*] FF/vial        Increase by [$_____*] million
                      if Direct Costs below   [_____*] FF/vial        Increase by [$_____*] million

                   The Payments other than the two Payments referred to hereabove shall not be affected by the Thymoglobuline(R) Direct Costs.

              c)   Other adjustment of the Payments

                   (i) The Payment normally due as of any Payment Date shall be canceled and Buyer shall definitively be released from making any such Payment, unless on any such Payment Date:

                          (a) Seller is performing at least one (1) of the services identified in the Service Agreement for the Manufacturing with respect to Thymoglobuline, or if Seller is not performing at least one (1) of the services, such failure to perform is due to (i) an event of force majeure, (ii) a request from Buyer, (iii) or a termination of the Service Agreement for the Manufacturing due to Buyer's fault; or

                          (b) At least one (1) product license with respect to Thymoglobuline is then issued and valid in any E.U. country or in the U.S.A., provided that if no licenses are then issued and valid, the reason for the failure to maintain such license is caused, at least in part, by the inability of Seller to perform under the Service Agreement for the Manufacturing of Thymoglobuline and is not due to an event of force majeure.

----------
* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                   (ii) Additionally, the Payment normally due as of any Payment Date shall be canceled and Buyer shall definitively be released from making such Payment, if on any such Payment Date (or, if such Payment Date is not an Anniversary Date as this term is defined in the schedule hereafter, on the preceding Anniversary
                          Date), the Actual Sales (as defined hereafter) are, despite reasonable commercial efforts of Buyer, lower than the minimum reference sales set forth for that date in the schedule hereafter, and, provided that Buyer has not arbitrarily changed its allocation of products to markets other than the E.U. and the U.S.A. solely in order to avoid making Payments hereunder.

                                                                            MINIMUM
                                ANNIVERSARY DATE              REFERENCE SALES OF THYMOGLOBULINE
                          ----------------------------        ---------------------------------
                          12 months after Closing Date                    [_____*] vials
                          24 months after Closing Date                    [_____*] vials
                          36 months after Closing Date                    [_____*] vials
                          48 months after Closing Date                    [_____*] vials
                          60 months after Closing Date                    [_____*] vials

                   It is understood between the Parties that:

                   - for the second Payment Date (6 months after Closing Date), the minimum sales test shall be applied to the 6-month period preceding such date; as a result, no payment shall be due on such date if Actual Sales on this 6-month period are lower than [_____*] vials;

                   - for all Payment Dates which are not Anniversary Dates of the Closing Date, the minimum sales test to be referred to shall be as of the preceding Anniversary Date.

                   For the purposes hereof, on each Anniversary Date of the Closing Date, the Company will measure the total number of Thymoglobuline(R) vials sold on the USA and European Union market during the 12-month period preceding such date ( the "Actual Sales").

                   Buyer shall maintain complete records of Actual Sales and shall permit an independent certified public accountant from a major international accounting firm ("CPA"), appointed by Seller, to inspect and audit the Company's books

----------
* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                   and records relating to Actual Sales upon 10 Business Days prior written notice. The CPA shall report to Seller, with a copy to Buyer, only the extent of any discrepancy between the Actual Sales reported by Buyer and the amount of Actual Sales calculated by CPA. Seller may exercise the rights hereunder only once each calendar year and this right shall terminate 72 months after the Closing Date. Seller will then have the right to notify to Buyer, within 15 days from the remittance by CPA to Seller of its report with a copy to Buyer, its decision to refer the matter to Ernst & Young, for determining the Actual Sales amount, acting as an expert pursuant to the provisions of Article 1592 of the French Civil Code, jointly appointed between the Parties or, in case of default by such expert, to any other expert which shall be appointed by the President du Tribunal de Grande Instance de Paris at the request of the most diligent party (the "Expert"). The Expert shall be fluent in both English and French. The Parties undertake to fully cooperate with the Expert. The Expert shall be instructed to render the report within one (1) month of referral to him. The Expert's report shall be binding on the Parties. The Expert's fees shall be borne by Seller unless the valuation effected by the Expert differs by more than 3% (three percent) from the initial valuation of Buyer, in which case Buyer shall bear the costs. Seller and Buyer shall obtain no later than the Closing Date a letter by Ernst & Young stating its approval to this assignment.

              d)   Additional Readjustment of the Payments

                   In the event that the Company is not allowed by the German regulatory authorities to distribute on a usual commercial basis Thymoglobuline for the German market by September 30, 1998, subsequent Payments shall be reduced by [$__________ (_____)]* US Dollars per month. Payment reduction will not be made in any month in which batches of Thymoglobuline, in adequate amounts to reasonably address the German market opportunity, are released for sale prior to the license being renewed by the German regulatory authorities. In no event shall the cumulative amount of the reduction exceed [$__________ (_____)]* US Dollars, nor shall there be any Payment reductions after September 30, 2000.

                   Additionally, in the event that the U.S. approval for Thymoglobuline has not been granted by December 31, 1998 and the only remaining blocking issue for non-approval is due to manufacturing, chemistry, control or site inspection issues ("ELA related") identified in the previous FDA deficiency letter dated January 16, 1998 or Form 483 dated January 16, 1998, FDA letter dated March 26, 1998 and subsequent letters relating to such issues, subsequent Payments shall be reduced by [$__________ (_____)]* US Dollars per month

----------
* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                   until such time as the U.S. approval is granted. In no event shall the cumulative amount of the reduction exceed [$__________ (_____)]* US Dollars.

                   If the Parties disagree on whether the failure to receive U.S. approval is due to an ELA related matter as set forth above, or if Seller considers that the inability to resolve the issue is attributable to Buyer, the Parties shall submit the question to an expert in U.S. regulatory matters whose decision shall be binding on the Parties and which shall be jointly appointed by the Parties or, failing such joint appointment within 15 days from the occurrence of such disagreement, by the President du Tribunal de Grande Instance de Paris ruling under the refere proceedings upon the request of the most diligent party.

       3.2.2  Variable Price:

              The Variable Price, which shall be payable by wire transfer within 60 days of each Payment Date, shall consist of a first part based on the amount of Lymphoglobuline Net Sales (a) and a second part based on Antilfa Net Sales (b), and payable as set forth hereafter. For the purposes of this Agreement, "Net Sales" shall mean the amount actually received on sales of Lymphoglobuline or Antilfa by the Company or by its Affiliates, or by its authorized sublicensees (it being specified that IMTIX Products manufactured for clinical trial shall not be taken into account for the calculation of Net Sales) to third parties during the preceding six-month period less deductions for (i) normal and customary trade, quantity and cash discounts and emergency drug releases where such releases are provided by the Company or its Affiliates without charge, (ii) amounts repaid or credited by reason of rejection or return; (iii) V.A.T. on sales, withholding and excise taxes and duties levied on and/or other governmental charges made as to production, sale, importation, transportation, delivery or use paid by or on behalf of the Company, and (iv) transportation costs including insurance.

              a) Payments on Lymphoglobuline Net Sales shall be equal to [_____*] of the amount of such Net Sales every six months for a period of 10 years as from the Closing Date.

              b) Payments on Antilfa for a period of 10 years starting on the date referred to hereafter as the "Delivery Date" which shall be the earlier of (i) the date of delivery by FDA of the BLA marketing approval in the USA for solid organ transplants for Antilfa and (ii) the date of delivery of the equivalent marketing approval in European Union according to the centralized market approval procedure or in any E.U. country if a marketing approval is delivered for such country only, shall be calculated as follows:

----------
* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                   (i) One-time payment of [$__________ (_____)]* million US Dollars upon Delivery Date;

                   (ii)   a payment based on Antilfa Net Sales equal to (i)
                          [    *] of the amount of such Net Sales by the Company
                          and its Affiliates, or (ii) if Net Sales are made by
                          Company's authorized sublicensees [    *] of such
                          Company's authorized sublicensees Net Sales every six months for a period of 10 years as from the Delivery Date.

       3.2.3 If, at the time the payment of a part of the Purchase Price becomes due, an arbitration award rendered pursuant to Article XVI hereafter shall have upheld (i) a claim by Buyer under the Share Purchase Agreement referred to in Article IX hereafter, or (ii) a claim by Buyer based on any other breach of representations, warranties or covenants by Seller to Buyer under any agreement referenced herein, Buyer shall be entitled to setoff the payment of such part of the price against the amount of such claim.

ARTICLE IV - CONDITIONS PRECEDENT

4.1    CONDITIONS PRECEDENT

       The completion of the Purchase shall be subject to the fulfillment, no later than the Closing Deadline, of the following conditions precedent, which are cumulatively stipulated for the benefit of Buyer and which only Buyer may therefore waive, except conditions stipulated under Articles
       4.1.1 and 4.1.2 which neither Party can waive.

       4.1.1 Completion of the Partial Business Contribution by Seller to the Company

              The Business shall have been contributed to the Company under a Partial Business Contribution (Apport Partiel d'Actif) meeting the following conditions. The Partial Business Contribution shall have been duly authorized by the shareholders of Seller and the Company and effected in application of the Partial Business Contribution Agreement (Traite d'Apport Partiel d'Actif) substantially in the form of Exhibit 2.2 hereto and with valuations of assets and liabilities which will have been submitted to Buyer during the Second Due Diligence Period hereafter. It is understood that such condition precedent shall not be fulfilled before the completion of conditions precedent set forth in Articles 4.1.2 and 4.1.3 hereafter.

       4.1.2 Delivery by the General Manager of the French Medicine Agency ("Agence du Medicament") of (i) the authorization to operate as a manufacturing pharmaceutical

----------
* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

              establishment ("Autorisation d'Etablissement Pharmaceutique Fabricant") to the Company and (ii) the corresponding amendment to the existing Seller's Autorisation d'Etablissement Pharmaceutique.

       4.1.3 Completion of legal, technical and financial due diligence by Buyer and its counsels satisfactory to Buyer on the items listed in Exhibit 4.1.3 and on the latest available draft of the Partial Business Contribution Agreement which will have been sent to the prospective contribution auditor ("Commissaire a la Scission") and delivered to Buyer at the latest 15 days prior to the expiration of the Initial Due Diligence Period as defined below, which due diligence shall not have revealed an event which may materially adversely affect the Business. This due diligence will be carried out in two phases:

              (i) Seller shall, within 15 days from the Master Agreement Date, set up a data room for a period of five Business Days, unless Seller consents to an extension up to three additional Business Days, which consent shall not be unreasonably withheld, which data-room can be located outside the premises of Seller, and containing all documents required by Buyer as per the list attached hereto as Exhibit 4.1.3 and due diligence will be conducted by Buyer and its counsels within 30 days following the day when all information is available to Buyer (the "Initial Due Diligence Period"). No copies shall be made of documents in the data room without Seller's consent which shall not be unreasonably withheld. All documents delivered by Seller pursuant to a due diligence request shall be considered Confidential Information under
                   Article XIII hereof.

                   Upon expiration of the Initial Due Diligence Period, Buyer shall remit to Seller a certificate acknowledging the completion to its satisfaction of the Initial Due Diligence in the form of the Affidavit 1, provided that if Buyer does not deliver the Affidavit 1, Buyer shall inform Seller in writing at the same date of its reasons for not delivering the Affidavit 1.

              (ii) Buyer shall, in addition, have the right, for 5 Business Days following the Filing Date to make review of the final valuation of assets and liabilities in the Partial Business Contribution Agreement it would estimate appropriate (the "Second Due Diligence Period").

                   Upon expiration of the Second Due Diligence Period, Buyer shall remit to Seller a certificate acknowledging the completion to its satisfaction of such due diligence in the form of the Affidavit 2, provided that if Buyer does not deliver the Affidavit 2, Buyer shall inform Seller in writing at the same date of its reasons for not delivering the Affidavit 2.

4.2    FULFILLMENT

       4.2.1  Provided the above conditions precedent set forth in Articles
              4.1.2 and 4.1.3 are fulfilled, the Parties undertake to close the Transaction and therefore to complete the steps set forth in
              Article 2.2.3 hereabove at the date of satisfaction of the last condition precedent to be satisfied and in no event later than the Closing Deadline, subject to the provisions of Articles 4.2.2 and
              4.2.3 hereafter.

       4.2.2 Buyer shall have no obligation to close and consummate the Transaction if Buyer determines that a material adverse change, whether legal, financial or of any kind, has occurred in the Business, the Company or the Seller in connection with the Business prior to the Closing Date. Buyer shall specify such a material adverse change in writing to Seller. If Buyer exercises its rights under this clause, Buyer will only be allowed not to close the Transaction and shall not be allowed to attempt to renegotiate the terms of the Transaction. Additionally, an amendment to the existing Manufacturing and Supply Agreement dated October 13, 1993 between the Parties in the form attached hereto as Exhibit 4.2.2 shall automatically become enforceable.

       4.2.3 Seller shall have no obligation to close and consummate the Transaction if prior to the Closing Date:

              (i)     there is a Change of Control of Buyer;

              (ii) Buyer becomes subject to voluntary or involuntary bankruptcy under applicable law;

              (iii) Buyer is enjoined from conducting all clinical trials in the United States of America;

              (iv)    an event has occurred which makes the occurrence of either
                      (i), (ii) or (iii) above unavoidable.

ARTICLE V - COVENANTS

5.1    COVENANT ON CONDITIONS PRECEDENT/CONTRIBUTION AGREEMENT

       Each Party undertakes to take in a timely manner all necessary actions and to make its best efforts in order that the conditions precedent set forth in Article IV hereabove be met as soon as possible and to inform from time to time the other Party on the implementation of those actions.

       In particular, the Parties will use their best efforts to obtain the authorization of the General Manager of the French Medicine Agency referred to in Article 4.1.2 hereabove.

       Seller also undertakes to take in a timely manner all necessary actions and to make its best efforts in order that steps described in Articles
       2.2.2 and 2.2.3 hereabove shall be completed as soon as possible. Seller, acting as shareholder of the Company, hereby covenants to vote in favor of the contribution at the shareholders' meeting of the Company to be convened as provided under Article 2.2.3 hereabove. In addition, pursuant to a letter in the form attached as Exhibit 2.2.1 b, Rhone-Poulenc Pharma S.A., acting as shareholder of Seller, has confirmed its approval of the Transaction provided all other conditions precedent have been fulfilled.

5.2    OBLIGATION TO COOPERATE

       5.2.1 During the Initial Due Diligence Period and the Second Due Diligence Period set forth in Article 4.1.3 hereabove, Seller will provide Buyer and its representatives with complete information requested in compliance with, respectively, Articles 4.1.3 (i) and
              (ii) hereabove.

              Seller will organize reasonable appointments with those senior employees and, to the extent possible, external advisors considered as involved in the Business in order to perform the Initial Due Diligence provided that Buyer has requested previously to Seller its need for such appointments, it being understood that all costs of external advisors (except reasonable attorney's fees) requested by Buyer and invoiced to Seller by such advisors in this respect shall be borne by Buyer.

       5.2.2 - Seller, which has a good knowledge of the organization of the French Medicine Agency and of other French and foreign public authorities having competence over the pharmaceutical sector, undertakes to use all its efforts and expertise to facilitate in a timely manner the discussions with French and foreign public authorities for the purposes of completion of this Transaction.

              - The Parties will use their best efforts to promptly obtain (i) the prior authorization of the General Manager of the French Medicine Agency ("Directeur General de l'Agence du Medicament") to transfer to the Company all the French "Autorisations de Mise sur le Marche" held by Seller and Affiliates related to the IMTIX Products, (ii) from any other foreign public authorities the approval to transfer foreign licenses on IMTIX Products held by Seller or its Affiliates (other than those held by the Subsidiaries) to the Company (to the extent permitted by local regulations and laws), and (iii) the U.S. PLA/ELA approval for Thymoglobuline (R). For information purposes, a list of key steps to be taken with the French Medicine Agency, together with an estimated timetable is attached hereto in Exhibit 5.2.2.

              - Seller will use its best efforts to have its Affiliates (other than Subsidiaries) transfer all franchises, licenses, permits, consents, authorizations, certificates, trademarks as listed in the Partial Business Contribution Agreement and approvals of any regulatory, administrative or other governmental agency issued to or held by them, including all authorizations to export products not licensed in France, to the extent relating to the IMTIX Products, to the Company, except where this transfer would violate local regulatory laws.

              - Seller will use its best efforts to have third parties, which are party to agreements attached in part only to the Business, enter into new agreements with the Company covering the part of those agreements attached to the Business, to the extent such agreements are material to the Business.

       5.2.3 As of the date of this Agreement and until the expiration of a 12-month period after the Closing Date:

              - The Parties undertake to set up a transition committee (the "Transition Committee") which will review and advise on transition activities and include:

                 (i) until the Closing Date for Seller: Gilles Alberici, Rene Labatut, a Regulatory Affairs representative, a QA/QC representative, a Finance representative and any other necessary people; and for Buyer: the head of Regulatory Affairs, the CEO, the VP of Operations, the VP of Pharmaceutical Development, and

                 (ii) after the Closing Date, for Seller, the same persons
                      (except Gilles Alberici and Rene Labatut), for the Company, Gilles Alberici, for Buyer, the same persons, it being specified that Rene Labatut will also be a member of the Transition Committee whether as a representative of Seller or of the Company, subject to Article 5.5 hereafter.

                      The Transition Committee will meet in France, no less than once every quarter and more often if appropriate. Until the Closing Date, the Transition Committee will be chaired by Seller's Senior Vice President and Chief Financial Officer and, as from the Closing Date, by Buyer's CEO or a designated representative.

       5.2.4  As of the Filing Date and until the Closing Date:

              - The parties will establish a management committee (the "Management Committee") which will consist of the members of the Transition Committee referenced above in Article 5.2.3. The Management Committee will oversee the operations of the Company and the Business and specifically will have on an internal basis management control and decision-making power regarding but not limited to, the following:

                 a)  defining clinical development and Phase IV programs;

                 b)  all regulatory matters;

                 c)  manufacturing planning and operations;

                 d) marketing, sales and product distribution plans for all territories;

                 e)  recruiting, legal and financial matters.

                 Subject to any legal obligations and restrictions applicable to Seller, Seller will use its best efforts to implement the Management Committee's decisions without materially adversely affecting Seller's non-IMTIX business. Only the representatives of Buyer will have voting power on the Management Committee; all other members will have advisory powers only. The Management Committee will meet on a monthly basis either in person in France, or telephonically and more often as reasonably requested by Buyer. Subject to decisions of the Management Committee, Seller agrees to manage and operate the Business and the Company according to normal business practices and in the ordinary course of business.

                 The Management Committee shall act only according to normal business practices and in the ordinary course of business.

                 The Management Committee shall not be entitled to recommend or decide any dismissal of employee (other than in case of "faute lourde" or "faute grave"), any divestment of or investment in intangible or tangible assets nor any change in the strategy followed by the Seller for the Business until the Filing Date.

       5.2.5  Cooperation for SEC audits

              Seller has been informed of the obligations of Buyer to perform audits of the Company and the Business for the purpose of information of the U.S. SEC as requested under applicable laws and regulations. Seller agrees to provide information to Buyer and cooperate with Buyer for this purpose, to the extent requests of Buyer in this respect are reasonable.

       5.2.6  Immunotech Agreement

              The parties shall exercise best efforts to transfer and assign the contract between PMC and Immunotech dated June 15, 1989, but if, in spite of all best efforts, they are unable to do so, PMC shall, subject to legal or contractual limitations in such contract, grant to Buyer or its Affiliate a sublicense that achieves as closely as possible, the same effect in all respects as a transfer and assignment of such contract would achieve.

5.3    INTERIM AGREEMENTS

       In the event that the transfer to the Company of all the French "Autorisations de Mise sur le Marche" or equivalent authorizations in foreign countries held by Seller or its Affiliates related to the IMTIX Products has not been authorized as of the Closing Date, the Parties agree to use their best efforts to negotiate and consummate a transaction having business, financial, tax and legal effects as similar to the Transaction as reasonably possible so as to take into account the delay in transfer of such authorizations.


5.4    MANAGEMENT OF THE BUSINESS AND THE COMPANY

       Between the date of this Agreement and the Closing Date and subject to the prerogatives granted to the Management Committee pursuant to Article
       5.2.4 hereabove, Seller hereby undertakes to manage and operate the Business and the Company according to normal business practices and in the ordinary course of business, and undertakes to, with respect to the Business, and shall procure that, with respect to the Business, the Company and the Subsidiaries do not take any of the following actions without having received the prior written consent of Buyer, which shall not be unreasonably or untimely withheld and which consent shall be deemed granted if Buyer has not responded otherwise prior to the expiration of a 15-day period following a written request for consent:

       (1) enter into or vary any material contract or undertaking other than in the ordinary course of business;

       (2) give or discharge any guarantee, or any loan or financing or any security in relation to such guarantees, loans or financing;

       (3)    subscribe or extend any borrowing;

       (4) enter into any agreement or agreements requiring capital expenditure in aggregate of more than 500,000 French Francs (VAT not included);

       (5) pass any board or shareholders resolution other than for the purposes of this Agreement or the Transaction;

       (6) dispose of any assets other than in the ordinary course of business;

       (7) vary or terminate any insurance policies dedicated to the Business and the Company notably decrease product liability insurance, and subject to reasonable changes of Rhone-Poulenc Group policies it being understood that Seller's insurance policies linked to the Business will terminate at the Closing Date;

       (8)    settle any existing litigation in excess of 150,000 French Francs;

       (9) enter into or vary any material transaction with a related party (including the shareholders or the managers);

       (10) hire or terminate (for reasons other than "faute lourde" or "faute grave") the employment of any employee with an annual gross salary in excess of 250,000 French Francs or of several employees the gross salary of which, in aggregate, exceeds 500,000 French Francs;

       (11) reallocate any employee of the Business to any other division, business or entity of the Seller;

       (12) disclose any proprietary or confidential information to third parties;

       (13) modify the C4 building or the V3bis building, or their equipment, in any way, unless in response to a specific request from the FDA or to a request of Buyer or as provided under Article 2.1.2 b)
              (ii) hereof.

5.5    STATUS OF MR. R. LABATUT ("R.L.")

       Seller hereby expressly agrees to the following:

       - Buyer will be entitled to make an offer to R.L. to join the Company, which offer Buyer will not have to disclose to Seller.

       - If R.L. decides to remain with Seller rather than accepting Buyer's proposal, and for so long as R.L. so remains, Seller undertakes to dedicate continuously R.L. to Buyer at cost (based on time actually spent at Buyer's request), for a period of 3 years, for up to (i) 45% of his time for the first year, (ii) 35% for the second year and (iii) 25% for the third year. Every six months as from the Closing Date, Buyer shall provide estimates of its needs for the following 12 months, of which the first 6 months estimates only shall be binding.

       The above shall not prohibit Seller from dismissing R.L. in case of "faute lourde" or "faute grave", in which case Seller shall be released from the foregoing obligation.

5.6    NON-SOLICITATION

       Seller undertakes, unless otherwise mutually agreed between the Parties, in the event that any of the employees dedicated to the Business listed in Exhibits 2.1.1 a) and 2.1.1 c) hereto would refuse to become an employee of the Company or resign from Seller or the

       Company after the transfer of the Business, not to hire such employee or to make any offer to the same for any position in Seller or any of its Affiliates.

       As a general principle, each Party undertakes not to solicit, directly or indirectly, or entice away from employment with the other Party (or with the Company) any person employed thereby in the capacity of employee, director, representative or consultant, except with the prior written approval of the other Party.

       The above provisions shall remain in effect as from the Closing Date and until expiration of a 5-year period from the same.

       It is understood between the Parties that provisions of this Article 5.6 are stipulated without prejudice to Article 5.5 hereof.

ARTICLE VI - CLOSING DEADLINE

If, as of thirty days prior to the Closing Deadline, the condition in Article
4.1.2 has not been met, the Parties agree as follows:

       (i) The Parties shall jointly appoint a regulatory expert, who shall be fluent in French and in English and who shall be a recognized professional in the pharmaceutical business community. If the Parties fail to agree on such expert, such expert shall be appointed by the President du Tribunal de Grande Instance de Paris at the request of the most diligent party. Such expert shall review the status of the pharmaceutical establishment license application. If the expert, who shall deliver his or her report within 15 days of appointment, determines that it is probable that a pharmaceutical establishment license at least with respect to Thymoglobuline will be granted to the Company prior to August 31, 1999, then the Parties agree to enter into a restated Master Agreement reiterating substantially all the provisions of this Agreement, as adjusted to conform with any legal, tax and accounting requirements, and with a new Closing Deadline as of August 31, 1999;

       (ii) If the Closing Deadline is redefined as set forth above, the Parties agree to use their best efforts to negotiate and consummate agreements having business, financial, tax and legal effects as similar to the Transaction as reasonably possible for the period ending on August 31, 1999;

       (iii) The Parties also agree that the valuations in the Partial Business Contribution Agreement shall be reset to January 1, 1999;

       (iv) Additionally, if the Transaction contemplated hereby is not consummated prior to the Closing Deadline, as redefined, Buyer shall have a right of first offer with respect to a sale of the Business in any form by Seller until February 29, 2000. In the event

              Seller receives a bona fide offer from a third party to buy the Business at any time prior to February 29, 2000, Seller shall provide written notice to Buyer of such bona fide third party offer, which notice shall include all material terms, including price. Buyer shall have fifteen (15) days to review the proposed sale and shall have the right, upon written notice to Seller within such 15-day period to exercise its right to purchase the Business on the same financial terms as provided in the notice. Upon notice of Buyer's intention to exercise its purchase rights hereunder, the Parties shall be bound by the terms and conditions as provided for in the notice and they agree to negotiate in good faith and to promptly execute and deliver all agreements and documents which are necessary to consummate such a transaction. If Buyer does not exercise its purchase rights hereunder, Seller shall have the right to enter into definitive acquisition documents with such third party provided it is on substantially the same financial terms as set forth in the notice to Buyer, and provided further that the financial terms may be changed if there has been a major change in the Business after delivery of the notice.

It is agreed between the Parties that, should the Closing not take place prior to the Closing Deadline due to a delay attributable to the French Medicine Agency in granting the Pharmaceutical Establishment authorization referred to in
Article 4.1.2 hereof, the provisions hereabove shall apply. Should the Closing not take place prior to the Closing Deadline because of a delay in receiving the Pharmaceutical Establishment authorization referred to in Article 4.1.2 hereof, due to issues relating to Lymphoglobuline manufacturing, the Parties agree to negotiate in good faith a contract manufacturing and distribution agreement with respect to Lymphoglobuline and more generally to use their best efforts to negotiate and consummate a transaction having business, financial, tax and legal effects as similar to the Transaction as reasonably possible.

ARTICLE VII - REPRESENTATIONS AND WARRANTIES

7.1    REPRESENTATIONS AND WARRANTIES OF THE SELLER

       Seller represents and warrants for itself, the Subsidiaries and the Company to Buyer the following as of the Master Agreement Date and as of the Closing Date

       7.1.1  Organization

              Seller, the Company and the Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of France (or under the laws of their country of incorporation for the Subsidiaries) and have all requisite corporate power and authority to own or lease and operate their properties and to carry on their business.

       7.1.2  Capacity and Power of Seller; Binding effect

              Seller has duly executed this Agreement and no further proceeding, action or consent is necessary to authorize the execution of this Agreement and the consummation of the Transaction, except for Board of Directors' and shareholders' authorization relating to the Partial Business Contribution Agreement as set forth herein. This Transaction has been duly authorized by Seller's Board of Directors, and Seller's Work Council (Comite Central d'Entreprise) has been duly consulted in compliance with provisions of the French Labor Code. This Agreement represents a validly binding obligation of Seller in accordance with its terms.

       7.1.3  Non-Violation

              The performance of this Agreement and the consummation of the Transaction by Seller, the Company and the Subsidiaries will not constitute a violation of, or a default under, or conflict with
              (i) any provision of the Articles of Incorporation of Seller, the Company or the Subsidiaries or (ii) any legal requirement, judgment or administrative decision which may apply to Seller, the Company or the Subsidiaries or by which Seller, the Company or the Subsidiaries are bound or (iii) any agreement or undertaking to which Seller, the Company or the Subsidiaries are a party or by which any of the same are bound, the consequence of which could materially affect the validity and the enforceability of this Agreement or of the Transaction.

7.2    REPRESENTATIONS AND WARRANTIES OF THE BUYER

       Buyer represents and warrants to Seller the following as of the Master Agreement Date and as of the Closing Date:

       7.2.1  Organization

              Buyer is a company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business.

       7.2.2  Capacity and Power of Buyer; Binding effect

              Buyer has duly executed this Agreement and no further proceeding, action or consent is necessary to authorize the execution of this Agreement and this Agreement has been duly authorized by Buyer's Board of Directors. This Agreement represents a validly binding obligation of Buyer in accordance with its terms.

       7.2.3  Non-Violation

              The performance of this Agreement and consummation of the transactions contemplated hereby by Buyer will not constitute a violation of, or a default under, or conflict with (i) any provision of the Articles of Incorporation of Buyer or (ii) any legal requirement, judgment or administrative decision which may apply to Buyer or by which Buyer is bound or (iii) any agreement or undertaking to which Buyer is a party or by which it is bound, the consequence of which could materially affect the validity and the enforceability of this Agreement or of the Transaction.

       7.2.4  Structure of the Transaction

              Buyer acknowledges that at its request the Company to which Seller will contribute the Business will have the form of a societe par actions simplifiee ("SAS") and hereby undertakes to indemnify and hold Seller harmless from and against any liability that it may incur only as a direct consequence of the choice of an SAS as opposed to an Societe Anonyme ("SA") as the legal form of the Company.

       7.2.5  Environmental Provisions

              Buyer acknowledges that it is jointly bound by and guarantees the due performance of those environmental provisions set forth under each of the Commercial Lease Agreements to be executed in the form attached as Exhibit 2.1.2 b) (ii) hereto and this guarantee shall survive 18 (eighteen) months after expiration date of the Commercial Lease Agreements.

ARTICLE VIII - SHARE PURCHASE AGREEMENT

As mentioned hereabove, the Parties shall execute on the Master Agreement Date a Share Purchase Agreement under conditions precedent substantially in the form of
Exhibit 8 hereto which the Parties agree is an integral part of the overall Transaction. The Share Purchase Agreement will contain the following provisions with respect to security interest to be granted by Buyer:

       (i) In order to secure Payments hereunder, Buyer shall provide that a letter of credit from Nationsbank, or a financial institution of equivalent standing, in the amount of $6 (six) million US Dollars be issued in favor of Seller for a period of 2 1/2years beginning on the Closing Date substantially in the form attached hereto as
              Exhibit 8 (i). Such letter of credit shall provide that Seller shall be entitled to payment after delivering a certificate also in the form attached in Exhibit 8 (i-2), executed solely by Seller to Nationsbank. At the expiration of such 2 1/2year period, Buyer shall provide that a new letter of credit in the amount of $4
              (four) million US Dollars be issued in favor of Seller for an additional 2 1/2year period in the form attached hereto as Exhibit 8 (i). The transaction costs of issuing such letters of credit shall be shared equally between Buyer and Seller, and Seller agrees to immediately reimburse Buyer for 50% of such costs with Seller's portion not to exceed 0.5% of the secured amount per year upon invoice, provided that Buyer shall remain solely responsible for any pledge of assets associated therewith.

       (ii) In the event that Buyer is unable or fails to make Payments, and such failure is not cured within 30 days of written notice from Seller to Buyer of such failure, then at such time SMC shall immediately issue to Seller up to 100,000 (one hundred thousand) shares of the common stock of SMC at no cost to Seller, such number of shares to be proportionally adjusted in case of stock splits, dividends and recapitalization. SMC shall at all times keep such 100,000 (one hundred thousand) shares reserved and available for immediate issuance to Seller. In order to determine the amount paid through the issuance of 100,000 (one hundred thousand) shares, the shares shall be valued at their fair market value at the time of issuance. However, the valuation shall only be definitive at the time Seller has been able to sell the shares and to recover the corresponding price. Such recovered price shall be the sole amount to be offset against failed Payments. Any recovered amount in excess of the failed Payments shall not be reimbursed to Buyer, and shall be considered as an indemnification for late payment. The recovery of any failed Payment not recovered, in full or in part, through the sale of shares will be pursued by any other means. At the Closing Date, SMC shall deliver to Seller a certificate stating the fair market value of the 100,000 (one hundred thousand) shares as of the Closing Date, and the corresponding percentage in SMC's capital stock on a fully diluted basis.

       (iii) In the event that there is a "Change of Control" (as defined below) of either the Company or Buyer involving an unrelated third party after the Closing Date, Buyer will provide that a letter of credit be issued by Nationsbank, or a financial institution of equivalent standing, in favor of Seller with respect to all unpaid Payments as of the date of the Change of Control. For purposes of this Article, a "Change of Control" shall mean a sale of substantially all of the assets of either the Company or Buyer to a non-Affiliate of Buyer or any transfer by way of contribution, merger or reorganization of more than 50% of the voting power of the capital stock of either the Company or Buyer to a non-Affiliate of Buyer. In the event that such letter of credit has been issued, clauses (i) and (ii) hereof automatically terminate.

       (iv) In no event shall Seller be entitled to cumulative remedies and guarantees pursuant to this Article VIII in an amount which exceeds the amount of unpaid Payments, plus any interest accrued at the French legal rate (taux d'interet legal) between the Payment Date and the effective date of Payment.

The Share Purchase Agreement will, in addition, contain the following non-competition provisions.

              a) As of the Closing and continuing for a period of 5 (five) years after the Closing, Seller undertakes, unless otherwise mutually agreed between the Parties, in the event that any of the employees dedicated to the Business listed in Exhibits 2.1.1 (a) and 2.1.1 (c) hereto would refuse to become an employee of the Company or resign from Seller, the Company or any of the Subsidiaries after the transfer of the Business, not to hire such employee or to make any offer to the same for any position in Seller or any of its Affiliates.

              b)     As of the Closing and continuing for a period ending five
                     (5) years after the Closing, PMC agrees that it shall not (and cause its Affiliates other than its shareholders not to) engage, associate itself with, or collaborate in, directly or indirectly, in any country, whether for its own account or as a shareholder (other than as a less than 3% shareholder of a publicly-held company), partner, joint venturer, firm, corporation, or other entity, in any activity in the fields of R&D, production, marketing, distribution or management relating to the field of (i) transplantation or (ii) immunosuppression (within or outside of the field of transplantation) using anti Tcell agents.

                     This provision shall not preclude Seller from acquiring companies or businesses which involve organ transplantation activity provided (i) that such activity represents only a minor portion of such company or business and (ii) that Seller shall in such case notify Buyer of such event and offer for sale to Buyer such branch of activity at a reasonable price based on the price paid by Seller.

                     Seller further undertakes not to grant or transfer any license or right whatsoever, relating to the field of (i) transplantation or (ii) immunosuppression (within or outside of the field of transplantation) using anti Tcell agents, which is the subject of a license or grant to the Company or Buyer pursuant to this Agreement and the Ancillary Agreements in relation to the Business to any Affiliate (including its shareholders) or third party.

              (c) As of the Closing and continuing for a period of 5 (five) years after the Closing, PMC agrees that it shall not (and cause its Affiliates not to):

                     (i) solicit, directly or indirectly, or entice or endeavor to solicit or entice away from employment with Buyer, the Company or any of the Subsidiaries any person employed thereby in the capacity of employee, director, representative, consultant, except with the prior written approval of Buyer, the Company or any of the Subsidiaries, and Buyer agrees to take the same commitment in favor of PMC;

                     (ii) use any trademark, tradename or any other identifying symbol presently used by the Company in the Business.

              (d) Except as required by law or expressly permitted under this Agreement or any of the other Agreements, PMC shall cause its respective Affiliates, officers, directors, employees, agents and subcontractors (collectively, "Representatives") and Representatives of its Affiliates to keep confidential any and all technical, commercial, scientific, financial and other data, processes, documents or other information (whether in oral or written form) or physical object (including, without limitation, intellectual property, marketing data, agreements with any third party, license applications, business plans and projections) it may have with respect to the IMTIX Products, the Assets, the Business, the Company or any of the Subsidiaries and cease use of proprietary and other confidential business and technical information related to the same, for a period expiring 15 (fifteen) years as from the Closing.

              (e) The Parties agree that due to the unique nature of the experience, knowledge and capabilities of PMC, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow PMC, and/or third parties to unfairly compete with Buyer, the Company or the Subsidiaries resulting in irreparable harm to Buyer, the Company or the Subsidiaries, and therefore, that upon any such breach or any threat thereof, Buyer, or the Company, or the Subsidiaries, shall be entitled to appropriate equitable remedy it might have at law.

ARTICLE IX - WARRANTY AGREEMENT

The Share Purchase Agreement that the Parties shall enter into on the Master Agreement Date substantially in the form of Exhibit 8 hereto will necessarily include a warranty agreement as to the assets and liabilities of the Company, among other things, as is common practice.

Concerning tax liabilities, the following provisions are here specified:

       -- Buyer shall be liable for any transfer tax stemming from the Transaction after the Closing Date, directly caused by an act or omission to act by the Buyer,

       -- Other than the 1% registration tax (not to exceed 20,000 French Francs) which shall be borne by Buyer in connection with the purchase of the Shares, Buyer and Seller shall share equally any other additional registration tax stemming from the Transaction and assessed after the Closing Date and resulting from Case Law or a retroactive change of Law.

ARTICLE X - KNOW-HOW LICENSE AGREEMENT

The Parties undertake to execute the worldwide Know-How License Agreement between Seller and the Company substantially in the form of Exhibit 2.1.2 b) (i) hereto, which the Parties agree is an integral part of the overall Transaction.

It is specified that as from year 11, the Know-How License Agreement will remain in effect if renewed by Buyer regardless of the fact that no royalties may be due by the Company.

With respect to patents, to Seller's best knowledge, Seller has no rights under any patents that cover or otherwise affect the development, manufacture, distribution or use of the IMTIX Products. In the event that at any future time, it is determined that such patent(s) has such effect, then they will each automatically be deemed licensed pursuant to and as part of the Know-How license, without further action by the parties, effective as of the Closing Date.

ARTICLE XI - LEASE AGREEMENT

The Parties undertake to execute the Commercial Lease Agreements between Seller and the Company and the side letter substantially in the form of Exhibit 2.1.2
b) (ii) hereto, which agreements and letter the Parties agree are an integral part of the overall Transaction.

ARTICLE XII - SERVICE AGREEMENT FOR MANUFACTURING/EQUINE PLASMA SUPPLY AGREEMENT

The Parties undertake to execute the Service Agreement for Manufacturing and the Equine Plasma Supply Agreement between Seller and the Company respectively in the form of Exhibit 2.1.2 b) (iii-1) and Exhibit 2.1.2 b) (iii-2) hereto, which the Parties agree are both an integral part of the overall Transaction.

ARTICLE XIII - CONFIDENTIALITY

a)     General:

       Except as expressly set forth in this Article, each Party shall cause its respective Affiliates, officers, directors, employees, agents and subcontractors (collectively, "Representatives") and Representatives of its Affiliates to keep confidential any and all technical, commercial, scientific and other data, processes, documents or other information (whether in oral or written form) or physical object (including, without limitation, intellectual property, marketing data, agreements between any Party and a third party, license applications, and business plans and projections of any Party) acquired from the other Party (the "Other Party"), its Affiliates or its Representatives prior to or after the date of this Agreement and which relates to the Transaction, including all information exchanged as of the date of this Agreement; provided in each case that such information is marked "confidential" or, if verbal, such information is reduced to writing and marked "confidential" within 30 days of the date of disclosure ("Confidential Information"), and each Party shall not disclose, directly or indirectly, and shall cause its Representatives not to disclose, directly or indirectly, any Confidential Information to anyone outside such person, such Affiliates and their respective Representatives, except that the following information disclosed hereunder to any Party will not be deemed Confidential Information for purposes of this Agreement, if such person (the "Receiving Person") can demonstrate that such Confidential
       Information:

       (i) is or hereafter becomes generally available to the trade or public other than by reason of any breach or default by the Receiving Person, any of its Affiliates or any Representative of the foregoing with respect to a confidentiality obligation under this Agreement;

       (ii) was already known to the Receiving Person or such Affiliate or Representative prior to disclosure; provided, however, that this exception shall not apply to any Confidential Information transferred by Seller to Buyer by virtue of the Transaction;

       (iii) is disclosed to the Receiving Person or such Affiliate or Representative by a third party who has the right to disclose such information;

       (iv) based on such Receiving Person's good faith judgment with the advice of counsel, is otherwise required to be disclosed in compliance with applicable legal requirements to a public authority.

       Whenever the Receiving Person becomes aware of any state of facts which would or might result in disclosure of Confidential Information pursuant to subparagraph (iv) above, it shall, if possible, promptly notify the person making disclosure (the "Disclosing Person") prior to any such disclosures so that the Disclosing Person may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In any event, if the Receiving Person is unable to promptly notify the Disclosing Person or if such protective order or other remedy is not obtained, or if the Disclosing Person waives compliance with the provisions of this Agreement, the Receiving Person will furnish only that portion of the information which it is advised by counsel is legally required and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to the Confidential Information.

b)     Use of Confidential Information:

       Each Party agrees that no Confidential Information shall:

       (i) be used in its own business except as necessary to the fulfillment of the rights and obligations of such Party under this Agreement;

       (ii) be assigned, licensed, sublicensed, marketed, transferred or loaned, directly or indirectly to any third party other than a Representative or an Affiliate Representative of such Party, except as necessary to the fulfillment of the rights and obligations of the Parties under this Agreement;

       (iii) be used or exploited by such Party or any of its Affiliates or their Representatives for its or their respective benefit or the benefit of any other relationships with customers of such Party and its Affiliates.

       Without limiting the generality of the foregoing, each Party agrees that it shall not (and shall not permit any of its Affiliates) at any time use any Confidential Information in the conduct of its business without the prior written consent of the other Party. The obligations set forth in this Article shall extend to copies, if any, of Confidential Information made by any Representatives referred to in paragraph (a) and to documents prepared by such Persons which embody or contain Confidential Information.

       The present confidentiality provisions shall not prevent the Parties from providing information requested by the French Medicine Agency (Agence du Medicament) in order to obtain the approval of the Company as a pharmaceutical establishment and the transfer of all licenses.

c)     Protection of Confidential Information:

       Each Party shall deal with Confidential Information so as to protect it from disclosure with a degree of care not less than that used by it in dealing with its own confidential information and shall take reasonable steps to minimize the risk of disclosure of Confidential Information which shall include, without limitation, ensuring that only its Affiliates and its and their Representatives who have a bona fide "need to know" such Confidential Information for purposes permitted or contemplated by this Agreement shall have access thereto. Each Party shall notify all of its Representatives who have access to Confidential Information of its confidentiality and the care therefor required, and shall obtain from any Affiliate or any agent or subcontractor who is a Representative that is permitted access to such Confidential Information in accordance with this Article, an agreement of confidentiality incorporating provisions at least as restrictive as those set forth herein, unless such Representative is a legal counsel legally bound by such confidentiality.

d)     Term of Confidentiality Obligations / Survival:

       Notwithstanding any contrary provisions provided elsewhere in this Article, the obligations set forth in this Article shall (i) terminate 15 (fifteen) years after the Closing in case the Transaction is completed, or (ii) survive for a period of five (5) years as from the Closing Deadline if this Transaction is not completed.

e)     Return of Confidential Information:

       In the event the contemplated Transaction were not completed for whatever reason, within thirty (30) days after such decision not to carry out the Transaction, the Receiving Person shall (and shall cause its Affiliates' Representatives and its Affiliates to) return to the Disclosing Person or destroy all related documents and tangible items then in its possession which it has received from the Disclosing Person or any Affiliate or Representative thereof pertaining, referring or relating to the Disclosing Person's Confidential Information, as well as all copies, summaries, records, descriptions, modifications and duplications that it, or any of its Affiliates or Representatives, has made from the documents or tangible items received from the Disclosing Person or any Affiliate or Representative thereof; provided, however, that the Receiving Person may retain one copy of each document in its legal files solely to permit the Receiving Person to continue to comply with its obligations hereunder and, in addition, may upon notice to the Disclosing Person, retain in its legal files or in the offices of outside legal counsel one copy of any document solely for use in any pending legal proceeding to which such document relates.

f)     Confidential Disclosure Agreement of October 16, 1997:

       The obligations set forth in this Article supersede the Confidential Disclosure Agreement executed between Seller and Buyer on October 16, 1997.

ARTICLE XIV - MISCELLANEOUS PROVISIONS

14.1   SCOPE OF OBLIGATIONS

       This Agreement shall be binding on and inure to the benefit of Buyer, Seller, their heirs, successors and successors in law, subject to Article
       14.5 hereof.

14.2   PRESS RELEASES

       An initial press release announcing the Parties' intent to consummate the Transaction shall be in the form attached hereto as Exhibit 14.2.

       All other major public communication of any kind relating to the Transaction or any transactions contemplated thereby (hereinafter "Press Release") shall be jointly drafted and reviewed by a press release review committee which shall be composed by:

       For PMC: the General Counsel

       For SangStat: CEO

       In the event that a Press Release is not jointly drafted or that one Party desires to draft the Press Release first, the drafting Party shall communicate to the other Party the draft of the Press Release at least three Business Days before the date of external communication for review. Written approval or comments by the non drafting Party's persons sitting on the press release review committee shall be given as soon as practicable and in any event no later than 3 Business Days after receipt.

       The above mentioned procedure may be waived in writing by the non drafting Party's CEO or the non drafting CFO and General Counsel jointly.

       In no event shall either Party be prohibited from making any disclosures it determines are required by applicable law; nevertheless, to the extent practicable, the procedure described hereabove shall be respected.

       Additionally, in no event shall either Party be prohibited from making any public communications relating to and substantially in the form of prior approved communications.

       In addition, occasional brief comments by the respective officers of SMC and PMC regarding this Agreement shall be allowed only to the extent such statements are consistent with guidelines for public statements as may be mutually agreed upon by SMC and PMC and if made in connection with routine interviews with analysts or members of the financial press.

14.3   EXPENSES

       Each of the Parties shall pay its own fees and expenses in relation to the negotiation, preparation and execution of this Agreement and more generally in relation to the Transaction contemplated hereby, including lawyers', brokers' and accountants' fees. Except as otherwise provided herein, in the Share Purchase Agreement or in the Ancillary Agreements, each Party shall be responsible for their own tax obligations as a result of this Agreement and the Transaction.

14.4   AMENDMENTS; WAIVER

       No provision of this Agreement may be amended, waived or otherwise modified without the prior written consent of the Parties duly represented.

14.5   ASSIGNMENT

       Without prejudice of the right of substitution of Buyer as set forth in
       Article 14.10 hereof, neither Party shall transfer or assign this Agreement, in whole or in part without the other Party's prior written consent, except that either Party may transfer, assign and delegate this Agreement to an Affiliate or in connection with a merger, reorganization or sale of substantially all of its assets, without the other Party's consent.

14.6   ENTIRE AGREEMENT

       The terms and provisions of this Agreement and the Exhibits hereto constitute the entire agreement between the Parties with respect to the subject matter hereof and shall prevail over any prior written or oral communications, declarations or agreements between the parties hereto concerning the subject matter hereof. The Parties agree that this Agreement may only be amended by a written document signed by the Parties hereto in which this Agreement is specifically identified.

14.7   SEVERABILITY

       Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction, as long as this does not materially affect the economics of the Transaction.

14.8   NON-DISCLOSURE

       a) Notwithstanding anything to the contrary in this Agreement and except as required by law, the Parties expressly agree that this Agreement shall remain strictly confidential and each Party therefore undertakes not to provide any copy of the same to any third party and to ensure that its officers, directors, employees and agents similarly respect the present confidentiality obligation.

       b) The non-complying party will be responsible for all adverse effects resulting from such breach.

14.9   CONFLICT

       In the case of any conflict or contradiction whatsoever between (i) the provisions of this Agreement and (ii) those of the Partial Business Contribution Agreement or the Share Purchase Agreement or any of the Ancillary Agreements, the provisions of the agreements listed in (ii) shall prevail.

14.10  BUYER'S RIGHT OF SUBSTITUTION

       SMC may substitute any of its Affiliates for the purposes hereof provided that, in this case, SMC will remain jointly liable for the obligations of such Affiliate including but not limited to payments under the terms hereof. In such a case, the term "Buyer" as used herein shall mean SMC and its substituted Affiliate.

14.11  NOTICES

       Notices and other communications required or called for under this Agreement shall be in writing, shall be transmitted by fax and by certified mail postage prepaid, and shall be deemed delivered upon receipt by the Party to whom it is addressed.

       In the case of SMC such communications shall be addressed to:

             SangStat Medical Corporation
             1505 Adams Drive
             Menlo Park, CA  94025
             Attention: _____________, Chief Executive Officer

       In the case of PMC, such communications shall be addressed to:

             Pasteur Merieux Serums et Vaccins S.A.
             58, avenue Leclerc
             69007 Lyon
             FRANCE
             Attention: ____________, Chairman, and Chief Executive Officer, with copy to the "Directeur Juridique"

       or to the attention of such other individual or to such other address as either Party may give to other in writing.

14.12  FORCE MAJEURE

       No Party hereto (or any of its Affiliates) shall be responsible or liable to the other Party hereto (or any of its Affiliates) for any failure to perform any of its agreements, covenants or obligations under this Agreement if such failure results from events or circumstances reasonably beyond the control of such Party (or of its Affiliates), including, without limitation, war or other national emergency, riot, fire, explosion, flood or other Act of God, general and long-lasting strike affecting the entire activity of Seller on the site of Marcy l'Etoile, any injunction, decree, order, law or regulation of any public authority, or inability to obtain electricity or fuel or raw material (collectively, "Events of Force Majeure").

       The affected Party shall (i) forthwith inform the other Party in writing of the occurrence of the Event of Force Majeure, and (ii) exert best efforts to eliminate, cure or overcome any such Event of Force Majeure and to resume performance hereunder with all possible speed; provided, however, that nothing contained herein shall require any Party to settle on terms unsatisfactory to such Party any strike. To the extent that an Event of Force

       Majeure continues for a period in excess of six (6) months, the Parties agree to negotiate in good faith either (i) to resolve the Event of Force majeure, if possible, (ii) to extend by mutual agreement the time period to resolve, eliminate or overcome such Event, or (iii) to terminate this Agreement.

ARTICLE XV - TERM AND TERMINATION

15.1   TERM

       Without prejudice of the survival of the confidentiality provisions set forth in Article XIII and 14.8 of this Agreement, this Agreement shall expire 25 (twenty-five) years after the Closing Date.

15.2   TERMINATION

       This Agreement may be terminated and shall be of no further force and effect:

       a)     upon mutual written agreement by the Parties; or

       b) subject to Article VI, if the Closing has not occurred by December 31, 1998.

       Additionally, (i) in the event any of the conditions precedent of Article 4 hereof is not fulfilled on or before the Closing Deadline and subject to waiver by Buyer of Condition 4.1.3, or (ii) in the event Buyer has exercised its right under Article 4.2.2 hereabove or Seller has exercised its right under Article 4.2.3 hereabove, this Agreement shall be considered as null and void and with no further force or effect. In such a case, it is expressly agreed however that the confidentiality commitment from the Parties set forth in Article XIII and 14.8 hereof, will remain in force according to its terms.

ARTICLE XVI - GOVERNING LAW AND JURISDICTION

16.1   GOVERNING LAW

       The Agreement is governed by, and shall be construed in accordance with, French law.

       16.2   DISPUTE RESOLUTION

       Any and all disputes arising in connection with this Agreement which will not be solved on an amicable basis between the Parties shall be finally settled by arbitration under the

       Rules of Conciliation and Arbitration of the International Chamber of Commerce, rules that the Parties recognize that they know. The arbitration shall be conducted in Paris, France, in English by one arbitrator if the dispute involves a claim of damage of and below five hundred thousand (500.000) US Dollars or by three arbitrators if the dispute involves a claim of damage above five hundred thousand (500.000) US Dollars appointed in accordance with the said rules. The arbitrator(s) shall apply French law to the merits of the case. The arbitration shall be final and binding upon the parties.


Executed in Menlo Park, California (U.S.A.)
in two (2) originals on June 10, 1998.


            Buyer                                            Seller

represented by Philippe Pouletty            represented by Jean-Jacques Bertrand

/s/ PHILIPPE POULETTY                       /s/ JEAN-JACQUES BERTRAND
--------------------------------            ------------------------------------
Philippe Pouletty                           Jean-Jacques Bertrand

                        AMENDMENT TO THE MASTER AGREEMENT

                               DATED JUNE 10,1998

Between the undersigned:

1. Sangstat Medical Corporation, a corporation existing and organized under the laws of the State of Delaware and having its principal place of business at 1505 Adam Drive, Menlo Park, CA 94025, USA, duly represented by Doctor Philippe Pouletty, its Chief Executive Officer,

hereinafter referred to as "Buyer" or "SMC"

                                                               ON THE FIRST PART

AND

2. Pasteur Merieux Serums Section Vaccins S.A., a Pasteur Merieux Connaught company and a French "Societe Anonyme" having its registered office at 58 avenue Leclerc, 69 007 Lyon, France, duly represented by Mr. Jean-Jacques Bertrand, its Chairman and Chief Executive Officer,

hereinafter referred to as "Seller" or "PMC"

                                                             ON THE SECOND PART.

Buyer and Seller are hereinafter referred to as the "Parties" or individually a "Party".

WHEREAS:

Whereas the Parties have signed on the date hereof an agreement entitled Master Agreement,

Whereas the Parties agreed to amend some Articles of the Master Agreement through the present amendment,

THE PARTIES AGREED TO AMEND THE MASTER AGREEMENT AS FOLLOWS:

1.       Article 1.1 Definitions:

         The definition of "Retroactive Date" is replaced by:

         ""Retroactive Date" shall mean the first day of the month of the Filing Date, or the 1st of July if the Filing Date is in August."

2. The first paragraph of article 2.2.3 is replaced by:

         "As soon as the conditions precedent referred to in Articles 4.1.2 and
         4.1.3 hereafter are fulfilled and within 20 days thereafter, it being specified that, due to legal requirements, the minimum period of time between the Filing Date and the Closing Date must be at least 30 days, the following steps shall take place:"

3. Article 4.1.3 is amended as follows:

         The first paragraph is replaced by:

         "Completion of legal, technical and financial due diligence by Buyer and its counsels satisfactory to Buyer on the items listed in Exhibit 4.1.3, which due diligence shall not have revealed an event which may materially adversely affect the Business. This due diligence will be carried out in two phases:"

         Paragraph (ii) is replaced by:

         "(ii) Buyer shall, in addition, have the right, for 10 Business Days following the Filing Date to make review of the valuation of the assets and liabilities in the Partial Business Contribution Agreement it would estimate appropriate (the "Second Due Diligence Period")"

4.       Article 14.10: The following sentence is added at the end of the
         Article:

         "Should the substitution apply, SMC shall provide Seller with an assignment contract signed by duly authorized representatives of signatories, including in exhibit the Master Agreement dated June 10, 1998, in a form preserving the rights of Seller under the Master Agreement."

The Parties agreed that this amendment is a part of the Master Agreement dated June 10, 1998.

Executed in San Francisco
In two originals
On June 10, 1998

Pasteur Merieux Serums & Vaccins                    Sangstat Medical Corporation


/s/  JEAN-JACQUES BERTLAND                      /s/ PHILIPPE POULETTY
-------------------------------------           --------------------------------
Represented by Jean-Jacques Bertrand            Represented by Philippe Pouletty

                     AMENDMENT NO. 2 TO THE MASTER AGREEMENT

                               DATED JUNE 10, 1998


Between the undersigned:

1. Sangstat Medical Corporation, a corporation existing and organized under the laws of the State of Delaware and having its principal place of business at 1505 Adams Drive, Menlo Park, CA 94025, USA, duly represented by Doctor Philippe Pouletty, its Chief Executive Officer,

hereinafter referred to as "Buyer" or "SMC"

                                                               ON THE FIRST PART
AND

2. Pasteur Merieux Serums & Vaccins S.A., a Pasteur Merieux Connaught company and a French "Societe Anonyme" having its registered office at 58 Avenue Leclerc, 69007 Lyon, France, duly represented by Mr. Jean-Jacques Bertrand, its Chairman and Chief Executive Officer,

hereinafter referred to as "Seller" or "PMC"

                                                             ON THE SECOND PART,

Buyer and Seller are hereinafter referred to as the "Parties" or individually a "Party".

WHEREAS:

Whereas the Parties have signed on the date hereof an agreement entitled Master Agreement,

Whereas the Parties agreed to amend some Articles of the Master Agreement through the present amendment,

THE PARTIES AGREED TO AMEND THE MASTER AGREEMENT AS FOLLOWS:

1.       Article 2.2.1(a) is hereby amended to include the following:

         "To the extent PMC cannot, pursuant to the Partial Business Contribution Agreement, transfer to Buyer all of the persons identified in Exhibit A to this Amendment No. 2 to the Master Agreement, PMC agrees to use its best efforts to have such non-transferred employees accept employment voluntarily with Buyer at the Closing. PMC's best efforts will include, but not be limited to, informing such non-transferred employees in writing as soon as practicable of Buyer's offer of employment under similar terms and conditions, and taking any other actions reasonably requested by Buyer. PMC further agrees that the provisions of Article 5.6 of the Master Agreement regarding non-solicitation will apply to all of such non-transferred employees" of PMC and subsidiaries and PMC will use best efforts to cause Rhone Poulens and its subsidiaries to apply such provision.

The parties agreed that this amendment is a part of the Master Agreement dated June 10, 1998.


Executed in San Francisco
In two originals
One June 10, 1998

Pasteur Merieux Serums & Vaccins                    Sangstat Medical Corporation


/s/  JEAN-JACQUES BERTLAND                      /s/ PHILIPPE POULETTY
-------------------------------------           --------------------------------
Represented by Jean-Jacques Bertrand            Represented by Philippe Pouletty

                     AMENDMENT NO. 3 TO THE MASTER AGREEMENT

                               DATED JUNE 10, 1998

Between the undersigned:

1. Sangstat Medical Corporation, a corporation existing and organized under the laws of the State of Delaware and having its principal place of business at 1505 Adams Drive, Menlo Park, CA 94025, USA, represented by Doctor Philippe Pouletty, its Chief Executive Officer, duly empowered for the purpose hereof, hereinafter referred to as "Buyer" or "SMC"

                                                               ON THE FIRST PART

AND

2. Pasteur Merieux Serums & Vaccins S.A., a Pasteur Merieux Connaught company and a French "Societe Anonyme" having its registered office at 58 avenue Leclerc, 69 007 Lyon, France, represented by Mr. Herve Tainturier, duly empowered for the purpose hereof, hereinafter referred to as "Seller" or "PMC"

                                                             ON THE SECOND PART.

Buyer and Seller are hereinafter referred to as the "Parties" or individually a "Party".

WHEREAS:

Whereas the Parties have signed on June 10, 1998 an agreement entitled Master Agreement, as well as an amendment to this Master Agreement,

Whereas the Parties agreed to amend some Articles of the Master Agreement as amended on June 10, 1998 through the present amendment,

THE PARTIES AGREED TO AMEND THE MASTER AGREEMENT AS OF THE 31st OF JULY 1998 AS
FOLLOWS:

1.       Article 1.1 Definitions:

         The definition of "Retroactive Date" is replaced by:

         ""Retroactive Date" shall mean the first day of the month of the Filing Date, or the 1st of July if the Filing Date is in August or in September."

2. Article 2.2.2: the following sentence is added at the end of the first paragraph:

         "Shall the Affidavit 1 be remitted in July, the computation of the 20 days for the filing of the draft Partial Business Contribution Agreement shall start as from August 31."

3.       Article 2.2.3: the following sentence is added at the end of paragraph
         a):

         "Should the 20 day period hereabove not allow Seller and the Company to hold these general meetings the last day of a month, this 20 day period shall be extended to the last day of the month during which the 20 day period ended;".

4. Article 3.2.1 a) of the Master Agreement is hereby amended to provide that the Fixed Price as defined therein shall be reduced to a total amount of thirty-one million ($31,000,000) US Dollars payable in several successive payments (the "Payment(s)"), it being specified that ten million ($10,000,000) US Dollars shall, on the Filing Date, be placed in escrow pursuant to the Escrow Agreement to be executed upon the Filing Date in the form of Exhibit 3.2.1 a). The above mentioned reduction in the Fixed Price has been agreed upon by the Parties [*] of the Share Purchase Agreement signed between the Parties on June 10, 1998, as amended on June 10, 1998 and as of July 31, 1998). Such reduction in Fixed Price [*].

         Additionally,  the table of payments  set forth in  Article 3.2.1
         a) is hereby  replaced in its  entirety with the following:

                  PAYMENT DATE                         PAYMENT (IN U.S. DOLLARS)
                  ------------                         -------------------------
               Closing Date ("CD")                           $10.0 million
                6 months after CD                             $1.5 million
               12 months after CD                             $1.5 million
               18 months after CD                             $1.5 million
               24 months after CD                             $1.5 million
               30 months after CD                             $3.0 million
               36 months after CD                             $3.0 million
               42 months after CD                             $2.5 million

--------------------------
* CONFIDENTIAL TREATMENT REQUESTED.  CONFIDENTIAL
PORTION HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

                  PAYMENT DATE                         PAYMENT (IN U.S. DOLLARS)
                  ------------                         -------------------------
               48 months after CD                             $2.5 million
               54 months after CD                             $2.0 million
               60 months after CD                             $2.0 million

5. Article 3.2.1c) (I)(a) of the Master Agreement is hereby amended to read in its entirety as follows:

         "(a) Seller is performing at least one (1) of the services identified in the Service Agreement for the Manufacturing with respect to Thymoglobuline, or if Seller is not performing at least one (1) of the services, such failure to perform is due to (i) an event of force majeure, (ii) a request from Buyer, (iii) or a termination of the Service Agreement for the Manufacturing due to Buyer's fault; and"

6. The table set forth in Article 3.2.1 c) (ii) of the Master Agreement is hereby replaced in its entirety with the following:

                                                   MINIMUM
                                              REFERENCE SALES OF
ANNIVERSARY DATE                                THYMOGLOBULINE                          MARKET
----------------                                --------------                          ------
12 months after Closing Date                      [*] vials                            Worldwide
24 months after Closing Date                      [*] vials                     European Union and USA
36 months after Closing Date                      [*] vials                     European Union and USA
48 months after Closing Date                      [*] vials                     European Union and USA
60 months after Closing Date                      [*] vials                     European Union and USA

Additionally, the two paragraphs immediately following the table in Article
3.2.1 c) (ii) are hereby replaced in their entirety with the following:

"It is understood between the Parties that:

         * for the second Payment Date (6 months after Closing Date), the minimum sales test shall be applied to the 6-month period preceding such date; as a result, no payment shall be due on such date if Actual Sales in this 6-month period are lower than [*] vials;

         * for all Payment Dates which are not Anniversary Dates of the Closing Date, the minimum sales test to be referred to shall be as of the preceding Anniversary Date.

         For the purposes hereof, on each Anniversary Date of the Closing Date, the Company will measure the total number of Thymoglobuline(R) vials sold on the market referred to


--------------------------
* CONFIDENTIAL TREATMENT REQUESTED.  CONFIDENTIAL
PORTION HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

         in the schedule hereabove mentioned during the l2-month period preceding such date (the "Actual Sales")."

7.       Paragraph (i) of Article 4.1.3 and correlatively the first paragraph of
         Article 2.2.2 are hereby amended to provide that due to the extension of the Initial Due Diligence Period, the Affidavit acknowledging the completion to Buyer's satisfaction of the Initial Due Diligence, shall be remitted on the date hereof.

8. Amendment dated June 10, 1998, paragraph 3., Article 4.1.3: the title of the second paragraph is to be read as follows:

         "The first paragraph of paragraph (ii) is replaced by:"

         instead of

         "Paragraph (ii) is replaced by:"

9.       Article 5.2 of the Master Agreement is hereby amended to include a new
         Article 5.2.7 which shall read in its entirety as follows:

         "5.2.7 [*]

         Seller shall use its best efforts to contribute to the development of an [*] test for Thymoglobuline by August 31, 1998, and such best efforts shall include, but not be limited to, (i) having one (1) trained biochemist from Seller dedicated to this development effort for the four (4) weeks preceding August 31, 1998, (ii) retaining at Seller's expense the services of one external immunochemistry laboratory and (iii) interacting with Buyer with respect to Buyer's own laboratory work regarding the above mentioned test."

The Parties agreed that this amendment no. 3 is a part of the Master Agreement dated June 10, 1998. Any provision of the Master Agreement not expressly modified by this amendment no. 3 shall remain unchanged. All Exhibits shall be deemed to be modified to the extent necessary to make each of them consistent with this Amendment no. 3. Capitalized terms in this amendment no. 3 shall have the meaning set-forth in the Master Agreement.


Executed in two originals


                In Lyon                                   In Menlo Park
For Pasteur Merieux Serums & Vaccins S.A.       For SangStat Medical Corporation

--------------------------
* CONFIDENTIAL TREATMENT REQUESTED.  CONFIDENTIAL
PORTION HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

/s/ HERVE TAINTURIER                            /s/ PHILIPPE POULETTY
-------------------------------                 --------------------------------
Represented by Herve Tainturier                 Represented by Philippe Pouletty

                     AMENDMENT NO. 4 TO THE MASTER AGREEMENT

                               DATED JUNE 10, 1998

Between the undersigned:

1. SangStat Medical Corporation, a corporation existing and organized under the laws of the State of Delaware and having its principal place of business at 1505 Adams Drive, Menlo Park, CA 94025, USA, duly represented by Doctor Philippe Pouletty, its Chief Executive Officer,

hereinafter referred to as "BUYER" or "SMC"

                                                               ON THE FIRST PART

And:

2. Pasteur Merieux Serums & Vaccins S.A., a Pasteur Merieux Connaught company and a French "Societe Anonyme" having its registered office at 58 Avenue Leclerc, 69007 Lyon, France, duly represented by Mr. Herve Tainturier, duly empowered for the purpose hereof, hereinafter referred to as "SELLER" or "PCM"

                                                             ON THE SECOND PART,

Buyer and Seller are hereinafter referred to as the "PARTIES" or individually a "PARTY".

WHEREAS:

Whereas the Parties have signed on the 10th of June 1998 an agreement entitled Master Agreement,

Whereas the Parties have amended the Master Agreement through three amendments dated June 10, 1998 and July 31, 1998,

Whereas the Parties agreed to amend this Master Agreement through the present amendment,

THE PARTIES AGREED TO AMEND THE MASTER AGREEMENT AND THE AMENDMENTS TO THE MASTER AGREEMENT DATED JUNE 10, 1998 AND JULY 31, 1998 AS FOLLOWS:

The paragraph (ii) of Article 4.l.3 of the Master Agreement and the last paragraph of section 3 of the amendment to the Master Agreement dated June 10, 1998 are replaced by:

         "(i) Buyer shall, in addition, have the right, for 12 Business Days following the Filing Date to make review of the valuation of the assets and liabilities in the Partial Business Contribution Agreement it would estimate appropriate (the "SECOND DUE DILIGENCE PERIOD").

                Upon expiration of the Second Due Diligent period, that is to say at the latest on the 10th September 1998 at 11:59 p.m. California time, Buyer shall remit to Seller a certificate acknowledging the completion to its satisfaction of such due diligence in the form of the Affidavit 2, provided that if Buyer does not deliver the Affidavit 2, buyer shall inform Seller in writing at the same date of its reasons for not delivering the Affidavit 2."

Section 8 of the amendment to the Master Agreement dated July 31, 1998 shall be deemed to be modified to the extent necessary to make it consistent with this amendment no. 4.

The Parties agreed that this amendment no. 4 is a part of the Master Agreement dated June 10, 1998. Any provision of the Master Agreement and of the amendments to the Master Agreement not expressly modified by this amendment no. 4 shall remain unchanged. All Exhibits shall be deemed to be modified to the extent necessary to make each of them consistent with this amendment no. 4. Capitalized terms of this amendment no. 4 shall have the meaning set forth in the Master Agreement.


Executed in Lyon
In two originals
On September 9, l998


   Pasteur Merieux Serums & Vaccins                 SangStat Medical Corporation

/s/ HERVE TAINTURIER                            /s/ PHILIPPE POULETTY
-------------------------------                 --------------------------------
Represented by Herve Tainturier                 Represented by Philippe Pouletty

                               [Exhibit 2.1.1 a)]

                                LIST OF EMPLOYEES

                               [Exhibit 2.1.1 c)]

                        LIST OF EMPLOYEES (MANUFACTURING)

                             [Exhibit 2.1.2 b) (i)]

                       FORM OF KNOW-HOW LICENSE AGREEMENT

                             [Exhibit 2.1.1 b) (ii)]

             FORM OF COMMERCIAL LEASE AGREEMENTS AND OF SIDE-LETTER

                            [Exhibit 2.1.2 b) (ii-2)]

              SELLER'S INVESTMENT ON V3BIS BUILDING (AVANT-PROJET)

                           [Exhibit 2.1.2 b) (iii-1)]

                   FORM OF SERVICE AGREEMENT FOR MANUFACTURING

                           [Exhibit 2.1.2 b) (iii-2)]

                     FORM OF EQUINE PLASMA SUPPLY AGREEMENT

                           [Exhibit 2.1.2. b) (iii-3)]

                         FORM OF SITE SERVICE AGREEMENT

                                 [Exhibit 2.1.3]

                      DISTRIBUTION AGREEMENT FOR MULTITEST

                                [Exhibit 2.1.3-2]

                    FORM OF LETTER OF ASSIGNMENT (CELIPTIUM)

                                 [Exhibit 2.1.4]

                            LIST OF GENERAL SERVICES

                                  [Exhibit 2.2]

                 FORM OF PARTIAL BUSINESS CONTRIBUTION AGREEMENT

                               [Exhibit 2.2.1 b)]

                   FORM OF LETTER OF RHONE-POULENC PHARMA S.A.

                               [Exhibit 2.2.3 d)]

                        FORM OF COMPLETION ACKNOWLEDGMENT

                               [Exhibit 3.2.1 a)]

                            FORM OF ESCROW AGREEMENT

                               [Exhibit 3.2.1 b)]

                       CALCULATION FORMULA OF DIRECT COST

                                 [Exhibit 4.1.3]

                               DUE DILIGENCE LIST

                               [Exhibit 4.1.3 (i)]

                                FORM OF AFFIDAVIT

                                 [Exhibit 4.2.2]

FORM OF AMENDMENT TO THE MANUFACTURING AND SUPPLY AGREEMENT OF OCTOBER 13, 1993

                                 [Exhibit 5.2.2]

            STEPS WITH FRENCH MEDECINE AGENCY (AGENCE DU MEDICAMENT)

                                   [Exhibit 8]

                        FORM OF SHARE PURCHASE AGREEMENT

                            SHARE PURCHASE AGREEMENT

                                  BY AND AMONG




                     PASTEUR MERIEUX SERUMS & VACCINS, S.A.

                                       AND

                          SANGSTAT MEDICAL CORPORATION

                                TABLE OF CONTENTS


Whereas..................................................................................................5
A.   Definitions.........................................................................................6
B.   Headings...........................................................................................10
C.   Extended Meanings..................................................................................10
D.   Accounting Principles..............................................................................10

1.   Purchase and Sale of Shares........................................................................11
     1.1      Purchase and Sale of Shares...............................................................11
     1.2      Conditions Precedent......................................................................17
     1.3      Closing...................................................................................20

2.   Representations and Warranties of PMC..............................................................23
     2.1      Organization, Good Standing and Qualification.............................................23
     2.2      Shares....................................................................................23
     2.3      Subsidiaries..............................................................................24
     2.4      Authorization.............................................................................24
     2.5      Governmental Consents and Authorizations..................................................24
     2.6      Financial Information.....................................................................24
     2.7      Receivables...............................................................................25
     2.8      Compliance With Law.......................................................................25
     2.9      Necessary Assets; Entire Business.........................................................25
     2.10     Operating Condition.......................................................................26
     2.11     Litigation................................................................................26
     2.12     Patents and Trademarks....................................................................26
     2.13     No Conflict or Default....................................................................27
     2.14     Third Party Consents......................................................................27
     2.15     Finders' Fees.............................................................................27
     2.16     Certain Payments..........................................................................27
     2.17     Permits...................................................................................27
     2.18     Complete Disclosure.......................................................................28
     2.19     Title to Property and Assets..............................................................28
     2.20     Changes...................................................................................28
     2.21     Tax Returns, Payments and Elections.......................................................29
     2.22     Inventory.................................................................................29
     2.23     Product Liability.........................................................................30
     2.24     Employees.................................................................................30
     2.25     Contracts in General......................................................................31
     2.26     Contracts Outside the Ordinary Course of Business,
              Contracts with Shareholders...............................................................32
     2.27     Insurance.................................................................................32
     2.28     Scope and Accuracy of the Representations.................................................32

3.   Representations and Warranties of Buyer............................................................33
     3.1      Authorization.............................................................................33
     3.2      Organization..............................................................................33
     3.3      Non-Violation.............................................................................33

4.   Covenants..........................................................................................33
     4.1      Covenant on Conditions Precedent / Contribution Agreement.................................33
     4.2      Obligation to Cooperate...................................................................34
     4.3      Interim Agreements........................................................................37
     4.4      Management of the Business and the Company................................................37
     4.5      Status of Mr. R. Labatut (R.L.)...........................................................38
     4.6      Non-Competition/Non-Solicitation..........................................................38

5.   Indemnification....................................................................................40

6.   Miscellaneous......................................................................................44
     6.1      Successors and Assigns....................................................................44
     6.2      Governing Law and Jurisdiction............................................................44
     6.3      Expenses..................................................................................44
     6.4      Amendments and Waivers....................................................................45
     6.5      Severability..............................................................................45
     6.6      Press Release.............................................................................45
     6.7      Buyer's Right of Substitution.............................................................46
     6.8      Termination...............................................................................46
     6.9      Notices...................................................................................46
     6.10     Force Majeure.............................................................................47

7.   Closing Deadline...................................................................................47

8.   Confidentiality....................................................................................48

Exhibits
     Exhibit 1.1.1(a)               Form of Escrow Agreement
     Exhibit 1.1.1(b)               Calculation Formula of Direct Costs
     Exhibit 1.1.1 (c)(i)(a)        Form of Service Agreement for the Manufacturing
     Exhibit 1.1.4 (i)              Form of Letter of Credit
     Exhibit 1.1.4 (i-2)            Form of Certificate
     Exhibit 1.2.1(a)               Form of Partial Business Contribution Agreement
     Exhibit 1.2.1(c)               Due Diligence List
     Exhibit 1.2.1(c)(i)            Form of Affidavit 1/Form of Affidavit 2
     Exhibit 1.2.2(b)               Form of Amendment to the Manufacturing and Supply Agreement of October 13, 1993
     Exhibit 1.3.1 (a)(i)           Form of Reiteration
     Exhibit 2                      Schedule of Exceptions

     Exhibit 2.5(a)                 Exceptions to Article 2.5 (licenses)
     Exhibit 2.5(b)                 Permits and Authorizations
     Exhibit 2.6                    Management Accounts
     Exhibit 2.9                    List of General Services
     Exhibit 2.11                   Disputes with Employee Committee and Work Council
     Exhibit 2.12                   Exceptions to Article 2.12 (outstanding options, licenses or agreements)
     Exhibit 2.14                   Third Party Consents
     Exhibit 2.17                   List of Licenses Held by Third Party Distributors
     Exhibit 2.24(a)                List of Employees
     Exhibit 2.24(h)                Pension and Employee Insurance Plans
     Exhibit 2.24(i)                Loans to Employees, agents or representatives
     Exhibit 2.26                   Contracts Outside the Ordinary Course of Business
     Exhibit 4.2.2                  Steps with French Medicine Agency (Agence du Medicament)
     Exhibit 6.6                    Press Release

                            SHARE PURCHASE AGREEMENT


         THIS SHARE PURCHASE AGREEMENT is made as of the 10th day of June, 1998, by and among Pasteur Merieux Serums & Vaccins S.A., a Pasteur Merieux Connaught company and a French Societe Anonyme having its registered office at 58 Avenue Leclerc, 69007 Lyon, France, duly represented by Mrs. Oleanda Izquierdo pursuant to a power of attorney granted by Mr. Jean-Jacques Bertrand, its Chairman and Chief Executive Officer ("PMC" or "Seller") and SangStat Medical Corporation, a corporation existing and organized under the laws of the State of Delaware and having its principal place of business at 1505 Adams Drive, Menlo Park, California, 94025 USA, duly represented by Mr. Robert Floc'h pursuant to a resolution of the board of directors ("SMC" or "Buyer"), in relation to the sale of the shares of IMTIX-SangStat, S.A.S., a French corporation to be registered in the form of a societe par actions simplifiee (the "Company").

         Buyer and Seller are hereinafter collectively referred to as the "Parties" or individually as a "Party".

WHEREAS:

WHEREAS SMC is a specialty pharmaceutical company applying a disease management approach to improve the outcome of organ transplantation;

WHEREAS the mission of PMC is to contribute to the protection and maintenance of human health by creating superior immunological products for the prevention and treatment of infectious diseases and cancers;

WHEREAS PMC, among its other activities, carries on the business of researching, developing, manufacturing, marketing and distributing bio-pharmaceutical products used in organ transplantation in humans through its division known as IMTIX Pasteur Merieux Connaught Transplantation;

WHEREAS PMC's strategic intent is to focus on its core business, mainly bio-pharmaceutical products for active immunization against infectious diseases and immunotherapy of cancers;

WHEREAS SMC's strategic intent is to develop its business throughout the whole spectrum of transplantation indications, products and services;

WHEREAS SMC and PMC are currently parties to a development and distribution agreement relating to transplantation products pursuant to which SMC is actively involved in the clinical development and registration of certain transplantation products;

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties and subject to the conditions precedent contained herein,

THE PARTIES HEREBY AGREE AS FOLLOWS:

A- Definitions

         -    "Actual Sales" shall have the meaning ascribed to it in Article
              1.1.1 c)(ii) hereafter;

         -    "Affidavit" shall mean a letter from the Buyer in the form of
              Exhibit 1.2.1(c)(i) hereto to the Seller indicating that the Initial Due Diligence is satisfactory to the Buyer (Affidavit 1) and that the Second Due Diligence is satisfactory to the Buyer (Affidavit 2);

         - "Affiliate" shall mean, in relation to any entity, any other entity which directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such entity. For the purposes of this definition, "control" shall be defined by reference to Article 355-1 of the French Company Act dated July 24, 1966;

         - "Agreement" shall mean this Share Purchase Agreement, together with all its Exhibits;

         - "Agreements" shall mean collectively this Agreement, the Ancillary Agreements and the Partial Business Contribution Agreement;

         - "Ancillary Agreements" shall mean collectively the following agreements, which the Parties agree shall be part of the overall
              Transaction:

              -    Know-How License Agreement
              - Service Agreement for the Manufacturing of Thymoglobuline and Lymphoglobuline
              -    Commercial Lease Agreements
              -    Site Service Agreement
              -    Equine Plasma Supply Agreement
              -    Distribution Agreement for Multitest;

         - "Anniversary Date(s)" shall mean the date(s) set forth in the schedule mentioned in Article 1.1.1(c)(ii) hereafter;

         - "Assets" shall mean those assets listed in the Partial Business Contribution Agreement;

         - "Business" shall mean the IMTIX Business as described in the Partial Business Contribution Agreement;

         - "Business Day" shall mean any day which is not a Saturday, a Sunday or a holiday in France or in the U.S.;

         -    "Change of Control" shall have the meaning ascribed to it in
              Article 1.1.4 (iii) hereafter;

         - "Claim" shall have the meaning ascribed to it in Article 5 b) hereafter;

         - "Closing" shall mean the sale of the Shares by PMC to Buyer and the settlement of the Closing Payment of $12 (twelve) million US Dollars by Buyer to PMC which shall take place on the Closing Date as set forth in Article 1.3 hereafter;

         -    "Closing Date" shall have the meaning ascribed to it in Article
              1.2.2 a) hereafter;

         -    "Closing Deadline" shall mean December 31, 1998;

         - "Commercial Lease Agreement" shall mean the commercial lease agreement to be executed on the Closing Date between PMC and the Company setting forth the terms and conditions of the lease by PMC to the Company of the real estate relating to the C4 Building and V3 bis Building;

         -    "Contribution Valuations" shall have the meaning ascribed to it in
              Article 2.6 hereafter;

         - "Damages" shall have the meaning ascribed to it in Article 5 a) hereafter;

         -    "Delivery Date" shall have the meaning ascribed to it in Article
              1.1.2 b) hereafter;

         -    "Direct Costs" shall have the meaning ascribed to it in Article
              1.1.1 b) hereafter;

         - "Distribution Agreement for Multitest" shall mean the distribution agreement to be executed between PMC and the Company on the Closing Date setting forth the terms and conditions of the distribution by the Company of Multitest which is and will be manufactured by PMC;

         - "Employees" shall have the meaning ascribed to it in Article 2.24 hereafter;

         - "Environmental and Safety Law" shall have the meaning ascribed to it in Article 2.8 hereafter;

         - "Equine Plasma Supply Agreement" shall mean the equine plasma supply agreement to be executed on the Closing Date between PMC and the Company setting forth the terms and conditions of the supply by PMC to the Company of equine plasma for Lymphoglobuline
              (R) manufacturing;

         - "Escrow Agreement" shall mean the escrow agreement to be executed between Buyer, Seller and BNP 39, rue Grenette, 69002 Lyon, acting as escrow agent, on the Filing Date, substantially in the form of
              Exhibit 1.1.1 a) hereto;

         -    "Filing Date" shall have the meaning ascribed to it in Article
              1.1.1 a) hereafter;

         -    "First Notice of Claim" shall have the meaning ascribed to it in
              Article 5 b) hereafter;

         -    "Fixed Price" shall have the meaning ascribed to it in Article
              1.1.1 hereafter;

         -    "General Services" shall mean the general services set forth in
              Exhibit 2.9 hereto;

         - "IMTIX Products" shall mean those products listed in the Form of the Partial Business Contribution Agreement set forth in Exhibit
              1.2.1 (a) hereto;

         - "Initial Due Diligence Period" shall have the meaning ascribed to it in Article 1.2.1 c) (i) hereafter;

         -    "Interim Agreements" shall have the meaning ascribed to it in
              Article 4.3 hereafter;

         - "Know-How License Agreement" shall mean the know-how license agreement to be executed on the Closing Date between PMC and the Company setting forth the terms and conditions of the license by PMC to the Company of any and all know-how non-specific to the Business but necessary to operate the Business;

         - "Laws" shall have the meaning ascribed to it in Article 2.8 hereafter;

         -    "Management Accounts" shall have the meaning ascribed to it in
              Article 2.6 hereafter;

         -    "Management Committee" shall have the meaning ascribed to it in
              Article 4.2.4 hereafter;

         -    "Minimum Reference Sales" shall have the meaning ascribed to it in
              Article 1.1.1(c)(ii) hereafter;

         - "Net Sales" shall have the meaning ascribed to it in Article 1.1.2 hereafter;

         - "Partial Business Contribution" shall mean the contribution to be made by PMC to the Company in accordance with the Partial Business Contribution Agreement (as defined hereafter);

         - "Partial Business Contribution Agreement" shall mean the partial business contribution agreement (traite d'apport partiel d'actif) to be executed substantially in the form of Exhibit 1.2.1(a) hereto between PMC and the Company setting forth the terms and conditions of the contribution by PMC to the Company of the IMTIX Business;

         -    "Payments" shall have the meaning ascribed to it in Article 1.1.1
              a) hereafter;

         -    "Payment Date(s)" shall have the meaning ascribed to it in Article
              1.1.1 a) hereafter;

         -    "Press Release" shall have the meaning ascribed to it in Article
              6.6 hereafter;

         - "Purchase" shall have the meaning ascribed to it in Article 1.1 hereafter;

         -    "Purchase Price" shall have the meaning ascribed to it in Article
              1.1 hereafter;

         - "Representatives" shall have the meaning ascribed to it in Articles 4.6 d) and 8a) hereafter;

         - "Retroactive Date" shall mean the first day of the month of the Filing Date;

         -    "Schedule of Exceptions" shall have the meaning ascribed to it in
              Article 2 hereafter;

         - "Second Due Diligence Period" shall have the meaning ascribed to it in Article 1.2.1 c) (ii) hereafter;

         -    "Second Notice of Claim" shall have the meaning ascribed to it in
              Article 5(d)(i) hereafter;

         - "Second Shareholder" shall mean Rhone-Poulenc Pharma S.A., an Affiliate of Seller and French societe anonyme having its registered office at 25 quai Paul Doumer, 92400 Courbevoie;

         - "Service Agreement for Manufacturing" shall mean the service agreement to be executed on the Closing Date between PMC and the Company setting forth the terms and conditions of the rendering by PMC for the Company of certain services required for the manufacturing of Thymoglobuline and Lymphoglobuline;

         - "Shares" shall mean all of the shares of the Company held by PMC and the Second Shareholder at Closing and representing 100% of the share capital (capital social) and voting rights of the Company;

         - "Site Service Agreement" shall mean the site service agreement to be executed on the Closing Date between PMC and the Company setting forth the terms and conditions of the use by the Company of PMC's site services;

         - "Subsidiaries" shall mean the 4 subsidiaries fully dedicated to the distribution of IMTIX Products, which are IMTIX GmbH (Germany), IMTIX B.V. (Netherlands), IMTIX Ltd (UK) and IMTIX Srl (Italy);

         - "Transaction" shall mean collectively the transactions contemplated in the Agreements;

         -    "Transition Committee" shall have the meaning ascribed to it in
              Article 4.2.3 hereafter;

         -    "Variable Price" shall have the meaning ascribed to it in Article
              1.1.2 hereafter.


B- Headings

         The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.



C- Extended Meanings

         In this Agreement words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.



D- Accounting Principles

         Wherever in this Agreement reference is made to a calculation to be made in accordance with generally accepted accounting principles, such reference shall be deemed to be (i) accounting principles usually accepted such as defined in the French "Nouveau Plan Comptable" and set up according to the "recommandations de l'Ordre des Experts-Comptables francais," of the "Conseil National de la Comptabilite" and of the "Compagnie Nationale des Commissaires aux Comptes" or (ii) as far as the Subsidiaries are concerned, local generally accepted accounting principles.

1.       Purchase and Sale of Shares.

         1.1 Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, in particular to the conditions precedent provided in Article
1.2 below, Buyer agrees to purchase at the Closing and PMC agrees to sell to Buyer at the Closing, the Shares for the purchase price defined as follows (the purchase of the Shares by Buyer being referred to hereafter as the "Purchase").

         The sale of the Shares shall be made for a total price (the "Purchase Price") payable by Buyer to Seller and consisting of the sum of a fixed price (the "Fixed Price") and a variable price (the "Variable Price") defined respectively in Articles 1.1.1 and 1.1.2 hereafter.

         1.1.1    Fixed Price:

                  a)       Payment Schedule

                           Subject to adjustments effected pursuant to Articles
                           1.1.1 b), c) and d) hereafter, the Fixed Price shall be of a total amount of $33 (thirty three) million US Dollars payable in several successive payments (the "Payment(s)") in accordance with the following schedule, it being specified that $12 (twelve) million US Dollars shall, on the date on which the draft Partial Business Contribution Agreement is filed with the Commercial Court of Commerce (the "Filing Date"), be placed in escrow pursuant to the Escrow Agreement to be executed upon the Filing Date in the form of Exhibit 1.1.1 a) attached hereto. Dates set forth in this schedule shall hereafter be referred to as the "Payment Date(s)".


                                                            Payment
                      Payment Date                        (in US Dollars)
                      ------------                        ---------------
                      Closing Date ("CD")                 $ 12.0 million (the "Closing Payment")
                      6 months after CD                   $  1.5 million
                      12 months after CD                  $  1.5 million
                      18 months after CD                  $  1.5 million
                      24 months after CD                  $  1.5 million
                      30 months after CD                  $  3.0 million
                      36 months after CD                  $  3.0 million
                      42 months after CD                  $  2.5 million
                      48 months after CD                  $  2.5 million
                      54 months after CD                  $  2.0 million
                      60 months after CD                  $  2.0 million

                  Sums placed in escrow as provided hereabove shall be released to the benefit of Seller upon Closing Date, or, should the Purchase not take place because of the non-fulfillment prior to the Closing Deadline of any of the conditions precedent referred to in Article 1.2 hereof, shall be refunded to Buyer.

                  b) Adjustment of the Payments by reference to Thymoglobuline (R) direct costs

                           The Payments due 12 months after Closing Date (for an amount of $1,500,000 (one million five hundred thousand) US Dollars) and 24 months after Closing Date (for an amount of $1,500,000 (one million five hundred thousand) US Dollars) shall however be adjusted by reference to the average Thymoglobuline Direct Costs (as defined hereafter) during the 12 month-period preceding each of these 2 dates in accordance with the following table. For the purposes hereof, "Direct Costs" shall mean a list of items of French Francs amount computed on the basis of the calculation formula set forth in Exhibit 1.1.1 b) attached hereto with figures as of the Closing Date as an example. In case of any dispute between the Parties on this calculation of such amount, the dispute shall be referred to an expert in accordance with provisions of Article 1.1.1 c) (ii) hereafter.

                                                                           Impact on Payments
                      Condition                                            (in US Dollars)
                      ---------                                            ---------------
                      if Direct Costs above [_____*] FF/vial               Decrease by [$_____*] million
                      if Direct Costs between [_____*] FF/vial             Decrease by [$_____*] million
                      if Direct Costs between [_____*] FF/vial             Increase by [$_____*] million
                      if Direct Costs below [_____*] FF/vial               Increase by [$_____*] million

                  The Payments other than the two Payments referred to hereabove shall not be affected by the Thymoglobuline (R) Direct Costs.

         c)       Other adjustment of the Payments

                  (i) The Payment normally due as of any Payment Date shall be canceled and Buyer shall definitively be released from making any such Payment, unless on any such Payment Date:

                           (a) Seller is performing at least one (1) of the services identified in the Service Agreement for the Manufacturing attached hereto as
                                    Exhibit 1.1.1 c)(i)(a) with respect to
                                    Thymoglobuline, or if Seller is not
                                    performing at least one (1) of the services, such failure to perform is due to (i) an event of force majeure, (ii) a request from





----------------------------------
* CONFIDENTIAL TREATMENT REQUESTED.  CONFIDENTIAL
PORTION HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

                                    Buyer, (iii) or a termination of the Service
                                    Agreement for the Manufacturing due to
                                    Buyer's fault; or

                           (b) At least one (1) product license with respect to Thymoglobuline is then issued and valid in any E.U. country or in the U.S.A., provided that if no licenses are then issued and valid, the reason for the failure to maintain such license is caused, at least in part, by the inability of Seller to perform under the Service Agreement for the Manufacturing of Thymoglobuline and is not due to an event of force majeure.

                  (ii) Additionally, the Payment normally due as of any Payment Date shall be canceled and Buyer shall definitively be released from making such Payment, if on any such Payment Date (or, if such Payment Date is not an Anniversary Date as this term is defined in the schedule hereafter, on the preceding Anniversary
                           Date), the Actual Sales (as defined hereafter) are, despite reasonable commercial efforts of Buyer, lower than the minimum reference sales set forth for that date in the schedule hereafter, and, provided that Buyer has not arbitrarily changed its allocation of products to markets other than the E.U. and the U.S.A. solely in order to avoid making Payments hereunder.

                      Anniversary Date                                    Minimum Reference Sales of Thymoglobuline
                      ----------------                                    -----------------------------------------
                      12 months after Closing Date                                       [_____*] vials
                      24 months after Closing Date                                       [_____*] vials
                      36 months after Closing Date                                       [_____*] vials
                      48 months after Closing Date                                       [_____*] vials
                      60 months after Closing Date                                       [_____*] vials

                  It is understood between the Parties that:

                  -        for the second Payment Date (6 months after Closing
                           Date), the minimum sales test shall be applied to the 6-month period preceding such date; as a result, no payment shall be due on such date if Actual Sales on this 6-month period are lower than [_____*] vials;

                  - for all Payment Dates which are not Anniversary Dates of the Closing Date, the minimum sales test to be referred to shall be as of the preceding Anniversary Date.




----------------------------------
* CONFIDENTIAL TREATMENT REQUESTED.  CONFIDENTIAL
PORTION HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

                  For the purposes hereof, on each Anniversary Date of the Closing Date, the Company will measure the total number of Thymoglobuline (R) vials sold on the USA and European Union market during the 12-month period preceding such date ( the "Actual Sales").

                  Buyer shall maintain complete records of Actual Sales and shall permit an independent certified public accountant from a major international accounting firm ("CPA") appointed by Seller to inspect and audit the Company's books and records relating to Actual Sales upon 10 Business Days prior written notice. The CPA shall report to Seller, with a copy to Buyer, only the extent of any discrepancy between the Actual Sales reported by Buyer and the amount of Actual Sales calculated by CPA. Seller may exercise the rights hereunder only once each calendar year and this right shall terminate 72 months after the Closing Date. Seller will then have the right to notify to Buyer, within 15 days from the remittance by CPA to Seller of its report with a copy to Buyer, its decision to refer the matter to Ernst & Young, for determining the Actual Sales amount, acting as an expert pursuant to the provisions of
                  Article 1592 of the French Civil Code, jointly appointed between the Parties or, in case of default by such expert, to any other expert which shall be appointed by the President du Tribunal de Grande Instance de Paris at the request of the most diligent party (the "Expert"). The Expert shall be fluent in both English and French. The Parties undertake to fully cooperate with the Expert. The Expert shall be instructed to render the report within one (1) month of referral to him. The Expert's report shall be binding on the Parties. The Expert's fees shall be borne by Seller unless the valuation effected by the Expert differs by more than 3% (three percent) from the initial valuation of Buyer, in which case Buyer shall bear the costs. Seller and Buyer shall obtain no later than the Closing Date a letter by Ernst & Young stating its approval to this assignment.

         d)       Additional Readjustment of the Payments

                  In the event that the Company is not allowed by the German regulatory authorities to distribute on a usual commercial basis Thymoglobuline for the German market by September 30, 1998, subsequent Payments shall be reduced by [$__________ (_____)]* US Dollars per month. Payment reduction will not be made in any month in which batches of Thymoglobuline in adequate amounts to reasonably address the German market opportunity are released for sale prior to the license being renewed by the German regulatory authorities. In no event shall the cumulative amount of the reduction exceed [$__________ (_____)]* US Dollars, nor shall there be any Payment reductions after September 30, 2000.




----------------------------------
* CONFIDENTIAL TREATMENT REQUESTED.  CONFIDENTIAL
PORTION HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

                  Additionally, in the event that the U.S. approval for Thymoglobuline has not been granted by December 31, 1998 and the only remaining blocking issue for non-approval is due to manufacturing, chemistry, control or site inspection issues ("ELA related") identified in the previous FDA deficiency letter dated January 16, 1998 or Form 483 dated January 16, 1998, the FDA letter dated March 26, 1998 and subsequent letters relating to such issues, subsequent Payments shall be reduced by [$__________ (_____)]* US Dollars per month until such time as the U.S. approval is granted. In no event shall the cumulative amount of the reduction exceed [$__________ (_____)]* US Dollars.

                  If the Parties disagree on whether the failure to receive U.S. approval is due to an ELA related matter as set forth above, or if Seller considers that the inability to resolve the issue is attributable to Buyer, the Parties shall submit the question to an expert in U.S. regulatory matters whose decision shall be binding on the Parties and which shall be jointly appointed by the Parties or, failing such joint appointment within 15 days from the occurrence of such disagreement, by the President du Tribunal de Grande Instance de Paris ruling under the refere proceedings upon the request of the most diligent party.

         1.1.2    Variable Price:

         The Variable Price, which shall be payable by wire transfer within 60 days of each Payment Date, shall consist of a first part based on the amount of Lymphoglobuline Net Sales (a) and a second part based on Antilfa Net Sales (b), and payable as set forth hereafter. For the purposes of this Agreement, "Net Sales" shall mean the amount actually received on sales of Lymphoglobuline or Antilfa by the Company or by its Affiliates, or by its authorized sub-licensees (it being specified that IMTIX Products manufactured for clinical trial shall not be taken into account for the calculation of Net Sales) to third parties during the preceding six-month period less deductions for (i) normal and customary trade, quantity and cash discounts and emergency drug releases where such releases are provided by the Company or its Affiliates without charge, (ii) amounts repaid or credited by reason of rejection or return; (iii) V.A.T. on sales, withholding and excise taxes and duties levied on and/or other governmental charges made as to production, sale, importation, transportation, delivery or use paid by or on behalf of the Company, and (iv) transportation costs including insurance.

         a) Payments on Lymphoglobuline Net Sales shall be equal to 8% of the amount of such Net Sales every six months for a period of 10 years as from the Closing Date.





----------------------------------
* CONFIDENTIAL TREATMENT REQUESTED.  CONFIDENTIAL
PORTION HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

         b) Payments on Antilfa for a period of 10 years starting on the date referred to hereafter as the "Delivery Date" which shall be the earlier of (i) the date of delivery by FDA of the BLA marketing approval in the USA for solid organ transplants for Antilfa and (ii) the date of delivery of the equivalent marketing approval in European Union according to the centralized market approval procedure or in any E.U. country if a marketing approval is delivered for such country only, shall be calculated as follows:

                  (i) One-time payment of [$__________ (_____*)] million US Dollars upon Delivery Date;

                  (ii) a payment based on Antilfa Net Sales equal to (i) [_____*] of the amount of such Net Sales by the Company and its Affiliates, or (ii) if Net Sales are made by the Company's authorized sublicensees, [_____*] of such Company's authorized sublicensees Net Sales, every six months for a period of 10 years as from the Delivery Date.

                  1.1.3 If, at the time the payment of a part of the Purchase Price becomes due, an arbitration award rendered pursuant to Article 6.2 hereafter shall have upheld (i) a claim by Buyer under this Agreement, or (ii) a claim by Buyer based on any other breach of representations, warranties or covenants by Seller to Buyer under any agreement referenced herein, Buyer shall be entitled to set-off the payment of such part of the price against the amount of such claim.

                  1.1.4    Issue of a security interest

                  (i) In order to secure Payments hereunder, Buyer shall provide that a letter of credit from Nationsbank, or a financial institution of equivalent standing, in the amount of $6 (six) million US Dollars be issued in favor of Seller for a period of 21/2years beginning on the Closing Date substantially in the form attached hereto as Exhibit 1.1.4 (i). Such letter of credit shall provide that Seller shall be entitled to payment after delivering a certificate also in the form attached in Exhibit 1.1.4 (i-2), executed solely by Seller to Nationsbank. At the expiration of such 21/2year period, Buyer shall provide that a new letter of credit in the amount of $4 (four) million US Dollars be issued in favor of Seller for an additional 21/2year period in the form attached hereto as Exhibit 1.1.4 (i). The transaction costs of issuing such letters of credit shall be shared equally between Buyer and Seller, and Seller agrees to immediately reimburse Buyer for 50% of such costs with Seller's portion not to exceed 0.5% of the secured amount per year upon




----------------------------------
* CONFIDENTIAL TREATMENT REQUESTED.  CONFIDENTIAL
PORTION HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

                           invoice, provided that Buyer shall remain solely responsible for any pledge of assets associated therewith.

                  (ii) In the event that Buyer is unable or fails to make Payments, and such failure is not cured within 30 days of written notice from Seller to Buyer of such failure, then at such time SMC shall immediately issue to Seller up to 100,000 (one hundred thousand) shares of the common stock of SMC at no cost to Seller, such number of shares to be proportionally adjusted in case of stock splits, dividends and recapitalization. SMC shall at all times keep such 100,000 (one hundred thousand) shares reserved and available for immediate issuance to Seller. In order to determine the amount paid through the issuance of 100,000 (one hundred thousand) shares, the shares shall be valued at their fair market value at the time of issuance. However, the valuation shall only be definitive at the time Seller has been able to sell the shares and to recover the corresponding price. Such recovered price shall be the sole amount to be offset against failed Payments. Any recovered amount in excess of the failed Payments shall not be reimbursed to Buyer, and shall be considered as an indemnification for late payment. The recovery of any failed Payment not recovered, in full or in part, through the sale of shares will be pursued by any other means. At the Closing Date, SMC shall deliver to Seller a certificate stating the fair market value of the 100,000 (one hundred thousand) shares as of the Closing Date, and the corresponding percentage in SMC's capital stock on a fully diluted basis.

                  (iii) In the event that there is a "Change of Control" (as defined below) of either the Company or Buyer involving an unrelated third party after the Closing Date, Buyer will provide that a letter of credit be issued by Nationsbank, or a financial institution of equivalent standing, in favor of Seller with respect to all unpaid Payments as of the date of the Change of Control. For purposes of this article, a "Change of Control" shall mean a sale of substantially all of the assets of either the Company or Buyer to a non-Affiliate of Buyer or any transfer by way of contribution, merger or reorganization of more than 50% of the voting power of the capital stock of either the Company or Buyer to a non-Affiliate of Buyer. In the event that such letter of credit has been issued, clauses (i) and (ii) hereof automatically terminate.

                  (iv) In no event shall Seller be entitled to cumulative remedies and guarantees pursuant to this Article
                           1.1.4 in an amount which exceeds the amount of unpaid Payments, plus any interest accrued at the French legal rate (taux d'interet legal) between the Payment Date and the effective date of Payment.

1.2      Conditions Precedent.

         1.2.1    Conditions Precedent

                  The completion of the Purchase shall be subject to the fulfillment, no later than the Closing Deadline, of the following conditions precedent which are cumulatively stipulated for the benefit of Buyer, and which only Buyer may therefore waive, except conditions stipulated under a) and b) hereafter, which neither Party can waive.

         a) Completion of the Partial Business Contribution by Seller to the Company:

                  The Business shall have been contributed to the Company under a Partial Business Contribution (Apport Partiel d'Actif) meeting the following conditions. The Partial Business Contribution shall have been duly authorized by the shareholders of Seller and the Company and effected in application of the Partial Business Contribution Agreement (Traite d'apport partiel d'actif) substantially in the form of
                  Exhibit 1.2.1(a) hereto and with valuations of assets and liabilities which will have been submitted to Buyer at the beginning of the Second Due Diligence Period hereafter. It is understood that such condition precedent shall not be fulfilled before the completion of conditions precedent set forth in Articles 1.2.1 b) and 1.2.1 c) hereafter.

         b) Delivery by the General Manager of the French Medicine Agency ("Agence du Medicament") of (i) the authorization to operate as a manufacturing pharmaceutical establishment ("Autorisation d'Etablissement Pharmaceutique Fabricant") to the Company, and
                  (ii) the corresponding amendment to the existing Seller's Autorisation d'Etablissement Pharmaceutique.

         c) Completion of legal, technical and financial due diligence by Buyer and its counsels satisfactory to Buyer on the items listed in Exhibit 1.2.1 c) and on the latest available draft of the Partial Business Contribution Agreement which will have been sent to the prospective contribution auditor ("Commissaire a la Scission") and delivered to Buyer at the latest 15 days prior to the expiration of the Initial Due diligence Period as defined below, which due diligence shall not have revealed an event which may materially adversely affect the Business.
                  This due diligence will be carried out in two phases:

                  (i) Seller shall, within 15 days as from the date hereof, set up a data room for a period of five Business Days, unless Seller consents to an extension up to three additional Business Days, which consent shall not be unreasonably withheld, which data-room can be located outside the premises of Seller, and containing all documents required by Buyer as per the list attached hereto as Exhibit 1.2.1 c) and due diligence will be conducted by Buyer and its counsels within 30 days following the day when all information is available to Buyer (the "Initial Due Diligence Period"). No copies shall be made of documents in the data room without

                           Seller's consent which shall not be unreasonably withheld. All documents delivered by Seller pursuant to a due diligence request shall be considered Confidential Information as provided for in Articles
                           4.6 d) and 8) hereafter.

                           Upon expiration of the Initial Due Diligence Period, Buyer shall remit to Seller a certificate acknowledging the completion to its satisfaction of the Initial Due Diligence in the form of the Affidavit 1, provided that if Buyer does not deliver the Affidavit 1, Buyer shall inform Seller in writing at the same date of its reasons for not delivering the Affidavit 1.

                  (ii) Buyer shall, in addition, have the right, for 5 Business Days following the Filing Date to make review of the final valuation of assets and liabilities in the Partial Business Contribution Agreement it would estimate appropriate (the "Second Due Diligence Period").

                           Upon expiration of the Second Due Diligence Period, Buyer shall remit to Seller a certificate acknowledging the completion to its satisfaction of such due diligence in the form of the Affidavit 2, provided that if Buyer does not deliver the Affidavit 2, Buyer shall inform Seller in writing at the same date of its reasons for not delivering the Affidavit 2.

         The Parties agree that the Purchase will enter into force without any retroactive effect after the completion of the above conditions precedent and on the date of fulfillment of the last of those conditions.

         1.2.2    Fulfillment

         a) At the date of satisfaction of the last condition precedent to be satisfied (the "Closing Date"), the Parties undertake to proceed with the sale of the Shares and therefore to complete the steps set forth in Article 1.3 hereafter subject to the provisions of paragraphs b) and c) hereafter, and in no event later than the Closing Deadline.

         b) Buyer shall have no obligation to close and consummate the Transaction if Buyer determines that a material adverse change, whether legal, financial or of any kind, has occurred in the Business, the Company or the Seller in connection with the Business prior to the Closing Date. Buyer shall specify such a material adverse change in writing to Seller. If Buyer exercises its rights under this clause, Buyer will only be allowed not to close the Purchase and shall not be allowed to attempt to renegotiate the terms of the Transaction. Additionally, an amendment to the existing Manufacturing and Supply Agreement dated October 13, 1993 between the Parties in the form attached hereto as Exhibit 1.2.2 b) shall automatically become enforceable.

         c) Seller shall have no obligation to close and consummate the Transaction if prior to the Closing Date:

                  (i)      there is a Change of Control of Buyer;

                  (ii) Buyer becomes subject to voluntary or involuntary bankruptcy under applicable law;

                  (iii) Buyer is enjoined from conducting all clinical trials in the United States of America;

                  (iv) an event has occurred which makes the occurrence of either (i), (ii) or (iii) above unavoidable.

1.3      Closing.

                  On the Closing Date, on which the transfer of title of ownership of the Shares from Buyer to Seller shall occur, the following steps shall be completed simultaneously:


                  1.3.1    The Parties will exchange the following documents:

         a)       PMC will provide Buyer with the following documents:

                  (i) the share transfer forms ("ordres de mouvement") in favor of Buyer, duly signed by PMC and the Second Shareholder, as well as evidence that the transfer of the Shares has been inscribed in the register of transfers of the Company as well as a duly signed reiteration in French of this Agreement (such document not being a translation but a summarized document referring only to the Parties, the context of the sale, the price and object of the sale) for purposes of registration with French tax authorities, in the form attached in Exhibit 1.3.1 a) (i) hereto;

                  (ii) the corporate books of the Company (register of transfers, shareholders accounts, minutes of the board of directors and of the general meetings of the shareholders, attendance registers of the board of directors and attendance sheets of the shareholders' meetings);

                  (iii) relevant extracts of the minutes of the meetings of PMC's Employee Committee ("Comite d'Entreprise") and Central Employee Committee ("Comite Central d'Entreprise") consulted on the Transaction;

                  (iv)     the minutes (or relevant extracts of the minutes) of
                           (a) the board of directors meetings of PMC approving the Transaction, this Agreement, and the Partial Business Contribution Agreement to be filed with the

                           Commercial Court of Commerce, (b) the board of directors (or other competent corporate body) meetings of the Company approving the Partial Business Contribution Agreement to be filed with the Commercial Court of Commerce, (c) the shareholder's meetings of each of PMC and the Company deciding the Partial Business Contribution to the Company, and (d) the meeting of the board of directors (or other competent corporate body) of the Company and the Subsidiaries, if applicable, each convening an ordinary shareholders meeting for the purpose of electing new directors and new statutory auditors, as applicable, which election shall take place immediately after completion of the sale;

                  (v) letters of resignation of, all members of the board of directors, if any, the President of the Company and of the Subsidiaries (if requested by Buyer), specifying in addition that the Company or the Subsidiaries do not owe them any moneys or any other compensation ;

                  (vi) letters of resignation of the statutory auditors of the Company and the Subsidiaries, as applicable;

                  (vii) a copy certified true and accurate of the Partial Business Contribution Agreement duly signed;

                  (viii) all documents from the German regulatory authorities evidencing the renewal of the Thymoglobuline (R) market approval and from the U.S. regulatory authorities evidencing the approval of Thymoglobuline
                           (R) in the U.S., it being understood that, should such renewal and authorization not be granted as of the Closing Date, Seller covenants to remit to Buyer copy of the same documents as soon as they are available to it and provisions of Article 1.1.1 d) shall apply;

                  (ix) all documents evidencing (a) the delivery by the General Manager of the French Medicine Agency ("Directeur General de l'Agence du Medicament") of the authorization to operate the Company as a manufacturing pharmaceutical establishment and the corresponding amendment to the existing Seller's authorization (which corresponds to condition precedent of Article 1.2.1(b) hereabove), (b) the delivery by the General Manager of the French Medicine Agency ("Directeur General de l'Agence du Medicament") of the authorization to transfer all the French "Autorisations de Mise sur le Marche" related to the IMTIX Products to the Company, and (c) the delivery by any foreign public authorities of approvals to transfer to the Company foreign licenses on IMTIX Products, it being understood that, for those of the approvals referred to in (b) and (c) which would not be granted as of the Closing Date, Seller covenants to remit to Buyer copy of the same documents as soon as they are available to it and provisions of Article 4.3 shall apply;

                  (x) a certified copy of the declaration filed with the competent council of the Pharmacists' Association ("Ordre des Pharmaciens") in connection with the change of control of the Company, in compliance with Article R.5015-17 of the French Public Health Code ("Code de la Sante Publique");

         b)       Buyer will provide PMC with the following documents:

                  (i) a certified copy of the declaration for foreign investment to be filed by Buyer or its advisers, with the French Treasury Department;

                  (ii) a Letter of Credit of an amount of $6,000,000 (six million U.S. dollars) substantially in the form of
                           Exhibit 1.1.4 (i) hereto, as provided for under
                           Article 1.1.4 hereof;

                  (iii) three insurance certificates certifying that Buyer has subscribed for insurance coverage for the Company against (a) general and product liabilities, (b) property and business interruption, and (c) environmental liability (comparable and prorated to PMC's external environmental insurance coverage) ;


         1.3.2 The Parties will remit to the Escrow Agent a joint letter of instruction, in the form specified under the Escrow Agreement, giving instruction to the Escrow Agent to release the amount of $12,000,000 (twelve million U.S dollars) held in escrow since the Filing Date to Seller, in accordance with provisions of Article 1.1.1 a) hereof.

         1.3.3 The Escrow Agent shall remit to Seller the Payment of $12,000,000 (twelve million U.S. dollars).

         1.3.4    Buyer and Seller shall duly execute the Ancillary Agreements.

         1.3.5 Buyer and Seller shall have obtained from Ernst & Young a letter stating its approval to the assignment set forth in
                  Article 1.1.1 c) (ii) and Article 1.1.1. b) hereabove.


2.       Representations and Warranties of PMC.

                  PMC hereby represents and warrants for itself, the Subsidiaries and the Company to Buyer that, except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") (attached hereto as Exhibit 2), and it being understood that any representation made hereafter with respect to the Company shall be deemed to have been made also with respect to PMC in relation to the Business before the contribution to the Company of the Business and with respect to the Subsidiaries, and that the following representations and warranties are true and accurate as of the date hereof and shall be true and accurate as of the Closing Date, on which date they will be deemed reiterated.


2.1 Organization, Good Standing and Qualification. PMC, the Company and the Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of France (or under the laws of their country of location for the Subsidiaries) and have all requisite corporate power and authority to own or lease and operate their properties and to carry on their business. There has been no formal request for the annulment or dissolution of the Company or any of the Subsidiaries, nor has any petition been filed with any competent authorities requesting the initiation of any restructuring or liquidation procedures, and none of the Company or any of the Subsidiaries is insolvent.

2.2      Shares.

         a) The Shares represents 100% of the share capital and of the voting rights of the Company, fully paid and non-assessable and were duly and validly authorized and issued in accordance with the French Company Act n(degree) 66-537 dated July 24, 1966 as amended and the Decree n(degree) 67-236 dated March 23, 1967 as amended. The Shares will entitle Buyer to receive all dividends distributed by the Company as of its incorporation.

         b) There are not any outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition of any shares of the share capital of the Company. The Company is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting rights or share capital of the Company.

         c) PMC and the Second Shareholder have good title to the Shares, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Shares; upon the delivery of, against payment for, such Shares pursuant to this Agreement, Buyer will acquire good title thereto, free and clear of any liens, encumbrances, equities and claims.

2.3 Subsidiaries. Other than the Subsidiaries, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, grouping or partnership of whatever kind, including any "Groupement d'Interet Economique", "Societe en Participation", "Societe Civile" or other entity in which the liability of the members and partners is not limited to their ownership interest, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement. The outstanding shares of the Subsidiaries are all duly and validly authorized and issued and fully paid-up and were issued in accordance with the laws of their country of location. These shares are free of all rights, charges, liens or encumbrances whatsoever and there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition of such shares except as contemplated under the Agreements.

2.4 Authorization. All action on the part of the Company, its officers, directors and shareholders and all action on the part of PMC, its officers, directors and shareholders, necessary for the authorization and execution of the Agreements, the performance of all obligations of the Company and PMC hereunder and thereunder, and the sale of the Shares has been taken and this Agreement and the other Agreements constitute valid and legally binding obligations of the Company and PMC subject to Article 1.2.1 a), enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. In particular, this Agreement has been duly authorized by PMC's Board of Directors and PMC's Employee Committees ("Comites d'Etablissement") and Work Council ("Comite Central d'Entreprise") have been duly informed and consulted in compliance with provisions of the French Labor Code.

2.5 Governmental Consents and Authorizations. Except as provided in Exhibit 2.5
(a) attached hereto, the Company and the Subsidiaries have been granted all licenses, permits, authorizations and approvals from governmental or other regulatory bodies (including in particular the ones set forth in Exhibit 2.5 (b) which Exhibit contains a list of all permits and authorizations with respect to their assets and the operation of the Business in relation to Thymoglobuline and Lymphoglobuline) necessary to carry on the Business, and each of such permits is currently valid and in full force and effect.

                  In addition, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental or other authority on the part of the Company and the Subsidiaries is required in connection with the consummation of the transactions contemplated by the Agreements.

2.6 Financial Information. PMC's existing management accounts as already provided relating to the Business as of December 31, 1997 attached hereto as
Exhibit 2.6 (the "Management Accounts") accurately describe and fairly present the financial condition and operating results of the Business as of the date, and for the period, indicated therein. The valuations of the assets and liabilities of the Business attached to the Partial Business Contribution Agreement (the "Contribution Valuations") as of the Retroactive Date accurately describe and fairly present all the assets and liabilities attached to the Business as of such date. The accounts of the Subsidiaries as of December 31, 1997 attached to the Partial Business Contribution Agreement shall have been or have been duly established in accordance with all applicable legal and administrative provisions and accounting principles and rules. They accurately describe and fairly present the financial condition and operating results of the Subsidiaries as of the dates, and for the periods, indicated therein. All financial information previously provided by Seller to Buyer relating to the Business is accurate in all material respects, provided however that no representation or warranty is made with respect to financial and sales projections other than that such projections represent Seller's best estimate under the circumstances of what it reasonably believes. PMC does not make any other representations or warranty regarding such financial and sales projections. All expenses and financial undertakings (whether contingent or not) borne by the Company and the Subsidiaries necessary to the operation of the Business are properly accounted for in their accounts, and due provisions have been made by the Company and the Subsidiaries for all charges relating to the Business, all in accordance with the generally accepted accounting principles of the country of location of the Company and the Subsidiaries.

2.7 Receivables. All accounts receivable arisen in the ordinary course of business, have been collected or are collectible in the book amounts thereof and none of such accounts receivable are subject to any material claim of offset, recoupment, setoff, or counter-claim and neither the Company nor PMC nor the Subsidiaries has any knowledge of any specific facts or circumstances (whether asserted or unasserted) that would give rise to any such claim. The accounts receivable have been accurately accounted and reserved in the Contribution Valuations.

2.8 Compliance With Law. The use of the Assets and PMC's and the Company's and the Subsidiaries' conduct of the Business is and has been in compliance, in all material respects, with all applicable laws and regulations (each and all of the foregoing being herein referred to as "Laws"), including Laws relating to the pharmaceutical sector, employment, employment practices, labor and safety, and Laws relating to the generation, handling, storage, release, discharge or transportation of hazardous materials or substances or the environmental or occupational health and safety ("Environmental and Safety Laws"), and the Company and the Subsidiaries are not subject to any liability in connection with any such Laws.

2.9 Necessary Assets; Entire Business. The present representation and warranty
2.9 shall be deemed only made as of the Closing Date. Except for the Excluded Assets, as defined in the Partial Business Contribution Agreement, and for the General Services, PMC has contributed to the Company the entire Business (including any receivables from SangStat U.S. to PMC under the existing license agreement which have become an asset of the Company) and the Assets constitute all assets related to and necessary for the conduct of the Business. The said contribution has been effected in accordance with the Partial Business Contribution Agreement such as filed with the Court of Commerce. The Company has not sold, leased or otherwise encumbered any of the Assets since the date of said contribution, except under ordinary course of business. As a result, the Company owns (or otherwise manages through the Ancillary Agreements) the entire Business which, with the Ancillary Agreements and excluding the General Services listed in Exhibit 2.9 hereto, constitutes a stand-alone business that will allow the Company to conduct in a normal way the Business as it has been operated until the date hereof and as it will be operated until the Closing Date.

2.10 Operating Condition. All of the tangible assets necessary for the operation of the Business are suitable for the purposes for which they are used, are in good operating condition and in reasonable repair (ordinary wear and tear excepted).

2.11 Litigation. Neither PMC, the Company, the Subsidiaries, nor any of their officers or directors is engaged in, or has received any threat of, any litigation, arbitration, investigation, or other proceeding, at law or in equity, before any court, regulatory agency, or other governmental authority, involving the Company, the Subsidiaries, the Business or the Assets, the employees of the Business in a Business-related matter, or the transactions contemplated by any of the Agreements. During the process of consultation of the Employee Committees ("Comites d'Etablissement") and Work Council ("Comite Central d'Entreprise") in relation to the Transaction, no dispute has arisen other than as summarized in Exhibit 2.11 hereto. There is no action, suit, proceeding, or investigation pending or to the knowledge of PMC threatened against the Company, the Subsidiaries or their officers or directors that questions the validity of any of the Agreements, or the right of the Company or PMC, to enter into the Agreements (to the extent each is a party to such agreements), to consummate the transactions contemplated hereby or thereby, or that might result in any material adverse change in the Business, the Assets or the results of operations or financial condition of the Business, the Subsidiaries or the Company, each taken as a whole. Neither the Company, nor the Subsidiaries, nor their officers or directors is bound by any judgment, decree, injunction, ruling, or order of any court, governmental, regulatory or administrative department, commission, agency or instrumentality or arbitrator, that has or is reasonably likely to have a material adverse effect on the Business, the Assets, or the results of operations or financial condition of the Business, the Subsidiaries or the Company, each taken as a whole. Without prejudice to the foregoing, PMC shall indemnify and hold Buyer harmless against all Claims relating to the operation of the Business until the Closing Date, in accordance with the terms of Article 5. Neither PMC, the Company, the Subsidiaries nor any of their officers, directors has received any correspondence, notice, request, or threat thereof, orally or in writing, from any regulatory agency which could affect existing or future regulatory approvals or licenses related to the Business or the Assets.

2.12 Patents and Trademarks. The Company, except for the name "SangStat" which is part of the corporate name of the Company, and the Subsidiaries have sufficient title and ownership of or appropriate licenses to all know-how, patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for their Business as now conducted (including under the Know-How License Agreement) without any conflict with or infringement of the rights of others, except for such items as have yet to be conceived or developed. Except as provided in Exhibit 2.12 attached hereto, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company, nor the Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. Neither the Company, nor the Subsidiaries, nor PMC has received any communications alleging that the Company, the Subsidiaries or PMC has violated or would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

2.13 No Conflict or Default. The execution of this Agreement or any of the other Agreements by PMC or the Company or the Subsidiaries, nor compliance by PMC or the Company or the Subsidiaries with the terms and provisions hereof and thereof, including without limitation, the consummation of the transactions contemplated hereby, will violate any statute, regulation, or ordinance of any governmental authority, or conflict with or result in the breach of any term, condition, or provision of the Articles of Incorporation ("Statuts") of PMC, the Company or the Subsidiaries or of any order, decree, legal obligation, to which PMC, the Company or the Subsidiaries is a party or by which it or any of the assets are or may be bound, or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder, where such violation, conflict and/or default could have a material adverse effect on (i) the continued operation by Buyer of the Business after the Closing on substantially the same basis as theretofore operated by PMC or the Company or the Subsidiaries, (ii) the consummation of the transactions contemplated by this Agreement or any of the other Agreements, or (iii) the results of operations or financial condition of the Business or the Assets, or result in the creation or imposition of any material lien, charge, or encumbrance, or restriction with respect to any of the Assets, or give to any third party any rights of termination, acceleration, or cancellation in or with respect to the Assets.

2.14 Third Party Consents. Without prejudice to provision of Article 2.5 hereabove, no consent, approval or authorization of or registration, qualification, designation, declaration, or filing with any third party, on the part of PMC or the Company or the Subsidiaries is required in connection with the consummation of the transactions contemplated hereunder, except as provided in Exhibit 2.14, where the failure to obtain such consent, approval, and/or authorization could have a material adverse effect on (i) the consummation of the transactions contemplated by the Agreements or (ii) the Assets or the Business.

2.15 Finders' Fees. No third party shall be entitled to receive any finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company.

2.16 Certain Payments. To the knowledge of PMC, in connection with the Business, neither the Company, nor the Subsidiaries, nor PMC with respect to the Business, nor any person directly or indirectly on behalf of the Company, PMC with respect to the Business and the Subsidiaries, has made or received any payment that was not legal to make or receive.

2.17 Permits. Subject to licences held by the distributors which are listed in
Exhibit 2.17 hereto, the Company and Subsidiaries have all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, or financial condition of the Company and Subsidiaries, and the Company and Subsidiaries believe they can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company and the Subsidiaries are not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

2.18 Complete Disclosure. The Company and PMC have fully provided Buyer with all the information that Buyer has requested and all information that the Company and PMC, after due inquiry with all officers and directors involved in the Business (including, but not limited to, manufacturing, QA/AC, regulatory, marketing, sales, finance, administration, human resources in France and other countries where the Business is operated), believe is material and related to the

Business. Neither this Agreement, or any of the other Agreements, nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact.

2.19 Title to Property and Assets. The Company as of the Closing Date and the Subsidiaries own their property and assets (including the Assets) free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's and Subsidiaries' ownership or use of such property or assets. With respect to the property and assets it leases, the Company and Subsidiaries are in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

2.20 Changes. Since December 31, 1997 for the Subsidiaries and, for the Company, since the Retroactive Date on which the Contribution Valuations will have been established, there has not been, subject to decisions taken by the Management
Committee:

         a) any change in the assets, liabilities or financial condition of the Business, the Company or the Subsidiaries from that reflected in the financial documents referred to in Article
                  2.6 hereabove, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

         b) any change in the Business and management of the Company (or Subsidiaries) which have been carried on in the ordinary course, in a reasonable manner, "en bon pere de famille" as it is understood under French law, and in a consistent manner in order to ensure the continuity of the Business, and the Company and Subsidiaries have not entered into any agreement or taken any decision outside the ordinary course of business;

         c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Assets or the Business or, any occurrence, circumstance, or combination thereof which reasonably could be expected to result in any such change;

         d) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Business; or

         e)       any dividends, nor any distribution of any profits whatsoever;

         f) any change in the Company's or the Subsidiaries' accounting methods; any written off debts;

         g) any granting by the Company or the Subsidiaries to any officer or employee, any increase in compensation in any form, or any severance or termination pay, any entering into by the Company or the Subsidiaries of any employment agreement, any adoption or amendment of any collective bargaining, bonus, compensation, stock option, pension, retirement, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of employees;

         h) to the best of PMC and the Company's knowledge, any other event or condition of any character that might materially and adversely affect the Assets, Business or the Company and Subsidiaries (as such Business is presently conducted);

         i) any communication with any regulatory agencies worldwide, relating to the Business, except in the ordinary course of business and that do not and will not have a material adverse effect on the Business or the Assets.

2.21 Tax Returns, Payments and Elections. The Company and each of the Subsidiaries, and PMC with respect to the Business, has filed all tax returns and reports (including information returns and reports) as required by law, including, but not limited to, the tax, customs and social security taxes. These returns and reports are true and correct in all material respects. The Company, the Subsidiaries and PMC with respect to the Business have paid all taxes and other assessments due. There is no current dispute with any governmental authority concerning taxes, customs or social security charges and to the best knowledge of PMC and the Company, there is no reason to believe any such dispute might arise.

2.22 Inventory. The inventories shown on the Management Accounts, the Contribution Valuations and the balance sheet and accounts of the Subsidiaries or thereafter acquired by PMC, or the Company or the Subsidiaries and relating to the Business, consist of items of a quality usable or sellable in the ordinary course of business. Neither PMC nor the Company nor the Subsidiaries have received notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplied or component products required for the manufacture or production of products relating to the Business. Due provision has been made on the books of the Company and Subsidiaries in the ordinary course of business consistent with past practices to provide for the obsolete, or unusable inventories to their estimated useful or scrap values and such inventory reserves are adequate to provide for such obsolete or unusable inventory. It is specified that the Company will be entitled to sell inventory of work-in-progress and finished goods with their existing packaging as of the Closing Date, until the expiration date of the shelf life of all items of said inventory, provided such inventory will be sold prior to any comparable products under Buyer's packaging.

2.23 Product Liability. Neither PMC nor the Company nor the Subsidiaries nor any of their respective officers or directors is engaged in, or has received any threat of any litigation, action, arbitration, investigation, or other proceeding, at law or in equity, before any court, regulatory agency, or other governmental authority in connection with any damages, loss, accident, disaster caused by or related to a defect of any of the IMTIX Products and which would be likely to incur the Company's or any of the Subsidiaries' liability. Neither PMC nor the Company nor the Subsidiaries have received any client complaint or other information whatsoever in relation to the same. In any event, it is agreed between the Parties that any liabilities related to damages caused by the IMTIX Products manufactured or sold by PMC, the Company or the Subsidiaries before the Closing Date will be assumed by PMC only and PMC will indemnify and hold harmless Buyer, or the Company, or the Subsidiaries, against any such liabilities. It is expressly specified between the Parties that any liability arising in connection with those representations of Article 2.23 shall be subject to the specific limitation provided under Article 5 e) (iii) hereafter.

2.24     Employees.

         a) No sum is due to any present or former employee, agent or representative of the Company, the Subsidiaries or of the Seller (dedicated to the Business) in connection with their employment and/or other contracts or agreements other than rights to payments accrued but not yet payable or to repayment of business expenses, or debts disclosed in the Management Accounts, in the Contribution Valuations and the balance sheets and accounts of the Subsidiaries. The names of the employees of the Business and the Subsidiaries as at the date hereof, along with an indication of their age, seniority, current salary, bonuses and other compensation, are listed in
                  Exhibit 2.24 (a) (the "Employees"). No promise to hire any person has been granted. Only one (1) of the Employees is a "protected employee" as this term is understood under French labor law (employee delegate, member of the workers council, union representative) or any equivalent foreign laws.

         b) The Company and the Subsidiaries have not paid or agreed to pay any sum of any kind to any of their employees, agents or representatives that is not tax deductible.

         c) The Company and the Subsidiaries have incurred no obligations of any kind toward former employees, especially unfulfilled obligations resulting from the breach of any labor or service contract or from indemnities for dismissal or indemnities for unjustified dismissal or from not having complied with the obligation to reinstate an employee.

         d) The Company and the Subsidiaries have complied with all instructions and obligations imposed by the competent authorities in the fields of labor law, social security law, health and safety law and all other laws and regulations applicable to employment.

         e) The regulations relating to the representation of the employees in the Company and the Subsidiaries have been duly complied with.

         f) No employment contract has been concluded with any current or former employee, representative or agent, which breaches applicable laws and regulations and the collective bargaining agreement applicable to the Company or Subsidiaries.

         g) No executive or manager has resigned from the Company or the Subsidiaries nor notified in writing of an intention to resign since December 31, 1997.

         h) All pension and employee insurance plans in which the Company and the Subsidiaries participate are mentioned in Exhibit 2.24
                  (h).

         i) The Company and the Subsidiaries have not made any loans to its employees, agents or representatives other than specified under Exhibit 2.24i).

         j) All contributions payable and due by the Company and the Subsidiaries under retirement, dismissals and benefit plans and all future obligations of the Company and the Subsidiaries thereunder have been duly paid or reserved for in the Contribution Valuations or the balance sheets and accounts of the Subsidiaries in accordance with GAAP of their country of location.

2.25 Contracts in General. The Company and the Subsidiaries are validly bound by all their contracts in force and their co-contractors specifically dedicated to the Business are validly obligated to them. The Company and the Subsidiaries have performed and will perform all their obligations under these contracts. All agreements to which the Company and the Subsidiaries are a party are in the form of appropriate legal documentation allowing the Company and the Subsidiaries to exercise and enforce all its rights thereunder. Without prejudice to the generality of the preceding terms, there exists no commercial litigation or any other event of whatever nature that might affect the timely performance of these contracts.

                  As far as the following contracts are concerned, there exists no event that might bring about the nullification or termination of these contracts, that might entitle a third party to demand an early payment thereunder, or that might involve in any manner the liability of the Company or the Subsidiaries or that of their directors or employees:


         -        Various rabbit supply agreements;
         -        Agreement dated October 27, 1997 with Pharmacia & Upjohn;
         - Agreements entered into with Immunotech and APHP respectively on June 15, 1989 and March 6, 1995.

2.26 Contracts Outside the Ordinary Course of Business, Contracts with Shareholders. Except as indicated in Exhibit 2.26 or permitted by the Management Committee, the Company and the Subsidiaries:

         a) have not concluded any contract which would involve their joint or unlimited liability;

         b) have not concluded any license agreement, any option to enter into a license agreement nor any distribution agreement;

         c) have not concluded any contract which would expressly or implicitly provide for an early termination as a consequence of the Transaction;

         d) have not concluded any contract which by its terms cannot be terminated without paying a penalty in excess of FF 25,000 or without giving prior notice more than 3 months in advance;

         e) have not concluded any agreement or arrangement limiting their freedom to compete in any line of business with any person or in any geographic area;

         f) are not a party to any contract or agreement with any Affiliate of PMC nor with any director of PMC or Affiliate of PMC;

         g) have not incurred, vis-a-vis PMC or an Affiliate of PMC, any obligation or debt;

         h) have not modified or received any request for modification of any existing license, distribution or manufacturing agreement.

2.27 Insurance. The Company and the Subsidiaries shall have been insured until the Closing Date under insurance policies for which all premiums have been paid when due and which cover under normal conditions the risks regularly incurred by companies operating a business similar to that of the Company. Neither the Company nor any of the Subsidiaries have committed or omitted any act which might render null or inoperative such insurance policies or might bring about their cancellation.

                  There is no pending lawsuit involving the application of the Company's or the Subsidiaries' insurance policies, and no event has occurred which might bring about such a lawsuit.

2.28 Scope and Accuracy of the Representations. Buyer has undertaken to buy the Shares upon the making of the above representations by PMC and on the express condition that PMC grant the warranties referred to in Article 5 of this Agreement. All information contained in this Agreement and the Exhibits thereto is true and accurate. The above representations and warranties are stipulated for the benefit of Buyer and its Affiliates.


3. Representations and Warranties of Buyer. Buyer hereby represents and warrants that:

3.1 Authorization. Buyer has full power and authority to enter into the Agreements, and the Agreements constitute valid and legally binding obligations, enforceable in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2 Organization. Buyer is a company duly organized, validly existing and in good standing under the laws of its country of incorporation and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business.

3.3 Non-Violation. The performance of the Agreements and consummation of the transactions contemplated hereby and thereby by Buyer will not constitute a violation of, or a default under, or conflict with (i) any provision of the Articles of Incorporation ("Statuts") of Buyer or (ii) any legal requirements, judgment or administrative decision which may apply to Buyer or by which Buyer is bound or (iii) any agreement or undertaking to which Buyer is a party or by which it is bound, the consequence of which could affect the validity and the enforceability of the Agreements or of the transactions contemplated hereby or thereby.


4. Covenants.

4.1 Covenant on Conditions Precedent/Contribution Agreement. Each Party undertakes to take in a timely manner all necessary actions and to make its best efforts in order that the conditions precedent set forth in Article 1.2 hereabove be met as soon as possible and to inform from time to time the other Party on the implementation of those actions.

                  In particular, the Parties will use their best efforts to obtain the authorization of the General Manager of the French Medicine Agency referred to in Article 1.2.1 b) hereabove.

                  Seller also undertakes to take in a timely manner all necessary actions and to make its best efforts in order that the Partial Business Contribution shall be completed as soon as possible. In particular, as soon as practicable after Seller has received the Affidavit 1 issued at the end of the Initial Due Diligence Period, as provided under Article 1.2.1(c) hereafter, but in no event later than 20 days following the last day of the month in which the Affidavit 1 is delivered, Seller and the Company shall file the draft Partial Business Contribution Agreement with the competent Commercial Court (Greffe du Tribunal de Commerce), in compliance with applicable laws and regulations.

                  As soon as the conditions precedent referred to in Articles
1.2.1 b) and 1.2.1 c) hereafter are fulfilled and within 20 days thereafter, the shareholders of Seller and of the Company shall be convened at general meetings to decide upon the Partial Business Contribution and complete the Partial Business Contribution of the Business in exchange for shares of the Company, pursuant to the Partial Business Contribution Agreement, as provided under
Article 1.2.1(a) hereabove.

4.2      Obligation to Cooperate.

4.2.1 During the Initial Due Diligence Period and the Second Due Diligence Period set forth in Article 1.2.1 c) hereabove, Seller will provide Buyer and its representatives with complete information requested in compliance respectively with Articles 1.2.1 c) (i) and (ii) hereabove.

                  Seller will organize reasonable appointments with those senior employees, and to the extent possible, external advisors, considered as involved in the Business in order to perform the Initial Due Diligence provided that Buyer has requested previously to Seller its need for such appointments, it being understood that all costs of external advisors (except reasonable attorney's fees) requested by Buyer and invoiced to Seller by such advisors in this respect shall be borne by Buyer.

4.2.2    -        Seller, which has a good knowledge of the organization of the
                  French Medicine Agency and of other French and foreign public authorities having competence over the pharmaceutical sector, undertakes to use all its efforts and expertise to facilitate in a timely manner the discussions with French and foreign public authorities for the purposes of completion of the Transaction.

         - The Parties will use their best efforts to promptly obtain (i) the prior authorization of the General Manager of the French Medicine Agency ("Directeur General de l'Agence du Medicament") to transfer to the Company all the French "Autorisations de Mise sur le Marche" related to the IMTIX Products, (ii) from any other foreign public authorities the approval to transfer foreign licenses on IMTIX Products held by Seller or its Affiliates (other than those held by the Subsidiaries) to the Company (to the extent permitted by local regulations and laws), and (iii) the U.S. PLA/ELA approval for Thymoglobuline (R). For information purposes, a list of key-steps to be taken with the French Medicine Agency, together with an estimated timetable is attached hereto in
                  Exhibit 4.2.2.

         - Seller will use its best efforts to have its Affiliates other than Subsidiaries transfer all franchises, licenses, permits, consents, authorizations, certificates, trademarks as listed in the Partial Business Contribution Agreement and approvals of any regulatory, administrative or other governmental agency issued to or held by them, including all authorizations to export products not licensed in France, to the extent relating to the IMTIX Products, to the Company, except where this transfer would violate local regulatory laws.

         - Seller will use its best efforts to have third parties, which are party to agreements attached in part only to the Business, enter into new agreements with the Company covering the part of those agreements attached to the Business, to the extent such agreements are material to the Business.

4.2.3 As of the date of this Agreement and until the expiration of a 12-month period after the Closing Date:

         - The Parties undertake to set up a transition committee (the "Transition Committee") which will review and advise on transition activities and include:

                  (i) until the Closing Date for Seller: Gilles Alberici, Rene Labatut, a Regulatory Affairs representative, a QA/QC representative, a Finance representative and any other necessary people; and for Buyer: the head of Regulatory Affairs, the Chief Executive Officer, the VP of Operations, the VP of Pharmaceutical Development, and

                  (ii) after the Closing Date, for Seller, the same persons (except Gilles Alberici, and Rene Labatut), for the Company, Gilles Alberici, for Buyer, the same persons, it being specified that Rene Labatut will also be a member of the Transition Committee whether as a representative of Seller or of the Company, subject to Article 4.5 hereafter.

                           The Transition Committee will meet in France, no less than once every quarter, except otherwise agreed between the Parties, and more often if appropriate. Until the Closing Date, the Transition Committee will be chaired by Seller's Senior Vice President and Chief Financial Officer and, as from the Closing Date, by Buyer's Chief Executive Officer or a designated representative.

         4.2.4 As of the Filing Date and until the Closing Date:

         - The parties will establish a management committee (the "Management Committee") which will consist of the members of the Transition Committee referenced above in Article 4.2.3. The Management Committee will oversee the operations of the Company and the Business and specifically will have on an internal basis management control and decision-making power regarding but not limited to, the following:

                  a)       defining clinical development and Phase IV programs;

                  b)       all regulatory matters;

                  c)       manufacturing planning and operations;

                  d) marketing, sales and product distribution plans for all territories;

                  e)       recruiting, legal and financial matters.

                  Subject to any legal obligations and restrictions applicable to Seller, Seller will use its best efforts to implement the Management Committee's decisions, without materially affecting Seller's non-IMTIX business. Only the representatives of Buyer will have voting power on the Management Committee; all other members will have advisory powers only. The Management Committee will meet on a monthly basis, either in person in France, or telephonically and more often as reasonably requested by Buyer. Subject to decisions of the Management Committee, Seller agrees to manage and operate the Business and the Company according to normal business practices and in the ordinary course of business.

                  The Management Committee shall act only according to normal business practices and in the ordinary course of business.

                  The Management Committee shall not be entitled to recommend or decide any dismissal of employee (other than in case of "faute lourde" or "faute grave"), any divestment of or investment in intangible or tangible assets nor any change in the strategy followed by the Seller for the Business until the Filing Date.

4.2.5    Obligation to cooperate for SEC audits

                  Seller has been informed of the obligations of Buyer to perform audits of the Company and the Business for the purpose of information of the U.S. SEC as requested under applicable laws and regulations. Seller agrees to provide information to Buyer and cooperate with Buyer for this purpose, to the extent requests of Buyer in this respect are reasonable.

4.2.6    Immunotech Agreement

                  The parties shall exercise best efforts to transfer and assign the contract between PMC and Immunotech dated June 15, 1989, but if, in spite of all best efforts, they are unable to do so, PMC shall, subject to legal or contractual limitations in such contract, grant to Buyer or its Affiliate a sublicense that achieves as closely as possible, the same effect in all respects as a transfer and assignment of such contract would achieve.


4.3 Interim Agreements. In the event that the transfer to the Company of all the French "Autorisations de Mise sur le Marche" or equivalent authorizations in foreign countries held by Seller or its Affiliates related to the IMTIX Products has not been authorized as of the Closing Date, the Parties agree to use their best efforts to negotiate and consummate a transaction having business, financial, tax and legal effects as similar to the Transaction as reasonably possible so as to take into account the delay in the transfer of such authorizations.

4.4 Management of the Business and the Company. Between the date of this Agreement and the Closing Date and subject to the prerogatives granted to the Management Committee pursuant to Article 4.2.4 hereabove, Seller hereby undertakes to manage and operate the Business and the Company according to normal business practices and in the ordinary course of business and undertakes to with respect to the Business, and shall procure that, with respect to the Business, the Company and the Subsidiaries not to take any of the following actions without having received the prior written consent of Buyer, which shall not be unreasonably or untimely withheld and which consent shall be deemed granted if Buyer has not responded otherwise prior to the expiration of a 15-day period following a written request for consent:

         (1) enter into or vary any material contract or undertaking other than in the ordinary course of business;

         (2) give or discharge any guarantee, or any loan or financing or any security in relation to such guarantees, loans or financing;

         (3)      subscribe or extend any borrowing;

         (4) enter into any agreement or agreements requiring capital expenditure in aggregate of more than 500,000 French Francs (VAT not included);

         (5) pass any board or shareholders resolution other than for the purposes of this Agreement or the Transaction;

         (6) dispose of any assets other than in the ordinary course of business;

         (7) vary or terminate any insurance policies dedicated to the Business and the Company notably decrease product liability insurance, and subject to reasonable changes of Rhone-Poulenc Group policies, it being understood that Seller insurance policies linked to the Business will terminate at the Closing Date;

         (8)      settle any existing litigation in excess of 150,000 French
                  Francs;

         (9) enter into or vary any material transaction with a related party (including the shareholders or the managers);

         (10) hire or terminate (for reasons other than "faute lourde" or "faute grave") the employment of any employee with an annual gross salary in excess of 250,000 French Francs or of several employees the gross salary of which, in aggregate, exceeds 500,000 French Francs;

         (11) reallocate any employee of the Business to any other division, business or entity of the Seller;

         (12) disclose any proprietary or confidential information to third parties;

         (13) modify the C4 building, the V3bis building or their equipment, in any way, unless in response to a specific request from the FDA or to a request of Buyer or as provided under Exhibit 3 to the V3bis Commercial Lease Agreement.

4.5 Status of Mr. R. Labatut (R.L). Seller hereby expressly agrees to the following:

         - Buyer will be entitled to make an offer to R.L. to join the Company, which offer Buyer will not have to disclose to Seller.

         - If R.L. decides to remain with Seller rather than accepting Buyer's proposal, and for so long as R.L. so remains, Seller undertakes to dedicate continuously R.L. to

                  Buyer at cost (based on time actually spent at Buyer's request), for a period of 3 years, for up to (i) 45% of his time for the first year, (ii) 35% for the second year, and
                  (iii) 25% for the third year. Every six months as from the Closing Date, Buyer shall provide estimates of its needs for the following 12 months, of which the first 6 months estimates only shall be binding.

                  The above shall not prohibit Seller from dismissing R.L. in case of "faute lourde" or "faute grave", in which case Seller shall be released from the foregoing obligation.

4.6      Non-Solicitation.

         a) As of the Closing and continuing for a period ending five (5) years after the Closing, Seller undertakes unless otherwise mutually agreed between the Parties, in the event that any of the employees dedicated to the Business listed in Exhibit
                  2.2.4 (a) hereto would refuse to become an employee of the Company or resign from Seller, the Company or any of the Subsidiaries after the transfer of the Business, not to hire such employee or to make any offer to the same for any position in Seller or any of its Affiliates.

         b) As of the Closing and continuing for a period ending five (5) years after the Closing, PMC agrees that it shall not (and cause its Affiliates other than its shareholders not to) engage, associate itself with, or collaborate in, directly or indirectly, in any country, whether for its own account or as a shareholder (other than as a less than 3% shareholder of a publicly-held company), partner, joint venturer, firm, corporation, or other entity, in any activity in the fields of R&D, production, marketing, distribution or management relating to the field of (i) transplantation or (ii) immunosuppression (within or outside of the field of transplantation) using anti Tcell agents.

                  This provision shall not preclude Seller from acquiring companies or businesses which involve organ transplantation activity provided (i) that such activity represents only a minor portion of such company or business and (ii) that Seller shall in such case notify Buyer of such event and offer for sale to Buyer such branch of activity at a reasonable price based on the price paid by Seller.

                  Seller further undertakes not to grant or transfer any license or right whatsoever, relating to the field of (i) transplantation or (ii) immunosuppression (within or outside of the field of transplantation) using anti Tcell agents, which is the subject of a license or grant to the Company or Buyer pursuant to this Agreement and the Ancillary Agreements in relation to the Business to any Affiliate (including its shareholders) or third party.

         (c) As of the Closing and continuing for a period of 5 (five) years after the Closing, PMC agrees that it shall not (and cause its Affiliates not to):

                  (i) solicit, directly or indirectly, or entice or endeavor to solicit or entice away from employment with Buyer, the Company or any of the Subsidiaries any person employed thereby in the capacity of employee, director, representative, consultant, except with the prior written approval of Buyer, the Company or any of the Subsidiaries, and Buyer agrees to take the same commitment in favor of PMC;

                  (ii) use any trademark, tradename or any other identifying symbol presently used by the Company in the Business.

         (d) Except as required by law or expressly permitted under this Agreement or any of the other Agreements, PMC shall cause its respective Affiliates, officers, directors, employees, agents and subcontractors (collectively, "Representatives") and Representatives of its Affiliates to keep confidential any and all technical, commercial, scientific, financial and other data, processes, documents or other information (whether in oral or written form) or physical object (including, without limitation, intellectual property, marketing data, agreements with any third party, license applications, business plans and projections) it may have with respect to the IMTIX Products, the Assets, the Business, the Company or any of the Subsidiaries and cease use of proprietary and other confidential business and technical information related to the same, for a period expiring 15 (fifteen) years as from the Closing.

         (e) The Parties agree that due to the unique nature of the experience, knowledge and capabilities of PMC, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow PMC, and/or third parties to unfairly compete with Buyer, or the Company, or the Subsidiaries, resulting in irreparable harm to Buyer, or the Company, or the Subsidiaries, and therefore, that upon any such breach or any threat thereof, Buyer, or the Company, or the Subsidiaries, shall be entitled to appropriate equitable remedy it might have at law.

5. Indemnification.

                  The application of this Article shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Parties to this Agreement, notably the Due Diligences.

         a) Seller shall indemnify and hold harmless Buyer (or the Company, if Buyer elects to choose so) against and in respect of all claims, losses, liabilities, damages, reduction of value of assets, costs and expenses (including reasonable fees and expenses of counsel) which Buyer, the Company or the Subsidiaries may suffer in connection with (a) a breach of representations and warranties such as described in d) hereafter, or (b) an increase of liability or reduction of value of assets such as described in d) hereafter. All such adverse consequences shall be referred to herein collectively as "Damages".

         b) Obligations of Buyer in the event of claims, losses, liabilities, damages, reduction of value of assets, costs and expenses, shall be referred to herein collectively as "Claim". Any initial notification by any social, tax or customs authority (such as "avis de controle fiscal") shall also be referred for the purpose hereof as Claim.

         Buyer and/or the Company, as the case may be, shall notify Seller in writing of any Claim.

         Such notification shall be made within a maximum period of:

                  (i) At the latest 15 (fifteen) calendar days after reception of written notice of the Claim by social, tax, or customs authorities against Buyer, the Company or the Subsidiaries. However, Buyer will use its best efforts to provide notice within 5 (five) Business days after reception of the same;

                  (ii) 30 (thirty) calendar days after receipt of written notice of other Claims by a third party against Buyer, the Company or the Subsidiaries. However, if an answer to such third party Claims is due sooner than 30 (thirty) days, the time period for notice shall be no later than 5 (five) days prior to the date the answer is due;

                  (iii) 30 (thirty) calendar days after the discovery by Buyer and/or the Company of any other Damage than those covered by (i) and (ii).

         and shall include either a copy of the original Claim or, if not possible, a brief description of the nature of this Claim, the identity of the person for whom it is being investigated, and an estimate of the Damage for Buyer or the Company which could result therefrom. Seller, or his duly appointed counsel, shall have access to all books and other necessary documents of the Company, as the case may be, relating to such Claim, which shall be made available at the registered office of the Company or at any place mutually agreed upon, subject to reasonable notice and for reasonable periods.

         Such notice shall be labeled "First Notice of Claim", and shall serve to preserve Buyer's rights to seek indemnification from Seller. Should Buyer or the Company fail to send the First Notice of Claim within the applicable period of time such as described hereinabove, Seller shall be relieved of its obligation to indemnify Buyer or the Company with respect to such corresponding matters.

                  c)       Right of Defense:

                  Within a maximum period of 10 (ten) Business days following the receipt of the First Notice of Claim by which Seller was informed that a Claim was lodged by a third party against Buyer, the Company or the Subsidiaries, and that Buyer requires indemnification from Seller, Seller shall notify Buyer in writing if it chooses to settle such Claim or to defend the matter at its own expense, provided that if Seller elects to control the defense of the third-party claim, Seller will be deemed obligated to indemnify Buyer for Damages as set forth herein as a result of such procedure under the terms and conditions of this Agreement, as long as Buyer provides reasonable requested information. If it opts to defend such Claim, Seller shall inform Buyer of the identity of the counsel it has chosen to defend the Claim and keep Buyer regularly informed of the developments of the defense.

                  Buyer shall retain the right to participate, either directly or indirectly, at its own expense and with the counsel of its choice in the defense of the matter, it being understood that Seller's position shall prevail. The Company shall in this situation forward the defense as prepared by Seller without modification.

                  If Seller fails to respond within the above required period of time to the notice sent by Buyer or the Company, or elects not to control the defense, Buyer or the Company, as the case may be, shall, acting alone, have the power to settle, negotiate, or otherwise resolve the matter relating to the Claim.

                  d)       Indemnification:

                  (i) Subject to (ii) hereafter, and provided the procedure set up in the present Article is respected, Seller shall indemnify and hold harmless Buyer (or the Company, if Buyer elects to do so), 30 (thirty) days after receipt from Buyer or the Company of a Claim for indemnification labeled "Second Notice of Claim". Such Second Notice of Claim shall be sent only in the following cases and at the following period of time:

                  - a judgment is rendered against Buyer, the Company or the Subsidiaries which is no longer appealable, or, if a settlement is reached with the third party claimant and such judgement or settlement is based on events which occurred prior to the Retroactive Date, except with respect to product liability claims which are covered by Article 5e)(iii) hereof;

                  - a liability which does not appear in the Partial Business Contribution Agreement approved by the Extraordinary Shareholders Meeting of Seller and the Company is finally due and effectively paid, or a reduction of value of assets is definitively assessed, in so far as such liability or reduction of value of assets is based on events which occurred prior to the Retroactive Date. Concerning the Subsidiaries, the balance sheets as of December 31, 1997, attached to the Partial Business Contribution Agreement will be considered as the basis of references to determine if an increase of liability or decrease of assets was suffered;

                  - any other Damage that is finally suffered by Buyer, the Company or the Subsidiaries, to the extent that it results from an inaccuracy in the representations and warranties appearing in the final version of the representation and warranties as of the Closing Date.

                  (ii) In the case Seller challenges such Claim of Buyer or the Company, Seller shall indemnify Buyer within 10
                           (ten) days following the final award rendered pursuant to Article 6.2.

                  (iii) The amount to be paid shall be equal and limited to the actual damage suffered and the cost effectively borne by Buyer. Thus:

                  - Damages shall be reduced by an amount by which the actual value as of the Retroactive Date of the assets contributed to the Company by Seller pursuant to the Partial Business Contribution Agreement turns out to be greater than the value of such assets as it was initially listed in the Partial Business Contribution Agreement;

                  - Damages shall give right to indemnification after deduction of the tax economy which may be made by Buyer, the Company or the Subsidiaries due to such Damage. All value added tax or all advances with respect to corporation tax, which may be recuperated by Buyer, the Company or the Subsidiaries, shall be excluded from the actual damage.

                  (iv) Payments due according to this Article shall be made within 30 (thirty) days of the Second Notice of Claim as indicated by Buyer in the Second Notice of Claim, either:

                  -        by means of set-off, in accordance with provisions of
                           Article 1.1.3 hereof, against what Buyer owes to Seller, in particular against the deferred portion of the payment of the Purchase Price; or

                  -        by means of an actual payment.

                  e)       Duration, Limitations and Threshold:

                  (i)      Duration:

                           Buyer must notify Seller's representative of all demands of payments of indemnification under this
                           Article:

                  - as far as they relate to tax, customs or social security matters, no later than the expiration of their respective applicable statute of limitation; and

                  - as far as they relate to any other matter, not later than the expiration of an 18 (eighteen) month period starting as from the Retroactive Date.

                  Seller shall remain liable for Damage notified before these dates.

                  (ii)     Threshold:

                  No claim for payment shall be made by Buyer until the aggregate of all Damages exceeds $500,000 (five hundred thousand U.S. dollars), it being specified between the Parties that this amount constitutes a threshold and that, if the aggregate amount of Damages exceeds that amount, then Buyer shall be entitled to indemnification for:

                  -        the total amount of such Damage;

                  - less a one-time deduction of $200,000 (two hundred thousand U.S. dollars).

                  Nevertheless, the procedure described in this Article remains applicable regardless of the application of the present section (ii).

                  (iii) The total amount of indemnification pursuant to the Agreement shall not exceed the total amount of the Fixed Price (i.e., $33,000,000 (thirty-three million US Dollars), or the Fixed Price such as reduced in accordance with Articles 1.1.1 b), c) and d)). It is expressly agreed between the Parties that, with respect to Damages consisting in product liability which would arise in connection with representations of Article 2.23 hereof:

                  (i) any Damages resulting from a product manufactured prior to the Retroactive Date shall give right to a full indemnification without any limitation of amount applying,

                  (ii) any Damages resulting from a product manufactured between the Retroactive Date and the Closing Date shall give right to an indemnification limited to an amount of $70,000,000 (seventy million US Dollars), unless such Damages are due to the distribution (and not to the manufacturing) of the products, in which case no indemnification shall be due.

6.       Miscellaneous.

6.1 Successors and Assigns. Without prejudice of the right of substitution of Buyer as set forth in Article 6.7 hereof, neither Party shall transfer or assign this Agreement, in whole or in part without the other Party's prior written consent, except that either Party may transfer, assign and delegate this Agreement to an Affiliate or in connection with a merger, reorganization or sale of substantially all of its assets, without the other Party's consent.

6.2 Governing Law/Dispute Resolution. This Agreement is governed by, and shall be construed in accordance with, French law. Any and all disputes arising in connection with this Agreement which will not be solved on an amicable basis between the Parties shall be finally settled by arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce, rules that the Parties recognize that they know. The arbitration shall be conducted in Paris, France, in English by one arbitrator if the dispute involves a claim of damage of and below five hundred thousand (500.000) US Dollars or by three arbitrators if the dispute involves a claim of damage above five hundred thousand (500.000) US Dollars appointed in accordance with the said rules. The arbitrator(s) shall apply French law to the merits of the case. The arbitration shall be final and binding upon the Parties.

6.3 Expenses. Subject to Article 5(a), each Party hereto shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law is necessary to enforce or interpret the terms of this Agreement, the winning Party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

6.4 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of PMC and Buyer.

6.5 Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction, as long as this does not materially affect the economics of the Transaction.

6.6 Press Release. An initial press release announcing the Parties' intent to consummate the Transaction shall be in the form attached hereto as Exhibit 6.6.

                  All other major public communication of any kind relating to the Transaction or any transactions contemplated thereby (hereinafter "Press Release") shall be jointly drafted and reviewed by a press release review committee which shall be composed by:

                  For PMC: a General Counsel

                  For SangStat: CEO

                  In the event that a Press Release is not jointly drafted or that one Party desires to draft the Press Release first, the drafting party shall communicate to the other Party the draft of the Press Release at least three Business Days before the date of external communication for review. Written approval or comments by the non drafting Party's persons sitting on the press release review committee shall be given as soon as practicable and in any event no later than 3 Business Days after receipt.

                  The above mentioned procedure may be waived in writing by the non drafting Party's CEO or the non drafting CFO and General Counsel jointly.

                  In no event shall either Party be prohibited from making any disclosures it determines are required by applicable law, nevertheless, to the extent practicable, the procedure described hereabove shall be respected.

                  Additionally, in no event shall either Party be prohibited from making any public communications relating to and substantially in the form of prior approved communications.

                  In addition, occasional brief comments by the respective officers of SMC and PMC regarding this Agreement shall be allowed only to the extent such statements are consistent with guidelines for public statements as may be mutually agreed upon by SMC and PMC and if made in connection with routine interviews with analysts or members of the financial press.

6.7 Buyer's Right of Substitution. Buyer may substitute any of its Affiliates (as defined herein) for the purposes hereof provided that, in this case, Buyer will remain jointly liable for the obligations of such Affiliate, including but not limited to payments of the Price, under the terms hereof. In such a case, the term "Buyer" as used herein shall mean SMC and its substituted Affiliate.

6.8 Termination. This Agreement may be terminated and of no further force and effect:

         a)       upon mutual written agreement by the Parties; or

         b) subject to Article 7, if the Closing has not occurred by December 31, 1998.

                  Additionally, (i) in the event any of the conditions precedent of Article 1.2.1 hereof is not fulfilled on or before the Closing Deadline and subject to waiver by Buyer of Condition 1.2.1 c), or (ii) in the event Buyer has exercised its right of Article 1.2.2 b) hereabove or Seller has exercised its right of Article 1.2.2 c) hereabove, this Agreement shall be considered as null and void and with no further force or effect. In such a case, it is expressly agreed however that the confidentiality commitment from the Parties set forth in
Article 8 hereof will remain in force according to its terms.

6.9 Notices. Notices and other communications required or called for under this Agreement (including notices provided under Article 5) shall be in writing, and shall be transmitted by fax and by certified mail postage prepaid, and shall be deemed delivered upon receipt by the Party to whom it is addressed.

                  In the case of SMC such communications shall be addressed to:

                    SangStat Medical Corporation
                    1505 Adams Drive
                    Menlo Park, CA  94025
                    Attention:      Chief Executive Officer

         In the case of PMC, such communications shall be addressed to:

                     Pasteur Merieux Serums et Vaccins S.A.
                     58, avenue Leclerc
                     69007 Lyon
                     FRANCE
                     Attention:     Chairman, and Chief Executive Officer
                                    with copy to the
                                   "Directeur Juridique"

         or to the attention of such other individual or to such other address as either Party may give to other in writing.

6.10     Force Majeure.

                  No Party hereto (or any of its Affiliates) shall be responsible or liable to the other Party hereto (or any of its Affiliates) for any failure to perform any of its agreements, covenants or obligations under this Agreement if such failure results from events or circumstances reasonably beyond the control of such Party (or of its Affiliates), including, without limitation, war or other national emergency, riot, fire, explosion, flood or other Act of God, general and long-lasting strike affecting the entire activity of Seller on the site of Marcy l'Etoile, any injunction, decree, order, law or regulation of any public authority, or inability to obtain electricity or fuel or raw material (collectively, "Events of Force Majeure").

                  The affected Party shall (i) forthwith inform the other Party in writing of the occurrence of the Event of Force Majeure, and (ii) exert best efforts to eliminate, cure or overcome any such Event of Force Majeure and to resume performance hereunder with all possible speed; provided, however, that nothing contained herein shall require any Party to settle on terms unsatisfactory to such Party any strike. To the extent that an Event of Force Majeure continues for a period in excess of six (6) months, the Parties agree to negotiate in good faith either (i) to resolve the Event of Force majeure, if possible, (ii) to extend by mutual agreement the time period to resolve, eliminate or overcome such Event, or (iii) to terminate this Agreement.

7.       Closing Deadline.

                  If, as of thirty days prior to the Closing Deadline, the condition in Article 1.2.1(b) has not been met, the Parties agree as follows:

                  (i) The Parties shall jointly appoint a regulatory expert, who shall be fluent in French and in English and who shall be a recognized professional in the pharmaceutical business community. If the Parties fail to agree on such expert, such expert shall be appointed by the President du tribunal de Grande Instance de Paris at the request of the most diligent Party. Such expert shall review the status of the pharmaceutical establishment license application. If the expert, who shall deliver his/her report within 15 days of appointment, determines that it is probable that a pharmaceutical establishment license at least with respect to Thymoglobuline will be granted to the Company prior to August 31, 1999, then the Parties agree to enter into a restated Share Purchase Agreement reiterating substantially all the provisions of this Agreement, as adjusted to conform with any legal, tax and accounting requirements, and with a new Closing Deadline as of August 31, 1999;

                  (ii) If the Closing Deadline is redefined as set forth above, the Parties agree to use their best efforts to negotiate and consummate agreements having business, financial, tax and legal effects as similar to the Transaction as reasonably possible for the period ending on August 31, 1999;

                  (iii) The Parties also agree that the valuations in the Partial Business Contribution Agreement shall be reset to January 1, 1999;

                  (iv) Additionally, if the Transaction contemplated hereby is not consummated prior to the Closing Deadline, as redefined, Buyer shall have a right of first offer with respect to a sale of the Business or the Shares (as long as the Partial Business Contribution has been completed) in any form by Seller until February 29, 2000. In the event Seller receives a bona fide offer from a third party to buy the Business or the Shares (as long as the Partial Business Contribution has been completed) at any time prior to February 29, 2000, Seller shall provide written notice to Buyer of such bona fide third party offer, which notice shall include all material terms, including price. Buyer shall have fifteen (15) days to review the proposed sale and shall have the right, upon written notice to Seller within such 15 -day period to exercise its right to purchase the Business or the Shares on the same financial terms as provided in the notice. Upon notice of Buyer's intention to exercise its purchase rights hereunder, the Parties shall be bound by the terms and conditions as provided for in the notice and they agree to negotiate in good faith and to promptly execute and deliver all agreements and documents which are necessary to consummate such a transaction. If Buyer does not exercise its purchase rights hereunder, Seller shall have the right to enter into definitive acquisition documents with such third party provided it is on substantially the same financial terms as set forth in the notice to Buyer, and provided further that the financial terms may be changed if there has been a major change in the Business after delivery of the notice.

                  It is agreed between the Parties that, should the Closing not take place prior to the Closing Deadline due to a delay attributable to the French Medicine Agency in granting the Pharmaceutical Establishment authorization referred to in Article 1.2.1 b) hereof, the provisions hereabove shall apply. Should the Closing not take place prior to the Closing Deadline because of a delay in receiving the Pharmaceutical Establishment authorization referred to in Article 1.2.1 b) hereof, due to issues relating to Lymphoglobuline manufacturing, the Parties agree to negotiate in good faith a contract manufacturing and distribution agreement with respect to Lymphoglobuline and more generally to use their best efforts to negotiate and consummate a transaction having business, financial, tax and legal effects as similar to the Transaction as reasonably possible.

8.      Confidentiality.

         a)       General:

                  Except as expressly set forth in this Article, each Party shall cause its respective Affiliates, officers, directors, employees, agents and subcontractors (collectively, "Representatives") and Representatives of its Affiliates to keep confidential any and all technical, commercial, scientific and other data, processes, documents or other information (whether in oral or written form) or physical object (including, without limitation, intellectual property, marketing data, agreements between any Party and a third party, license applications, and business plans and projections of any Party) acquired from the other Party (the "Other Party"), its Affiliates or its Representatives prior to or after the date of this Agreement and which relates to the Transaction, including all information exchanged as of the date of this Agreement; provided in each case that such information is marked "confidential" or, if verbal, such information is reduced to writing and marked "confidential" within 30 days of the date of disclosure ("Confidential Information"), and each Party shall not disclose, directly or indirectly, and shall cause its Representatives not to disclose, directly or indirectly, any Confidential Information to anyone outside such person, such Affiliates and their respective Representatives, except that the following information disclosed hereunder to any Party will not be deemed Confidential Information for purposes of this Agreement, if such person (the "Receiving Person") can demonstrate that such Confidential Information:

                  (i) is or hereafter becomes generally available to the trade or public other than by reason of any breach or default by the Receiving Person, any of its Affiliates or any Representative of the foregoing with respect to a confidentiality obligation under this Agreement;

                  (ii) was already known to the Receiving Person or such Affiliate or Representative prior to disclosure; provided, however, that this exception shall not apply to any Confidential Information transferred by Seller to Buyer by virtue of the Transaction;

                  (iii) is disclosed to the Receiving Person or such Affiliate or Representative by a third party who has the right to disclose such information;

                  (iv) based on such Receiving Person's good faith judgment with the advice of counsel, is otherwise required to be disclosed in compliance with applicable legal requirements to a public authority.

                  Whenever the Receiving Person becomes aware of any state of facts which would or might result in disclosure of Confidential Information pursuant to subparagraph (iv) above, it shall, if possible, promptly notify the person making disclosure (the "Disclosing Person") prior to any such disclosures so that the Disclosing Person may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In any event, if the Receiving Person is unable to promptly notify the Disclosing Person or if such protective order or other remedy is not obtained, or if the Disclosing Person waives compliance with the provisions of this Agreement, the Receiving Person will furnish only that portion of the information which it is advised by counsel is legally required and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to the Confidential Information.

         b)       Use of Confidential Information:

                  Each Party agrees that no Confidential Information shall:

                  (i) be used in its own business except as necessary to the fulfillment of the rights and obligations of such Party under this Agreement;

                  (ii) be assigned, licensed, sublicensed, marketed, transferred or loaned, directly or indirectly to any third party other than a Representative or an Affiliate Representative of such Party, except as necessary to the fulfillment of the rights and obligations of the Parties under this Agreement;

                  (iii) be used or exploited by such Party or any of its Affiliates or their Representatives for its or their respective benefit or the benefit of any other relationships with customers of such Party and its Affiliates.

                  Without limiting the generality of the foregoing, each Party agrees that it shall not (and shall not permit any of its Affiliates) at any time use any Confidential Information in the conduct of its business without the prior written consent of the other Party. The obligations set forth in this Article shall extend to copies, if any, of Confidential Information made by any Representatives referred to in paragraph (a) and to documents prepared by such Persons which embody or contain Confidential Information.

                  The present confidentiality provisions shall not prevent the Parties from providing information requested by the French Medicine Agency (Agence du Medicament) in order to obtain the approval of the Company as a pharmaceutical establishment and the transfer of all licenses.

         c)       Protection of Confidential Information:

                  Each Party shall deal with Confidential Information so as to protect it from disclosure with a degree of care not less than that used by it in dealing with its own confidential information and shall take reasonable steps to minimize the risk of disclosure of Confidential Information which shall include, without limitation, ensuring that only its Affiliates and its and their Representatives who have a bona fide "need to know" such Confidential Information for purposes permitted or contemplated by this Agreement shall have access thereto. Each Party shall notify all of its Representatives who have access to Confidential Information of its confidentiality and the care therefor required, and shall obtain from any Affiliate or any agent or subcontractor who is a Representative that is permitted access to such Confidential Information in accordance with this Article, an agreement of confidentiality incorporating provisions at least as restrictive as those set forth herein, unless such Representative is a legal counsel legally bound by such confidentiality.

         d)       Term of Confidentiality Obligations / Survival:

                  Notwithstanding any contrary provisions provided elsewhere in this Article, the obligations set forth in this Article shall
                  (i) terminate 15 (fifteen) years after the Closing in case the Transaction is completed, or (ii) survive for a period of five
                  (5) years as from the Closing Deadline if this Transaction is not completed.

         e)       Return of Confidential Information:

                  In the event the contemplated Transaction were not completed for whatever reason, within thirty (30) days after such decision not to carry out the Transaction, the Receiving Person shall (and shall cause its Affiliates' Representatives and its Affiliates to) return to the Disclosing Person or destroy all related documents and tangible items then in its possession which it has received from the Disclosing Person or any Affiliate or Representative thereof pertaining, referring or relating to the Disclosing Person's Confidential Information, as well as all copies, summaries, records, descriptions, modifications and duplications that it, or any of its Affiliates or Representatives, has made from the documents or tangible items received from the Disclosing Person or any Affiliate or Representative thereof; provided, however, that the Receiving Person may retain one copy of each document in its legal files solely to permit the Receiving Person to continue to comply with its obligations hereunder and, in addition, may upon notice to the Disclosing Person, retain in its legal files or in the offices of outside legal counsel one copy of any document solely for use in any pending legal proceeding to which such document relates.

         f)       Confidential Disclosure Agreement of October 16, 1997:

                  The obligations set forth in this Article supersede the Confidential Disclosure Agreement executed between Seller and Buyer on October 16, 1997.

                  IN WITNESS WHEREOF, the parties have executed this Agreement in Lyon (France) as of the date first above written.


                                       SELLER:

                                       /s/ OLEANDA IZQUIERDO
                                       -------------------------------------
                                       Pasteur Merieux Serums & Vaccins S.A.
                                       By: Oleanda Izquierdo


                                       BUYER:


                                       /s/ ROBERT FLOC'H
                                       -------------------------------------
                                       SANGSTAT MEDICAL CORPORATION
                                       By: Robert Floc'h

                    AMENDMENT TO THE SHARE PURCHASE AGREEMENT

                               DATED JUNE 10,1998


This amendment of the Share Purchase Agreement is made as of the 10th of June 1998 by and among Pasteur Merieux Serums & Vaccins S.A., a Pasteur Merieux Connaught company and a French Societe Anonyme having its registered office at 58 Avenue Leclerc, 69007 Lyon, France, duly represented by Mrs. Oleanda Izquierdo, ("PMC" or "Seller") and SangStat Medical Corporation, a corporation existing and organized under the laws of the State of Delaware and having its principal place of business at 1505 Adams Drive, Menlo Park, California, 94025 USA, duly represented by Mr. Robert Floc'h ("SMC" or "Buyer"), in relation to the sale of the shares of IMTIX-SangStat, S.A.S., a French corporation registered in the form of a societe par actions simplifiee (the "Company").

Seller and Buyer are hereinafter referred to as the "Parties" or individually a "Party".

WHEREAS:

Whereas the parties have signed on the date hereof an agreement entitled Share Purchase Agreement,

Whereas the parties agreed to amend some Articles of the Share Purchase Agreement through the present amendment,

The parties agreed to amend the Share Purchase Agreement as follows:

1. The retroactive date mentioned in the definitions page 9 is replaced by:

   ""Retroactive date" shall mean the first day of the month of the Filing Date, or the 1st of July if the filing Date is in August."

2. Article 1.2.1 c)

   - The first paragraph is replaced by:

   "Completion of legal, technical and financial due diligence by Buyer and its counsels satisfactory to Buyer on the items listed in Exhibit 1.2.1 c) which due diligence shall not have revealed an event which may materially adversely affect the Business. This due diligence will be carried out in two phases."

   - The paragraph (ii) is replaced by:

   "(ii) Buyer shall, in addition, have the right, for 10 Business Days following the filing Date to make review of the valuation of assets and liabilities in the Partial Business Contribution Agreement it would estimate appropriate (the "Second Due Diligence Period")."

3. Article 1.3.1 b)

   A paragraph (iv) is added as follows:

   "(iv) Should the effective Buyer not be SMC but one of its Affiliates according to Article 6.7: an assignment contract signed by duly authorized representatives of signatories, including in exhibit the Share Purchase Agreement, and in a form preserving the rights of Seller under the Share Purchase Agreement and in a form in compliance with the requests of a notary."

4. Article 1.3.4 is replaced by:

   "The Ancillary Agreements shall be duly executed".

The Parties agreed that:

   -       This amendment is a part of the Share Purchase Agreement dated June
           10, 1998,

   - The Share Purchase Agreement will be filed with a notary on the Closing Date, it being expressly specified that, should the notary request that the Share Purchase Agreement be translated into French, in the case of a conflict or contradiction whatsoever between the Share Purchase Agreement and its translation into French, the provision of the Share Purchase Agreement (in English) shall prevail over those of the French translation.

Executed in Lyon
In two originals
on June 10,1998


Pasteur Merieux Serums & Vaccins         SangStat Medical Corporation


/s/ OLEANDRA IZQIERDO                    /s/ ROBERT FLOC'H
-------------------------------------    ---------------------------------------
Represented by Oleanda Izquierdo         Represented by Robert Floc'h

                 AMENDMENT NO. 2 TO THE SHARE PURCHASE AGREEMENT

                               DATED JUNE 10,1998


This amendment of the Share Purchase Agreement is made as of the 31st of July 1998 by and among Pasteur Merieux Serums & Vaccins S.A., a Pasteur Merieux Connaught company and a French Societe Anonyme having its registered office at 58 Avenue Leclerc, 69007 Lyon, France, represented by Mr. Herve Tainturier, duly empowered for the purpose hereof ("PMC" or "Seller"), and SangStat Medical Corporation, a corporation existing and organized under the laws of the State of Delaware and having its principal place of business at 1505 Adams Drive, Menlo Park, California, 94025 USA, represented by Doctor Philippe Pouletty its Chief Executive Officer, duly empowered for the purpose hereof ("SMC" or "Buyer"), in relation to the sale of the shares of IMTIX-SangStat S.A.S., a French corporation registered in the form of a societe par actions simplifiee (the "Company").

Seller and Buyer are hereinafter referred to as the "Parties" or individually a "Party".

WHEREAS:

Whereas the Parties have signed on June 10, 1998 an agreement entitled Share Purchase Agreement, as well as an amendment to this Share Purchase Agreement,

Whereas the parties agreed to amend some Articles of the Share Purchase Agreement as amended on June 10, 1998 through the present amendment,

The parties agreed to amend the Share Purchase Agreement as follows:

1. The definition of "Closing" (page 7) is replaced by:

   ""Closing" shall mean the sale of the Shares by PMC to Buyer and the settlement of the Closing Payment of $10 (ten) million US Dollars by Buyer to PMC which shall take place on the Closing Date as set forth in Article 1.3 hereafter;"

2. The Retroactive Date mentioned in the definitions page 9 is replaced by:

   ""Retroactive Date" shall mean the first day of the month of the Filing Date, or the 1st of July if the Filing Date is in August or in September;"

3. Article 1.1.1 a) of the Share Purchase Agreement is hereby amended to provide that the Fixed Price as defined therein shall be reduced to a total amount of thirty-one million ($31,000,000) US Dollars payable in several successive payments (the "Payment(s)"), it being specified that ten million ($10,000,000) US Dollars shall, on the date on which the draft partial Business Contribution Agreement is filed with the Commercial Court of Commerce (the "Filing

Date"), be placed in escrow pursuant to the Escrow Agreement to be executed upon the Filing Date in the form of Exhibit 1.1.1 a). The above mentioned reduction in the Fixed Price has been agreed upon by the Parties [*] of the Schedule of Exceptions as amended hereafter). Such reduction in Fixed Price shall be [*]

Additionally, the table of payments set forth in Article 1.1.1 a) is hereby replaced in its entirety with the following:

                                                      PAYMENT
           PAYMENT DATE                            (IN US DOLLARS)
           ------------                            ---------------
         Closing Date ("CD")               $10.0 million (the "Closing Payment")
         6  months after CD                         $1.5 million
         12 months after CD                         $1.5 million
         18 months after CD                         $1.5 million
         24 months after CD                         $1.5 million
         30 months after CD                         $3.0 million
         36 months after CD                         $3.0 million
         42 months after CD                         $2.5 million
         48 months after CD                         $2.5 million
         54 months after CD                         $2.0 million
         60 months after CD                         $2.0 million

4. Article 1.1.1c) (i) (a) of the Share Purchase Agreement is hereby amended to read in its entirety as follows:

   "(a) Seller is performing at least one (1) of the services identified in the Service Agreement for the Manufacturing attached hereto as Exhibit 1.1.1c)(i)(a) with respect to Thymoglobuline, or if Seller is not performing at least one (1) of the services, such failure to perform is due to (i) an event of force majeure, (ii) a request from Buyer, (iii) or a termination of the Service Agreement for the Manufacturing due to Buyer's fault; and"

5. The table set forth in Article 1.1.1c) (ii) of the Share Purchase Agreement is hereby replaced in its entirety with the following:

--------
* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                      Minimum
                                 Reference Sales of
      Anniversary Date             Thymoglobuline                  Market
      ----------------           ------------------                ------
12 months after Closing Date          [*] vials                   Worldwide
24 months after Closing Date          [*] vials           European Union and USA
36 months after Closing Date          [*] vials           European Union and USA
48 months after Closing Date          [*] vials           European Union and USA
60 months after Closing Date          [*] vials           European Union and USA


        Additionally, the two paragraphs immediately following the table in
Article 1.1.1.c) (ii) are hereby replaced in their entirety with the following:

"It is understood between the Parties that:

- for the second Payment Date (6 months after Closing Date), the minimum sales test shall be applied to the 6-month period preceding such date; as a result, no payment shall be due on such date if Actual Sales in this 6-month period are lower than [_____]* vials;

- for all Payment Dates which are not Anniversary Dates of the Closing Date, the minimum sales test to be referred to shall be as of the preceding Anniversary Date.

   For the purposes hereof, on each Anniversary Date of the Closing Date, the Company will measure the total number of Thymoglobuline R vials sold on the market referred to in the schedule hereabove mentioned during the 12-month period preceding such date (the "Actual Sales")."

6. Paragraph (i) of Article 1.2.1 c) and correlatively the third paragraph of
   Article 4.1 are hereby amended to provide that due to the extension of the Initial Due Diligence Period, the Affidavit 1 acknowledging the completion to Buyers satisfaction of the Initial Due Diligence, shall be remitted on the date hereof.

7. Amendment dated June 10, 1998, paragraph 2., Article 1.2.1 c): the title of the second dash is to be read as follows:

   "-   The first paragraph of paragraph (ii) is replaced by:"

instead of

   "-   The paragraph (ii) is replaced by:"

8. Article 1.3.2 is replaced by:

--------
* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

    "The Parties will remit to the Escrow Agent a joint letter of instruction, in the form specified under the Escrow Agreement, giving instruction to the Escrow Agent to release the amount of $10,000,000 (ten million U.S. dollars) held in escrow since the Filing Date to Seller, in accordance with provisions of Article 1.1.1. a) hereof."

9.  Article 1.3.3 is replaced by:

    "The Escrow Agent shall remit to Seller the Payment of $10,000,000 (ten million U.S. dollars)."

10. Article 4.1:

    -   the following sentence is added at the end of the third paragraph:

    "Shall the Affidavit 1 be remitted in July, the computation of the 20 days for the filing of the draft Partial Business Contribution Agreement shall start as from August 31."

    -   the fourth paragraph is replaced by:

    "As soon as the conditions precedent referred to in Articles 1.2.1 b) and
    1.2.1 c) hereafter are fulfilled and within 20 days thereafter, it being specified that, due to legal requirements, the minimum period of time between the Filing Date and the Closing Date must be at least 30 days, the shareholders of Seller and of the Company shall be convened at general meetings to decide upon the Partial Business Contribution and complete the Partial Business Contribution of the Business in exchange for shares of the Company, pursuant to the Partial Business Contribution Agreement, as provided under Article 1.2.1 a) hereabove. Should the 20 day period hereabove not allow Seller and the Company to hold these general meetings the last day of a month, this 20 day period shall be extended to the last day of the month during which the 20 day period ended."

11. Article 4.2 of the Share Purchase Agreement is hereby amended to include a new Article 4.2.7 which shall read in its entirety as follows:

    "4.2.7 [*]

    Seller shall use its best efforts to contribute to the development of an [*] test for Thymoglobuline by August 31, 1998, and such best efforts shall include, but not be limited to, (i) having one (1) trained biochemist from Seller dedicated to this development effort for the four (4) weeks preceding August 31, 1998, (ii) retaining at Seller's expense the services of one external immunochemistry

--------
* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

laboratory and (iii) interacting with Buyer with respect to Buyer's own laboratory work regarding the above mentioned test."

12. Article 5.e:

    The first paragraph of paragraph (iii) is replaced by:

    "The total amount of indemnification pursuant to the Agreement shall not exceed the total amount of the Fixed Price (i.e., $31,000,000 (thirty-one million U.S. Dollars), or the Fixed Price such as reduced in accordance with Articles 1.1.1 b), c) and d)). It is expressly agreed between the Parties that, with respect to Damages consisting in product liability which would arise in connection with representations of Article 2.23 hereof:"

    Paragraph (ii) of paragraph (iii) is replaced by:

    "any Damages resulting from a product manufactured between the Retroactive Date and the Closing Date shall give right to an indemnification limited to an amount of $68,000,000 (sixty-eight million U.S. Dollars), unless such Damages are due to the distribution (and not to the manufacturing) of the products, in which case no indemnification shall be due."

13. The schedule of Exceptions in section 2.22 (Inventory) of Exhibit 2. to the Share Purchase Agreement is amended as follows:

    The first paragraph is replaced by:

    "Existing inventories of Thymoglobuline [*] which could through time [*] according to the current test method within the limits of specificity, accuracy and uncertainty of such method."

    The following paragraph is added after the first paragraph:

    [*]

         BATCH NO.                         [*]
         ---------                       -----
           [*]                           - [*]
                                         - [*]
                                         - [*]
           [*]                             [*]
           [*]                             [*]
           [*]                             [*]

--------
* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

The Parties agreed that this amendment no. 2 is a part of the Share Purchase Agreement dated June 10, 1998. Any provision of the Share Purchase Agreement not expressly modified by this amendment no. 2 shall remain unchanged. All Exhibits shall be deemed to be modified to the extent necessary to make each of them consistent with this amendment no. 2. Capitalized terms in this amendment no. 2 shall have the meaning set-forth in the Share Purchase Agreement.

Executed in two originals


             In Lyon                                  In Menlo Park
For Pasteur Merieux Serums & Vaccins        For SangStat Medical Corporation


/s/  HERVE TAINTURIER                       /s/  PHILIPPE POULETTY
-----------------------------------         ------------------------------------
Represented by Mr. Herve Tainturier         Represented by Mr. Philippe Pouletty

--------
* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                 AMENDMENT NO. 3 TO THE SHARE PURCHASE AGREEMENT

                               DATED JUNE 10,1998


This amendment of the Share Purchase Agreement is made as of the 9th of September 1998 by and among Pasteur Merieux Serums & Vaccins S.A., a Pasteur Merieux Connaught company and a French Societe Anonyme having its registered office at 58 Avenue Leclerc, 69007 Lyon, France, duly represented by Mr. Herve Tainturier, duly empowered for the purpose hereof ("PMC" or "Seller") and SangStat Medical Corporation, corporation existing and organized under the laws of the State of Delaware and having its principal place of business at 1505 Adams Drive, Menlo Park, California, 94025 USA, duly represented by Mr. Philippe Pouletty ("SMC" or "Buyer"), in relation to the sale of the shares of IMTIX-SangStat, S.A.S., a French corporation registered in the form of a societe par actions simplifiee (the "COMPANY").

Seller and Buyer are hereinafter referred to as the "PARTIES" or individually a "PARTY".

WHEREAS:

Whereas the Parties have signed on the 10th of June 1998 an agreement entitled Share Purchase Agreement,

Whereas the Parties have amended the Share Purchase Agreement through two amendments dated June 10, 1998 and July 31, 1998,

Whereas the Parties agreed to amend this Share Purchase Agreement through the present amendment,

The Parties agreed to amend the Share Purchase Agreement and the amendments to the Share Purchase Agreement dated June 10, 1998 and July 31, 1998 as follows:

The paragraph (ii) of Article 1.2.1 c) of the Share Purchase Agreement and the last paragraph of section 2 of the amendment to the Share Purchase Agreement dated June 10, 1998 are replaced by:

   "(ii) Buyer shall, in addition, have the right, for 12 Business Days following the filing Date to make review of the valuation of assets and liabilities in the Partial Business Contribution Agreement it would estimate appropriate (the "SECOND DUE DILIGENCE PERIOD").

           Upon expiration of the Second Due Diligence period, that is to say at the latest on the 10th September 1998 at 11:59 p.m. California time, Buyer shall remit to Seller a certificate acknowledging the completion to its satisfaction of such due diligence in the form of the Affidavit 2, provided that if Buyer does not deliver the Affidavit 2, Buyer shall inform Seller in writing at the same date of its reasons for not delivering the Affidavit 2."

Section 7 of the amendment to the Share Purchase Agreement dated July 31, 1998 shall be deemed to be modified, to the extent necessary to make it consistent with this amendment no. 3.

The Parties agreed that this amendment no. 3 is a part of the Share Purchase Agreement dated June 10, 1998. Any provision of the Share Purchase Agreement and of the amendments to the Share Purchase Agreement not expressly modified by this amendment no. 3 shall remain unchanged. All Exhibits shall be deemed to be modified to the extent necessary to make each of them consistent with this amendment no. 3. Capitalized terms of this amendment no. 3 shall have the meaning set forth in the Share Purchase Agreement.


Executed in Lyon
In two originals
On September 9, 1998


Pasteur Merieux Serums & Vaccins            SangStat Medical Corporation


/s/  HERVE TAINTURIER                       /s/  PHILEPPE POULETTY
-----------------------------------         ------------------------------------
Represented by Mr. Herve Tainturier         Represented by Mr. Philippe Pouletty

                               [Exhibit 1.1.1 (a)]

                            FORM OF ESCROW AGREEMENT

                               [Exhibit 1.1.1 (b)]

                       CALCULATION FORMULA OF DIRECT COST

                            [Exhibit 1.1.1 (c)(i)(a)]

                 FORM OF SERVICE AGREEMENT FOR THE MANUFACTURING

                               [Exhibit 1.1.4 (i)]

                            FORM OF LETTER OF CREDIT

                              [Exhibit 1.1.4 (i-2)]

                               FORM OF CERTIFICATE

                               [Exhibit 1.2.1 (a)]

                 FORM OF PARTIAL BUSINESS CONTRIBUTION AGREEMENT

                               [Exhibit 1.2.1 (c)]

                               DUE DILIGENCE LIST

                             [Exhibit 1.2.1 (c)(1)]

                     FORM OF AFFIDAVIT 1/FORM OF AFFIDAVIT 2

                               [Exhibit 1.2.2 (b)]

 FORM OF AMENDMENT TO THE MANUFACTURING AND SUPPLY AGREEMENT OF OCTOBER 13, 1993

                             [Exhibit 1.3.1 (a)(i)]

                               FORM OF REITERATION

                                   [Exhibit 2]

                             SCHEDULE OF EXCEPTIONS

                                [Exhibit 2.5 (a)]

                      EXCEPTIONS TO ARTICLE 2.5 (LICENSES)

                                [Exhibit 2.5 (b)]

                           PERMITS AND AUTHORIZATIONS

                                  [Exhibit 2.6]

                               MANAGEMENT ACCOUNTS

                                  [Exhibit 2.9]

                            LIST OF GENERAL SERVICES

                                 [Exhibit 2.11]

                DISPUTES WITH EMPLOYEE COMMITTEE AND WORK COUNCIL

                                 [Exhibit 2.12]

    EXCEPTIONS TO ARTICLE 2.12 (OUTSTANDING OPTIONS, LICENSES OR AGREEMENTS)

                                 [Exhibit 2.14]

                              THIRD PARTY CONSENTS

                                 [Exhibit 2.17]

                LIST OF LICENSES HELD BY THIRD PARTY DISTRIBUTORS

                               [Exhibit 2.24 (a)]

                                LIST OF EMPLOYEES

                               [Exhibit 2.24 (h)]

                      PENSION AND EMPLOYEE INSURANCE PLANS

                               [Exhibit 2.24 (i)]

                  LOANS TO EMPLOYEES, AGENTS OR REPRESENTATIVES

                                 [Exhibit 2.26]

                CONTRACTS OUTSIDE THE ORDINARY COURSE OF BUSINESS

                                 [Exhibit 4.2.2]

            STEPS WITH FRENCH MEDECINE AGENCY (AGENCE DU MEDICAMENT)

                                  [Exhibit 6.6]

                                  PRESS RELEASE

                                 [Exhibit 8 (i)]

                            FORM OF LETTER OF CREDIT

                                [Exhibit 8 (i-2)]

                               FORM OF CERTIFICATE

                                 [Exhibit 14.2]

                                  PRESS RELEASE

                                       89